Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

LAREDO PETROLEUM, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

March 27, 2019

To the Stockholders of Laredo Petroleum, Inc.:

        You are invited to attend our 2019 Annual Meeting of Stockholders, which will be held at the Bank of America Building, Lower Level, 15 West Sixth Street, Tulsa, Oklahoma 74119, on Thursday, May 16, 2019, at 9:00 a.m. Central Time (the "Annual Meeting").

        Details of the business to be conducted at the Annual Meeting are described in the attached Notice of 2019 Annual Meeting of Stockholders and Proxy Statement.

        We are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials ("Notice") instead of paper copies of our Annual Report, which includes our Form 10-K for the fiscal year ended December 31, 2018, Proxy Statement and proxy card. We believe this process enables us to provide stockholders with the information needed in connection with our Annual Meeting in a timely manner, while saving costs and conserving resources. The Notice contains instructions on how to access these documents over the Internet, as well as instructions on how to request a paper copy of the materials, if desired. All stockholders who do not receive a Notice should receive a paper copy of the proxy materials by mail.

        Your vote is important, and we encourage you to vote whether or not you plan to attend the Annual Meeting. Please either vote by telephone or over the Internet or sign, date and return your proxy card, following the instructions on the Notice or proxy materials, so that your shares will be represented. If you are a stockholder of record and plan to attend the Annual Meeting, you may also vote in person.

        We look forward to seeing you at the Annual Meeting.

Sincerely,

Randy A. Foutch Chairman and Chief Executive Officer

LAREDO PETROLEUM, INC.
15 W. Sixth Street, Suite 900
Tulsa, Oklahoma 74119

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

TIME	9:00 a.m. Central Time on Thursday, May 16, 2019.
PLACE	Bank of America Building, Lower Level, 15 West Sixth Street, Tulsa, Oklahoma 74119.
ITEMS OF BUSINESS
(1) To elect two Class III directors to our Board of Directors to hold office until the expiration of their three-year term in 2022 and thereafter until their respective successors are duly elected and qualified.

(2) To approve an amendment to the Laredo Petroleum, Inc. Omnibus Equity Incentive Plan to, among other items, increase the maximum number of shares of our common stock issuable under the plan from 24,350,000 shares to 29,850,000 shares.
(3) To ratify the appointment of Grant Thornton LLP as the Company's independent registered accounting firm.
(4) To hold an advisory vote approving the compensation of our named executive officers.
(5) To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.
RECORD DATE	You can vote if, at the close of business on March 20, 2019, you were a holder of record of our common stock.
PROXY VOTING
All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote promptly by voting by telephone at 1-800-690-6903 or over the Internet at www.proxyvote.com (or if you received a paper copy of the proxy materials, by signing and returning the proxy card in the envelope provided).

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON MAY 16, 2019

        The Company's Notice of Annual Meeting, Proxy Statement and our 2018 Annual Report, including the Form 10-K for the fiscal year ended December 31, 2018, are available over the Internet at http://materials.proxyvote.com/516806. Alternatively, if you received a paper copy of the proxy materials (which includes the proxy card), you may vote by signing and returning the proxy card in the envelope provided.

        This Notice, Proxy Statement and the proxy card/voting instruction card are first being sent or made available to stockholders on or about March 27, 2019.

March 27, 2019
Tulsa, Oklahoma

By Order of the Board of Directors, Mark D. Denny Vice President, Secretary and General Counsel

EXECUTIVE SUMMARY

        This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider and is not a form for voting. You should read the entire Proxy Statement carefully before voting.

 ANNUAL MEETING INFORMATION

Meeting Location:	Bank of America Building, Lower Level, 15 West Sixth Street, Tulsa, Oklahoma 74119	Record Date:	March 20, 2019
Meeting Date:	9:00 a.m. Central Time on May 16, 2019	Common Stock Outstanding as of Record Date:	239,204,959
Corporate Website:	www.laredopetro.com	Stock Symbol:	LPI on NYSE
Corporate Headquarters:	15 West Sixth Street, Suite 900 Tulsa, Oklahoma 74119	Registrar & Transfer Agent:	American Stock Transfer and Trust Company

Items of Business:

Proposal		Board of Director Recommendations	Page No.

1.	Election of two directors to a three-year term	FOR	18

2.	Approval of an Amendment to the Laredo Petroleum, Inc. Omnibus Equity Incentive Plan	FOR	78

3.	Ratification of appointment of independent public accounting firm	FOR	86

4.	Advisory vote to approve the compensation of named executive officers	FOR	87

Voting:

1-800-690-6903
www.proxyvote.com
Sign and return the proxy card received in the mail
In person

 2018 OPERATIONAL HIGHLIGHTS

        Laredo Petroleum, Inc. (the "Company," "Laredo," "we," "us," or "our") is an independent energy company focused on the acquisition, exploration and development of oil and natural gas properties, and midstream and marketing services, primarily in the Permian Basin of West Texas. The oil and liquids-rich Permian Basin is characterized by multiple target horizons, extensive production histories, long-lived reserves, high drilling success rates and high initial production rates. As of December 31, 2018, we had assembled 120,617 net acres in the Permian Basin and had total proved reserves, presented on a three-stream basis, of 238,167 thousand barrels of oil equivalent ("BOE").

        In 2018, despite continuing challenges in the energy industry, we successfully grew production of oil, natural gas and natural gas liquids ("NGL"). Among our operational highlights that we believe positively impacted current and future growth in the value of the Company are the following:

  •
  Produced a Company record average of 68,168 BOE per day for total production of 24.9 million BOE in 2018, resulting in production growth of 17% from 2017

  •
  Grew proved developed reserves organically by 13% in 2018

  •
  Grew the value of proved reserves by 19% in 2018

  •
  Increased cash margin per BOE to $23.85 in 2018, an increase of 14% from 2017

  •
  Reduced unit cash general and administrative ("G&A") expense by 16% from 2017

  •
  Exceeded the originally budgeted well completions expectations by 14%

  •
  Reduced combined unit lease operating expense ("LOE") and unit cash G&A expense by 5% from 2017

  •
  Recognized approximately $31.9 million of net cash benefits from Laredo Midstream Services LLC ("LMS") field infrastructure investments through reduced capital and operating costs and increased revenue

CORPORATE GOVERNANCE OVERVIEW

        The Laredo Board of Directors (the "Board" or "Board of Directors") currently consists of nine directors, eight of whom are independent in accordance with NYSE listing standards and four of whom are designated financial experts as defined by the Securities and Exchange Commission (the "SEC"). Ms. Frances Powell Hawes and Ms. Pamela S. Pierce have been nominated for election at the 2019 Annual Meeting to serve three year terms. Mr. B.Z. (Bill) Parker has elected to voluntarily retire from the Board at the end of his term at the 2019 Annual Meeting, and Mr. Donald D. Wolf will leave the Board at the end of his term at the 2019 Annual Meeting due to age term limits contained in our corporate governance guidelines. After the Annual Meeting, assuming the stockholders elect the two nominees of the Board and consistent with our bylaws, the size of the Board will be reduced from nine to seven directors. The below table is a short summary of each director's expansive qualifications and expertise. For more detailed director biographies, see pages 19-24.

DIRECTOR QUALIFICATIONS & EXPERTISE

Experience	Randy A. Foutch	Frances Powell Hawes	Peter R. Kagan	James R. Levy	B.Z. (Bill) Parker	Pamela S. Pierce	Dr. Myles Scoggins	Edmund P. Segner, III	Donald D. Wolf

CEO or Senior Officer	✓	✓	✓	✓	✓	✓	✓	✓	✓

Public Company Board	✓	✓	✓		✓	✓	✓	✓

Financial Reporting		✓						✓

Finance	✓	✓	✓	✓	✓	✓	✓	✓	✓

Accounting		✓						✓

Compensation			✓	✓		✓	✓	✓	✓

Corporate Governance	✓	✓	✓	✓	✓	✓	✓	✓	✓

Exploration & Production	✓	✓	✓	✓	✓	✓	✓	✓	✓

Oil & Gas Service Providers	✓	✓				✓	✓

Midstream	✓		✓				✓	✓

Minority/Gender Diversity*		✓				✓

Environmental/Sustainability			✓	✓				✓

*
Represents a historically underrepresented group.

        The Board met in both regularly scheduled and special meetings throughout the year, with and without management, to oversee the Company's business affairs. In addition, in October, the Board held a special Company strategy session, working closely with senior management to collaborate on addressing potential risks and exploring potential opportunities for the Company.

General Governance Statistics

Board Meetings in 2018:	7	Staggered Board of Directors:	Yes
Audit Committee Meetings in 2018:	10	Lead Independent Director:	Yes
Compensation Committee Meetings in 2018:	5	Independent Directors Meet without Management:	Yes
Nominating and Corporate Governance Committee Meetings in 2018:	4	Independent Directors Meet with Stockholders:	Yes
Say-on-pay support in 2018 (of shares voted):	99%

Board Oversight of Risk Management

        The Board engages in Company-wide risk management oversight. Certain risk oversight is delegated to one of our three Board committees. The Board relies on senior management to supervise the risk management activities within the Company and provide reports directly to the Board or a Board committee as appropriate. The three Board committees outlined below regularly meet with and without management.

  •
  Audit Committee.   Reviews and discusses with management and the independent registered public accountants the Company's financial statements, provides oversight of the Company's financial reporting, including consideration of the Company's internal controls and certifications and oversees the performance of the Company's internal audit function. Oversees and reviews the reserve report with the Company's independent reserve engineer. See page 67 for the Audit Committee Report.

  •
  Compensation Committee.  Reviews and approves the Company's compensation goals and objectives, including annually evaluating the Chief Executive Officer's ("CEO") performance and administering the Company's equity-based compensation plans. See page 52 for the Compensation Committee Report.

  •
  Nomination and Corporate Governance Committee.  Assists in identifying qualified members of the Board, develops and recommends corporate governance guidelines for the Company and oversees the evaluation of the Board and management of the Company. See page 69 for a detailed discussion of the Company's corporate governance.

Board Oversight of Compensation and Governance

        The Board, in consultation with senior management and by recommendation from the Compensation Committee, establishes the Company's general compensation philosophy and objectives and regularly reviews and updates the compensation program. General best practices that have been implemented include the following:

WHAT WE DO
Stock Ownership Guidelines: Our Stock Ownership Guidelines require executives to own stock and/or have an interest in restricted stock units valued at a multiple of base salary ranging from one times salary for vice presidents to five times salary for our CEO. Directors are required to own an aggregate of $400,000 worth of stock.	Independent Compensation Consultant: The Compensation Committee has retained F.W. Cook ("FW Cook") since July 2012 to serve as its independent executive compensation consultant. FW Cook has not provided any other services to us.

Pay for Performance: We design our compensation program to align executive compensation with corporate performance on both a short-term and long-term basis. The majority of our target total compensation for our executives is performance-based incentive compensation. The percentage of pay intended to be aligned with stockholders for our CEO and average for the other NEOs was 89% and 84%, respectively, of total target compensation for 2018.
Annual Board and Committee Self-Assessments: Each of our Committees and the Board engage in annual self-assessments including both a written report and oral discussion conducted in executive session. The Nominating and Corporate Governance Committee takes these results under advisement and utilizes them in suggesting improvement to our corporate governance.

WHAT WE DON'T DO
×	No Repricing of Underwater Stock Options: We do not reprice, exchange or buy out underwater stock options.	×	No Excise Tax Gross Ups: Our Change in Control Plan does not provide for any excise to gross ups.
×	No Employment Agreements: None of our employees, including our executive officers, has an employment agreement and all compensation is determined by the Compensation Committee.	×	No Pledging, Hedging, Short Sales or Derivative Transactions: Our policies prohibit directors and employees from pledging, hedging, short-selling or trading in derivatives of our stock.
×	No Director Overboarding: Our directors are prohibited from serving on more than four other public company boards.

CHANGES TO 2019 COMPENSATION PROGRAM
•

Decreased the target for long-term incentive performance ("LTIP") awards for the CEO by 19% and certain other senior officers by 8% to better match the Company's revised, lower market capitalization peer group. Our CEO voluntarily agreed to decrease his LTIP target by 45% from the revised LTIP target due to the decline of our stock price for an overall reduction of 56% from his 2018 LTIP target as described on pages 46-47.

•	Updated the peer group used for salary and incentive compensation to better reflect our size and operations as described on page 44.
•

Updated the short-term incentive performance ("STIP") award metrics to better reflect the criteria important to our stockholders with an emphasis on return-based metrics as outlined below and described on pages 46-47.

CHANGES TO 2018 COMPENSATION PROGRAM
Changes to the compensation program in 2018 that will continue in 2019 include:
•	Consolidated our compensation and performance peer groups into a single peer group as described on page 36.
•	Eliminated stock options as part of the pay mix given to our management team as described on page 41.
•	Changed the criteria used to determine the payout for performance unit awards to include a focus on absolute shareholder return and return on average capital employed as described on pages 41-42.
•	Changed the weighting of our STIP award determination to 70% objective and 30% subjective from 60% objective and 40% subjective as described on pages 29 and 37.

EXECUTIVE COMPENSATION SNAPSHOT
CEO: Randy A. Foutch (age 67)
Key Elements of our Executive Compensation Program:

	Compensation Component	Delivery Method	Purpose

Fixed Compensation	Base Salary	Cash	To competitively compensate our CEO relative to our peers

	STIP	Cash	To provide a performance incentive focused on short-term one-year results based on metrics set by the Compensation Committee

Variable Compensation		Time-based restricted stock awards	To provide a retention and performance incentive by linking the ultimate award to share price movement

	LTIP	Performance unit awards	To provide a performance incentive focused on long-term three-year results based on metrics set by the Compensation Committee emphasizing shareholder return

        Our 2018 STIP payout percentage was 90% of the STIP target percentage, which is reflective of the Company's performance against the 2018 bonus performance metrics (weighted 70%), as well as the Compensation Committee's subjective assessment of the Company's overall strategic performance in other areas (weighted 30%). The Company's performance in 2018 measured against the objective performance metrics qualified for a 110% payout of the STIP target percentage. The Compensation Committee exercised its discretion to set the subjective component to approximately 44% payout of the STIP target percentage based on the overall performance of the Company, including its stock price performance. This resulted in a total STIP payout of approximately 90% of the STIP target percentage as discussed more fully on pages 37-39.

        In 2018, our CEO LTIP target percentage increased to more closely match the market median of the Company's adjusted peer group as more fully described on page 40. However, the Company's stock price has declined significantly. Subsequent to the 2018 LTIP awards, the Compensation Committee approved a new peer group to better align the Company with changing markets, which included removing peers with a larger market cap and adding peers with a similar size to Laredo. The 2019 LTIP target percentage for the CEO and certain other senior officers was reduced compared to 2018 to account for a decrease in the market median of the Company's new peer group. Additionally, our CEO voluntarily agreed to make an additional 45% reduction to his LTIP target percentage for 2019 as a result of the Company's overall performance and declining stock price. See pages 46-47.

        The Company did not achieve the minimum shareholder return required for the 2016 performance unit awards, resulting in a 0% payout for our 2016 long-term incentive performance unit awards that matured at the end of 2018, as more fully described on pages 41-43.

STOCKHOLDER ENGAGEMENT

        Laredo believes ongoing dialogue with its stockholders is a key element of good corporate governance. The members of the Board of Directors and management team regularly meet with stockholders on a variety of topics, and the valuable feedback gained during these discussions is then shared with the Board of Directors and management.

        Furthermore, in addition to the Company's regular engagement with stockholders, in 2018, the Board specifically sought stockholder engagement regarding our compensation program. During 2018 and 2019, the Company actively reached out to its top 25 stockholders. The chair of the Compensation Committee, the general counsel and the vice president of investor relations participated on calls with stockholders representing more than 50% of our outstanding equity in aggregate to discuss the Company's compensation practices.

What We Heard		What We Did
Enhance disclosures regarding compensation and governance matters	➜	Added descriptions of the Company's efforts to obtain and act upon stockholder feedback in both this Executive Summary and the Compensation Discussion and Analysis ("CD&A") beginning on page 28.

Included summaries of the qualifications and expertise of the Company's Board of Directors, along with descriptions of the Board's oversight of risk management and compensation in this Executive Summary.

Summarized compensation policies and new changes to the compensation program in this Executive Summary and provided more details of the compensation policies, practices and structure in the CD&A beginning on page 28.
Increase disclosures regarding the Company's community involvement and environmental stewardship	➜	Discussed the Company's sustainability and community outreach policies and practices below in this Executive Summary.
Increase the importance of return-based metrics in compensation criteria	➜	Changed the performance criteria, in both 2018 and 2019, for both STIP and LTIP awards to further emphasize return-based metrics as outlined above and in the CD&A beginning on page 28.

SUSTAINABILITY

        Laredo is a responsible operator of all of its properties and takes great pride in its environmental stewardship initiatives. Laredo owns and operates three water recycle facilities that allowed for the recycling and reuse of over 8.5 million barrels of water in 2018 alone, an approximately 12% increase from 2017. Numerous benefits are achieved in recycling our produced water, including, but not limited to, a significant reduction in disposing of produced water in third-party salt water disposal wells and a significant reduction in the utilization of fresh water.

        Laredo also prides itself on its commitment to conduct all operations in a safe manner. Since February 1, 2018, Laredo has had zero employee recordable incidents, as defined by the Occupational Safety and Health Administration, and has maintained this rate for thirteen consecutive months through March 1, 2019.

 COMMUNITY OUTREACH

        Laredo strives to be a good corporate citizen by actively seeking opportunities to contribute to the communities in which it operates and by supporting its employees' endeavors to do the same. Laredo donated $3 million toward Tulsa's Gathering Place, a free state-of-the-art public park designed to be an inclusive place for all members of the community, which was recently named the best new attraction in the country by USA Today. Additionally, Laredo sponsors a Charitable Matching Gift Program to match donations of up to $1,000 per employee to a non-profit organization of his or her choice and sponsors employee participation in certain walks or runs that raise awareness and funds. Laredo also participates in the Warburg Pincus volunteer week, in which Laredo employees dedicate time and effort to the American Heart Association and Habitat for Humanity Retail Store in Tulsa, Oklahoma; Meals-on-Wheels in Midland, Texas and the Concho Valley Home for Girls and Children's Emergency Center in the Garden City, Texas area. In addition to this community support, Laredo employees regularly host donation drives to collect Christmas presents and school supplies for the benefit of low-income households and schools within the community.

LAREDO PETROLEUM, INC.
15 W. Sixth Street, Suite 900
Tulsa, Oklahoma 74119

PROXY STATEMENT
2019 ANNUAL MEETING OF STOCKHOLDERS

        The Board of Directors of Laredo Petroleum, Inc. (the "Company," "Laredo," "we," "us" or "our") requests your proxy for the 2019 Annual Meeting of Stockholders that will be held Thursday, May 16, 2019, at 9:00 a.m. Central Time, at the Bank of America Building, Lower Level, 15 West Sixth Street, Tulsa, Oklahoma 74119 (the "Annual Meeting"). By granting the proxy, you authorize the persons named on the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.

        In accordance with the rules and regulations adopted by the Securities and Exchange Commission (the "SEC"), we are providing our stockholders access to our proxy materials on the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the "Notice") will be mailed to most of our stockholders beginning on or about March 27, 2019. The Notice will include (i) instructions on how to access the Company's proxy materials electronically, (ii) the date, time and location of the Annual Meeting, (iii) a description of the matters intended to be acted upon at the Annual Meeting, (iv) a list of the materials being made available electronically, (v) instructions on how a stockholder can request to receive paper or e-mail copies of the Company's proxy materials, (vi) any control/identification numbers that a stockholder needs to access his or her proxy card and instructions on how to access the proxy card and (vii) information about attending the Annual Meeting and voting in person. Stockholders will have the ability to access the proxy materials on the website referred to in the Notice, or request a printed set of the proxy materials to be sent to them by following instructions on the Notice.

        If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail or printed form will remain in effect until you terminate it.

Q.
Who is entitled to vote at the Annual Meeting?

A.
Holders of record of our common stock at the close of business on March 20, 2019, which we refer to as the "Record Date," are entitled to vote at the Annual Meeting. As of the Record Date, there were 239,204,959 shares of our common stock outstanding. Stockholders are entitled to cast one vote per share on each matter presented for consideration and action at the Annual Meeting.

Q.
What is the purpose of the Annual Meeting?

A.
At the Annual Meeting, stockholders will consider and vote upon the following matters:

(1)
Election of two Class III directors to our Board of Directors until the 2022 annual meeting of stockholders and until their respective successors are duly elected;

(2)
An amendment to the Laredo Petroleum, Inc. Omnibus Equity Incentive Plan, (the "Equity Incentive Plan") to, among other items, increase the maximum number of shares of our common stock issuable under the plan from 24,350,000 shares to 29,850,000 shares (the "Second Amendment");

(3)
Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2019;

  (4)
  An advisory vote approving the compensation of our named executive officers ("NEOs"); and

  (5)
  Such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Q.
Why did I receive a Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A.
As permitted by SEC rules, we are providing access to our proxy materials over the Internet. As a result, we are sending to most of our stockholders a Notice instead of a paper copy of the proxy materials. The Notice contains instructions on how to access the proxy materials over the Internet and how to request a paper copy. In addition, stockholders may request to receive future proxy materials in printed form by mail or electronically by e-mail. A stockholder's election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

Q.
Why didn't I receive a Notice in the mail regarding the Internet availability of proxy materials?

A.
We are providing certain stockholders, including those who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of a Notice. If you would like to help reduce the costs we incur in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card to vote using the Internet. When prompted, indicate that you agree to receive or access stockholder communications electronically in the future.

Q.
Can I vote my stock by filling out and returning the Notice?

A.
No. However, the Notice will provide instructions on how to vote over the Internet, by telephone, by requesting and returning a paper proxy card or by submitting a ballot in person at the Annual Meeting.

Q.
How can I access the proxy materials over the Internet?

A.
Your Notice or proxy card will contain instructions on how to view our proxy materials on the Internet. Our proxy materials are also available on our website at: www.laredopetro.com.

You may vote by any of the following four methods:

(1)
Internet.    Vote over the Internet at www.proxyvote.com, the website for Internet voting. Simply follow the instructions on the Notice, or if you received a proxy card by mail, follow the instructions on the proxy card, and you can confirm that your vote has been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on May 15, 2019.

(2)
Telephone.    Vote by telephone by following the instructions on the Notice, or if you received a proxy card, by following the instructions on the proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your vote has been properly recorded. Telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on May 15, 2019.

(3)
Mail.    If you received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board of Directors. If mailed, your completed and signed proxy card must be received by May 15, 2019.

  (4)
  Meeting.    If you are a stockholder of record as of March 20, 2019, you may attend and vote at the Annual Meeting on May 16, 2019.

  If you hold your Company shares in a brokerage account, your ability to vote over the Internet or by telephone depends on your broker's voting process. Please follow the directions on your proxy card or the voting instruction card from your broker carefully.

  The Board of Directors recommends that you vote using one of the first three methods discussed above, as it is not practical for most stockholders to attend and vote at the Annual Meeting. Using one of the first three methods discussed above to vote will not limit your right to vote at the Annual Meeting if you later decide to attend in person.

Q.
How can I vote my shares in person at the Annual Meeting?

A.
Stockholders of Record.    If your shares are registered directly in your name with the American Stock Transfer and Trust Company ("AST"), our "transfer agent," you are considered the stockholder of record with respect to those shares, and the Notice or proxy materials are being mailed to you. As the stockholder of record, you have the right to vote in person at the Annual Meeting. If you choose to do so, you can bring the proxy card or vote using the ballot provided at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described above so that your vote will be counted if you decide later not to attend the Annual Meeting.

B.
Beneficial Owners.    Most of our stockholders hold their shares in street name through a broker, bank or other nominee rather than directly in their own name. In that case, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you are also invited to attend the Annual Meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a "legal proxy" from the broker, bank or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. You will need to contact your broker, bank or nominee to obtain a legal proxy, and you will need to bring it to the Annual Meeting in order to vote in person.

Q.
How does the Board of Directors recommend that I vote?

A.
Our Board of Directors recommends that you vote:

(1)
"FOR" the election of the Company's nominees to the Board of Directors.

(2)
"FOR" the Amendment to the Equity Incentive Plan to, among other items, increase the maximum number of shares of our common stock issuable under the plan from 24,350,000 shares to 29,850,000 shares.

(3)
"FOR" ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2019.

(4)
"FOR" the advisory resolution approving the compensation of our named executive officers as disclosed in this Proxy Statement (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables).

Q.
What is the voting requirement to approve each of the items?

A.	Item One—Election of directors	The persons receiving the highest number of "FOR" votes at the Annual Meeting will be elected. As a result, the two nominees for election as Class III directors who receive the greatest number of votes will be elected directors. Abstentions, broker non-votes and withheld votes, if any, are not counted as votes cast and will have no effect on the outcome of this election.

Item Two—Amendment of the Equity Incentive Plan	To be approved by the stockholders, this item must receive the "FOR" vote of a majority of the votes cast on this proposal at the Annual Meeting. Broker non-votes, if any, are not counted as votes cast and will have no effect on the outcome of this proposal. Abstentions, if any, have the same effect as votes against the matter.

Item Three—Ratification of appointment of independent public accounting firm	To be approved by the stockholders, this item must receive the "FOR" vote of a majority of the votes cast on this proposal at the Annual Meeting. Broker non-votes, if any, will be counted as votes "FOR" this proposal. Abstentions, if any, have the same effect as votes against the matter.

Item Four—Advisory vote approving the compensation of our named executive officers	To be approved by the stockholders, this item must receive the "FOR" vote of a majority of the votes cast on this proposal at the Annual Meeting. Abstentions and broker non-votes, if any, are not counted as votes cast and will have no effect on the outcome of this proposal. The results of the votes on this Item Four are not binding on the Board of Directors, whether or not the resolution is passed under these voting standards.
Q.
What happens if additional matters are presented at the Annual Meeting?

A.
Other than the four items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxies will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Q.
What happens if I do not give specific voting instructions?

A.
If you are a stockholder of record, and vote without giving specific voting instructions, the proxyholders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement, and, with respect to any other matters that may properly come before the Annual Meeting, as the proxyholders may determine in their discretion.

  If you are the beneficial owner of shares held in the name of a broker, bank or other nominee and do not provide that broker, bank or other nominee with voting instructions in the proxy card, your broker may vote your shares only with respect to certain matters considered routine. For any matters that are not routine for which you do not provide voting instructions in the proxy card, your shares will constitute "broker non-votes" and are not considered entitled to vote on that proposal. With respect to the matters being voted on at the Annual Meeting, your broker may not vote on the election of directors, the amendment of the Equity Incentive Plan or the compensation of our named executive officers if you do not furnish instructions for these matters. Thus, assuming that a quorum is obtained, such broker non-votes will not affect the outcome of these matters. Your broker may, however, vote in its discretion on the ratification of the appointment of our independent public accounting firm.

Q.
What is the quorum requirement for the Annual Meeting?

A.
A majority of the Company's outstanding shares as of the Record Date must be present, in person or by proxy, at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, withheld or abstained, if you:

•
are present and vote at the Annual Meeting; or

•
properly submit a proxy card or vote over the Internet or by telephone.

Broker non-votes are counted as present for the purpose of determining the existence of a quorum at the Annual Meeting. If a quorum is not present, the chairman of the Annual Meeting may adjourn the meeting to another place, if any, date, or time.

Q.
How can I change my vote after I return my proxy card?

A.
If you are a stockholder of record, there are three ways you can change your vote or revoke your proxy after you have sent in your proxy card.

•
First, you may send a written notice to Laredo Petroleum, Inc., c/o Corporate Secretary, 15 W. Sixth Street, Suite 900, Tulsa, Oklahoma 74119, stating that you would like to revoke your proxy.

•
Second, you may complete and submit another valid proxy by mail, telephone or over the Internet that is later dated and if mailed, is properly signed, or if submitted by telephone or over the Internet is received by 11:59 p.m. Eastern Time on May 15, 2019. Any earlier proxies will be revoked automatically.

•
Third, you may attend the Annual Meeting and vote in person. Any earlier proxy will be revoked. However, attending the Annual Meeting without voting in person will not revoke your proxy.

  If you hold your shares through a broker, bank or other nominee and you have instructed the broker, bank or other nominee to vote your shares, you must follow directions from your broker, bank or other nominee to change your vote.

Q.
Who will tabulate the votes?

A.
The Board of Directors has appointed our transfer agent, AST, to certify the tabulated vote, and AST will have a representative to act as the independent inspector of elections for the Annual Meeting. AST will be responsible for (i) determining the presence of a quorum at the Annual Meeting, (ii) receiving all votes and ballots, whether by proxy or in person, with regard to all matters voted upon at the Annual Meeting, (iii) counting and tabulating all such votes and ballots and (iv) determining and reporting the results with regard to all such matters voted upon at the Annual Meeting.

Q.
Where can I find the voting results of the Annual Meeting?

A.
We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

Q.
How can I obtain a separate set of proxy materials?

A.
We have adopted a procedure approved by the SEC known as "householding." Under this procedure, multiple stockholders residing at the same address have the convenience of receiving a single copy of our Annual Report and Proxy Statement, unless they have notified us that they want to continue receiving multiple copies. Householding allows us to reduce the environmental impact of providing proxy materials as well as printing and mailing costs.

If you received a householded mailing this year and you would like to have additional copies of the Annual Report and/or Proxy Statement mailed to you, or you would like to revoke your consent to the householding of documents, please submit your request to Laredo Petroleum, Inc., c/o Corporate Secretary, 15 W. Sixth Street, Suite 900, Tulsa, Oklahoma 74119 or by calling (918) 513-4570.

Unfortunately, householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse each have an account containing our common stock at different brokerage firms, your household will receive two copies of our Annual Meeting materials—one from each brokerage firm. To reduce the number of duplicate sets of materials your household receives, you may wish to enroll some or all of your accounts in our electronic delivery program.

Q.
Who pays for the cost of this proxy solicitation?

A.
We will pay for the costs of the solicitation of proxies. We may reimburse brokerage firms and other persons for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. Laredo has retained the services of Georgeson LLC ("Georgeson") to aid in the solicitation of proxies from banks, brokers, nominees and intermediaries. Laredo will pay Georgeson a fee of approximately $11,000 for its services, plus reasonable out of pocket expenses. In addition to soliciting proxies by mail, our Board of Directors, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone. Stockholders voting over the Internet should understand that there may be costs associated with electronic access, such as the usage charges from telephone companies and Internet access providers, that must be borne by the stockholder.

Q.
Is there a list of stockholders entitled to vote at the Annual Meeting?

A.
The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the Annual Meeting at our principal executive offices between the hours of 9:00 a.m. and 5:00 p.m. Central Time for any purpose relevant to the Annual Meeting. To arrange to view this list during the times specified above, please contact the Corporate Secretary of the Company at Laredo Petroleum, Inc., c/o Corporate Secretary, 15 W. Sixth Street, Suite 900, Tulsa, Oklahoma 74119 or call (918) 513-4570.

Q.
What is the deadline to propose actions for consideration at next year's annual meeting?

A.
Stockholders who, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), wish to present proposals for inclusion in the proxy materials to be distributed in connection with the 2020 annual meeting of stockholders, must submit their proposals so that they are received at our principal executive offices no later than November 28, 2019, or, in the event the Company's 2020 annual meeting is advanced or delayed more than 30 days from the date of the Annual Meeting, within a reasonable time before the Company begins to print and mail the proxy materials for the 2020 annual meeting. As the SEC rules make clear, simply submitting a proposal does not guarantee that it will be included in the Company's proxy materials.

In addition, stockholders who wish to introduce a proposal from the floor of the 2020 annual meeting of stockholders (outside the processes of Rule 14a-8), must submit that proposal in writing to the Company's Corporate Secretary at our principal executive offices no earlier than January 12, 2020 and no later than February 11, 2020, or, in the event the Company's 2020 annual meeting of stockholders is advanced or delayed more than 30 days from the date of the anniversary of the Annual Meeting, not later than the later of (i) the 90th day before the 2020 annual meeting or (ii) the 10th day following the day on which public announcement of the date of the 2020 annual meeting is first made by the Company.

To be in proper form, a stockholder's notice must be timely delivered to Laredo Petroleum, Inc., c/o Corporate Secretary, 15 W. Sixth Street, Suite 900, Tulsa, Oklahoma 74119 and must include the information required by our Second Amended and Restated Bylaws (our "bylaws") with respect to each proposal submitted. The Company may refuse to consider any proposal that is not timely or otherwise fails to meet the requirements of our bylaws or the SEC's rules with respect to the submission of proposals.

You may obtain a copy of our bylaws by accessing our website (www.laredopetro.com) or submitting a request to Laredo Petroleum, Inc., c/o Corporate Secretary, 15 W. Sixth Street, Suite 900, Tulsa, Oklahoma 74119.

Q.
How do I nominate a candidate for election as a director?

A.
Stockholders who wish to nominate a candidate for election as a director at our 2020 annual meeting must submit their nomination in writing to the Company's Corporate Secretary at our principal executive offices no earlier than January 12, 2020 and no later than February 11, 2020, or, in the event the Company's 2020 annual meeting of stockholders is advanced or delayed more than 30 days from the date of the Annual Meeting, not later than the later of (i) the 90th day before the 2020 annual meeting or (ii) the 10th day following the day on which public announcement of the date of the 2020 annual meeting is first made by the Company.

In the event that the number of directors to be elected to the Board of Directors is increased and there has been no public announcement naming all of the nominees for director or indicating the increase made by the Company at least 10 days before the last day a stockholder may deliver a notice of nomination in accordance with the preceding sentence, a stockholder's notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Corporate Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

To be in proper form, a stockholder's notice must be timely delivered to Laredo Petroleum, Inc., c/o Corporate Secretary, 15 W. Sixth Street, Suite 900, Tulsa, Oklahoma 74119 and must include the information required by our bylaws with respect to the nomination and all other information regarding the proposed nominee and the nominating stockholder required by Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The Company may refuse to consider any nomination that is not timely or otherwise fails to meet the requirements of our bylaws or the SEC's rules with respect to the submission of director nominations. A written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any stockholder nomination.

Q.
How can I communicate with the Board of Directors?

A.
Stockholders or other interested parties can contact any director, any committee of the Board of Directors, or the Company's non-management directors as a group, by writing to Laredo Petroleum, Inc., c/o Corporate Secretary, 15 W. Sixth Street, Suite 900, Tulsa, Oklahoma 74119. Comments or complaints relating to the Company's accounting, internal accounting controls or auditing matters will also be referred to members of the audit committee of our Board of Directors (the "Audit Committee"). All such communications will be forwarded to the appropriate member(s) of the Board of Directors.

THIS QUESTION AND ANSWER SECTION IS ONLY MEANT TO GIVE AN OVERVIEW OF THE PROXY STATEMENT. FOR MORE INFORMATION, PLEASE REFER TO THE MATERIAL CONTAINED IN THE SUBSEQUENT PAGES.

CORPORATE STRUCTURE

        Laredo Petroleum, Inc. is a Delaware corporation formed in 2011 for the purpose of merging with Laredo Petroleum, LLC (a Delaware limited liability company formed in 2007) to consummate an initial public offering of common stock in December 2011 (the "IPO"). Laredo Petroleum, Inc. was the survivor of such merger and currently has two wholly-owned subsidiaries, LMS, and Garden City Minerals, LLC, a Delaware limited liability company ("GCM").

        Unless the context otherwise requires, references in this Proxy Statement to "Laredo," the "Company," "we," "our," "us," or similar terms refer to Laredo Petroleum, Inc. and its subsidiaries at the applicable time, including former subsidiaries and predecessor companies, as applicable.

 ITEM ONE

ELECTION OF DIRECTORS

        In accordance with the provisions of our Amended and Restated Certificate of Incorporation, our Board of Directors is divided into three classes, designated Class I, Class II and Class III, with each class serving staggered three-year terms and thereafter until their successors are duly elected and qualified. The individuals listed below currently serve, or have been nominated to serve, as the directors in the class indicated with a term expiring at the corresponding annual meeting of stockholders. As a result, approximately one-third of the director positions will be elected at each annual meeting of stockholders.

Class III—With a term expiring 2022

Frances Powell Hawes

Pamela S. Pierce

Class I—With a term expiring 2020

Randy A. Foutch

Peter R. Kagan

Edmund P. Segner, III

Class II—With a term expiring 2021

James R. Levy

Dr. Myles W. Scoggins

Nominees for Class III (with a term expiring in 2022)

        On the recommendation of the nominating and corporate governance committee of our Board of Directors (the "Nominating and Corporate Governance Committee"), the Board of Directors has nominated Frances Powell Hawes and Pamela S. Pierce for election to the Board as Class III directors of the Company and recommends that each of them be re-elected to the Board of Directors to serve as Class III directors, to hold office until the 2022 annual meeting of stockholders and thereafter until each of their successors is elected and qualified or his or her earlier resignation or removal.

        The biographical information for both director nominees and our other directors is contained in the "Directors" section below.

        Assuming the presence of a quorum, each of the director nominees receiving the affirmative vote "FOR" of a plurality of the shares voted at the Annual Meeting will be elected. Cumulative voting is not permitted in the election of directors. The Board of Directors recommends that you vote "FOR" the election of each of the nominees Frances Powell Hawes and Pamela S. Pierce.

        Unless otherwise instructed, the proxyholders will vote the proxies received by them for the two nominees named above. The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company's directors will be reduced or the proxyholders will vote for the election of a substitute nominee that the Board of Directors recommends.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF FRANCES POWELL HAWES AND PAMELA S. PIERCE.

DIRECTORS

        The members of the Board of Directors who served in 2018 are set forth below. As previously announced, B.Z. (Bill) Parker will retire from the Board in May 2019 at the end of his respective term. In addition, Mr. Donald D. Wolf will leave the Board at the end of his term at the 2019 Annual Meeting due to age term limits contained in our corporate governance guidelines. After the Annual Meeting, assuming the stockholders elect the two nominees of the Board of Directors as set forth in "Item One—Election of Directors" above and consistent with our bylaws, the size of the Board will be reduced from nine to seven directors. At such point, the Board of Directors of the Company will be Randy A. Foutch, Frances Powell Hawes, Peter R. Kagan, James R. Levy, Pamela S. Pierce, Dr. Myles W. Scoggins and Edmund P. Segner, III.

Directors
Name	Age	Position
Randy A. Foutch	67	Chairman and Chief Executive Officer
Frances Powell Hawes(1)(3)*	64	Director
Peter R. Kagan(1)	50	Director
James R. Levy(2)	43	Director
B.Z. (Bill) Parker(1)(3)	71	Director
Pamela S. Pierce(1)(2)(3)*	64	Director
Dr. Myles W. Scoggins(1)(2)(3)	71	Director
Edmund P. Segner, III(1)(3)	65	Director
Donald D. Wolf(1)(2)(3)	75	Director

(1)
Member of the Nominating and Corporate Governance Committee

(2)
Member of the Compensation Committee

(3)
Member of the Audit Committee

        Our Board of Directors currently consists of nine members, each serving a three-year term that expires on the date of the corresponding annual meeting of the stockholders. After the Annual Meeting, assuming the stockholders elect the two nominees of the Board of Directors and consistent with our bylaws, the size of the Board will be reduced from nine to seven directors.

        Set forth below is biographical information as of March 15, 2019 about each of our nominees and the current directors. * Indicates Nominees for Election.

RANDY A. FOUTCH

Laredo Petroleum, Inc.
Chairman & Chief Executive Officer

        Randy A. Foutch is Laredo's founder and has served as Laredo's Chairman and Chief Executive Officer since that time. He also served as Laredo's President from October 2006 to July 2008. Mr. Foutch has more than 34 years of experience in the oil and gas industry. Prior to our formation, Mr. Foutch founded Latigo Petroleum, Inc. ("Latigo") in 2001 and served as its President and Chief Executive Officer until it was sold to Pogo Producing Co. in May 2006. Previous to Latigo, Mr. Foutch founded Lariat Petroleum, Inc. ("Lariat") in 1996 and served as its President until January 2001 when it was sold to Newfield Exploration Co. He is currently serving on the board of directors of Helmerich & Payne, Inc. (where he is a member of its human resources and nominating and corporate governance committees). Mr. Foutch is also a member of the National Petroleum Council and the Advisory Council of the Energy Institute at the University of Texas, Austin. From 2013 until his resignation in June 2015, he served on the board of directors of Cheniere Energy, Inc. From 2006 to

August 2011, he served on the board of directors of Bill Barrett Corporation and from 2006 to 2008, on the board of directors of MacroSolve, Inc. Mr. Foutch also serves on the University of Tulsa Board of Trustees and several nonprofit and private industry boards. He holds a Bachelor of Science in Geology from the University of Texas and a Master of Science in Petroleum Engineering from the University of Houston.

        Mr. Foutch has been successful in founding and operating other oil and gas companies and has served as a director of various other companies in and associated with the oil and natural gas industry. Mr. Foutch's background provides a strong operational and strategic knowledge base and valuable business, leadership and management experience, providing insights into many aspects of the operations of exploration, production and transportation of oil and natural gas. Mr. Foutch also brings financial expertise to the Board of Directors, including his experience in capital market transactions related to oil and natural gas companies. For these reasons, we believe Mr. Foutch is qualified to serve as a director.

FRANCES POWELL HAWES

Independent Director, since December 2018
Grant Prideco, Inc.
Former Chief Financial Officer

        *Frances Powell Hawes has served as one of our directors since December 12, 2018. Ms. Powell Hawes has over 20 years of experience as a financial advisor and chief financial officer for both public and privately held companies. Most notably she served as Chief Financial Officer of New Process Steel, L.P. (a privately held steel distribution company) from September 2012 through December 2013. She was Senior Vice President and Chief Financial Officer of American Electric Technologies, Inc. (a publicly traded provider of power delivery solutions) from September 2011 to September 2012. Ms. Powell Hawes also served as Chief Financial Officer, Executive Vice President and Treasurer of NCI Building Systems, Inc. (a publicly traded firm providing engineered building solutions) from 2005 to 2008; Chief Financial Officer and Treasurer of Grant Prideco, Inc. (a manufacturer of engineered tubular products for the energy industry) from 2000 to 2001; Chief Accounting Officer, Vice President Accounting and Controller of Weatherford International Ltd. (a multinational oil field service company), having advanced through a number of positions of increasing responsibility, from 1989 to 2000.

        Ms. Powell Hawes currently serves as an independent board director for two publicly traded companies: Archrock, Inc. (a U.S. natural gas contract compression services company) and PGT Innovations, Inc. (a U.S. manufacturer of premium windows and doors). She joined Archrock, Inc. in April of 2015 and is now the chair of its audit committee and serves on the nomination and corporate governance committee. She recently joined PGT Innovations, Inc. in January of 2019. Ms. Powell Hawes was an independent director of Energen Corporation (a publicly traded oil and gas exploration and production company) from 2013 until its acquisition in November 2018. Ms. Powell Hawes was an independent director of Express Energy Services, LLC (a private equity held North American oilfield services company) from 2011 until its acquisition in 2014. Ms. Powell Hawes also currently serves as a board director for two non-profits: Financial Executives International, Houston Chapter and the Houston Area Women's Center. Ms. Powell Hawes is a Texas Certified Public Accountant and received a Bachelor of Business Administration degree in Accounting from the University of Houston. She has also completed a Strategic Financial Leadership Program in Executive Education at Dartmouth College, as well as a Director Professionalism Course hosted by the National Association of Corporate Directors of which she is a member.

        Ms. Powell Hawes is a highly experienced director, chief financial officer and financial advisor with extensive knowledge of not only publicly traded energy companies, but also privately held companies in complementary markets. Her knowledge and management experience on the Audit Committee enhances the Board of Directors' decision making process on all issues affecting the Company, and her strong accounting and leadership background contributes significantly to the Board's understanding of the Company's strategic opportunities. For these reasons, we believe Ms. Powell Hawes is qualified to serve as a director.

PETER R. KAGAN

Independent Director, since 2007
Warburg Pincus
Managing Director

        Peter R. Kagan has served as one of our directors since July 2007. He has been with Warburg Pincus LLC ("Warburg Pincus") since 1997 where he leads the firm's investment activities in energy and natural resources. He is a Partner of Warburg Pincus & Co. and a Managing Director of Warburg Pincus. He is also a member of Warburg Pincus' Executive Management Group. Mr. Kagan is currently on the board of directors of Antero Resources Corporation (where he serves as the lead director for the governance and nominating committee), Antero Midstream Partners LP, Canbriam Energy Inc. (where he serves on the human resources committee), Delonex Energy, Navitas Midstream Partners, LLC and Venari Resources LLC. He previously served on the board of directors of AAG Energy Holdings Ltd. (formerly Asian American Gas Ltd.), ATX Resources, Brigham Minerals LLC ("Brigham Minerals"), Broad Oak Energy, Inc. ("Broad Oak"), Hawkwood Energy, LLC, MEG Energy Corp., Targa Resources Corp., Targa Resources Partners LP, Lariat and Latigo. Mr. Kagan is on the President's Council of Resources for the Future, a trustee of Milton Academy and a director of StreetSquash. Mr. Kagan received a Bachelor of Arts degree cum laude from Harvard College and Juris Doctorate and Master of Business Administration degrees with honors from the University of Chicago.

        Mr. Kagan has significant experience with energy companies, both in the upstream and midstream sectors. Through his position with Warburg Pincus, Mr. Kagan has experienced the spectrum of investments in, and operations of companies engaged in, energy and natural resources. Mr. Kagan also brings a wealth of experience in capital markets activity. Additionally, as a result of Warburg Pincus' extensive involvement in environmental, social and governance ("ESG") practices, including adherence to the Guidelines of Responsible Investment as established by the American Investment Council, and Warburg Pincus' internal establishment of its own "Green Council" to share best ESG practices among its portfolio companies, we receive the benefits associated with such programs as a result of Mr. Kagan's position on our Board of Directors. For these reasons, among others, we believe Mr. Kagan is qualified to serve as a director.

JAMES R. LEVY

Independent Director, since 2007
Warburg Pincus
Managing Director

        James R. Levy has served as one of our directors since May 2007. He is based in New York, joined Warburg Pincus in 2006 and is a member of the firm's energy team. Prior to joining Warburg Pincus, Mr. Levy worked at Kohlberg & Company, a middle-market private equity investment firm, and Wasserstein Perella & Co. Mr. Levy is currently serving on the board of directors of Antero Resources Corporation (where he serves on the compensation committee), ATX Energy Partners, Brigham Minerals, Chisholm Energy Holdings, LLC, Citizen Energy, Hawkwood Energy LLC, Independence Resources Management LLC, Ossidiana Energy and Terra Energy Partners LLC. He is a former director of Antero Midstream GP, LP, Broad Oak, Black Swan Energy Ltd. and EnStorage, Inc. In

addition, Mr. Levy is a member of the board of directors of Prep for Prep and received a Bachelor of Arts in history from Yale University.

        As identified above, Mr. Levy has significant experience with various segments of the energy industry. As a result of Mr. Levy's service on the boards of various energy companies, he is able to share best practices not only in the industry, but also in all areas of corporate governance and management. In addition, as our youngest director, he is able to provide a generational point of view at times different than others on our Board. Finally, as described more fully in Mr. Levy's biographical profile above, Mr. Levy's relationship with Warburg Pincus provides us with access to other programs and viewpoints, such as those related to the ESG area. For these reasons, we believe Mr. Levy is qualified to serve as a director.

B.Z. (BILL) PARKER

Independent Director, since 2007
Retiring as of the Annual Meeting
Phillips Petroleum Company
Former Executive Vice President

        B.Z. (Bill) Parker has served as one of our directors since May 2007. Mr. Parker joined Phillips Petroleum Company in 1970 where he held various engineering positions in exploration and production in the United States and abroad. He later served in numerous executive positions at Phillips Petroleum Company, and in 2000, he was named Executive Vice President for Worldwide Production & Operations. He retired from Phillips Petroleum Company in this position in November 2002. Mr. Parker served on the board of Williams Partners GP LLC, the general partner of Williams Partners L.P., a publicly traded master limited partnership, from August 2005 to September 2010 where he also served as chairman of the conflicts and audit committees. He served on the board of directors of Latigo from January 2003 to May 2006 where he also served as chairman of the audit committee. Mr. Parker is a member of the Society of Petroleum Engineers. He received a Bachelor of Science degree in Petroleum Engineering from the University of Oklahoma.

        Mr. Parker has more than 46 years of experience in the oil and gas industry. Mr. Parker's engineering background provides him with the ability to fully comprehend, analyze and offer insights on the wide variety of technically challenging projects facing us as we develop our shale play assets. In addition, Mr. Parker has also served in a variety of executive positions for an exploration and production company and as a director and audit committee member for a large public company. These latter positions further complete his profile as an individual possessing a full gamut of experience in the industry. For these reasons, we believe Mr. Parker has been qualified to serve as a director.

PAMELA S. PIERCE

Independent Director, since 2007
Ztown Investments, Inc.
Partner

        *Pamela S. Pierce has served as one of our directors since May 2007. She has been a partner at Ztown Investments, Inc. since 2005, focused on investments in domestic oil and natural gas non-working interests. From 2000 to 2002, she was the President and Chief Executive Officer of Houston-based Mirant Americas Energy Capital and Production Company, and from 2002 to 2004, she was President of Huber Energy LP, an operating company of J.M. Huber Corporation. She has also held a variety of managerial positions with ARCO Oil and Gas Company, ARCO Alaska and Vastar Resources, Inc. Ms. Pierce is also a member of the board of directors of Scientific Drilling International, Inc. and ShawCor Ltd., an energy services company traded on the Toronto Stock Exchange, where she also serves on the compensation committee. From 2005 to 2013, she served on the board of directors of Michael Baker Corporation. She received a Bachelor of Science Degree in Petroleum Engineering from the University of Oklahoma and a Master of Business Administration in Corporate Finance from the University of Dallas.

        Ms. Pierce is a highly experienced business executive with extensive knowledge of the energy industry. She has experience in both the operational side of the industry, as well as the service sector, which is an important component affecting our operations. Her breadth of experiences in the industry allows her to bring a perspective on issues that may not be readily apparent to others. Her general business acumen enhances the Board of Directors' discussions on all matters affecting us, and her leadership insights contribute significantly to the Board of Directors' decision-making process. For these reasons, we believe Ms. Pierce is qualified to serve as a director.

DR. MYLES W. SCOGGINS

Independent Director, since 2012
Colorado School of Mines
President Emeritus

        Dr. Myles W. Scoggins has served as one of our directors since May 2012. Dr. Scoggins is President Emeritus of the Colorado School of Mines, an engineering and science research university with strong ties to the oil and gas industry. He served as its 16th President from June 2006 until July 2015. Dr. Scoggins retired in April 2004 after a 34-year career with Mobil Oil Corporation ("Mobil") and Exxon Mobil Corporation ("Exxon"), where he held senior executive positions in the upstream oil and gas business. From December 1999 to April 2004, he served as Executive Vice President of ExxonMobil Production Co. Prior to the merger of Mobil and Exxon in December 1999, he was President, International Exploration & Production and Global Exploration and an officer and member of the executive committee of Mobil. He has been a member of the board of directors of QEP Resources, Inc., a publicly traded independent onshore U.S. oil and gas exploration and production company since July 2010 (where he serves on the compensation committee and chairs the audit committee). From March 2010 until April 2018, Dr. Scoggins was a member of the board of directors Cobalt International Energy, Inc., a publicly traded deepwater oil exploration company; from February 2005 until June 2010, Dr. Scoggins was a member of the board of directors of Questar Corporation, a publicly traded Rockies-based integrated natural gas company; from March 2005 until August 2011, he was a member of the board of directors of Trico Marine Services, Inc., an integrated provider of subsea, trenching and marine support vessels and services; and from June 2007 until October 2012, he was a member of the board of directors of Venoco, Inc., a publicly traded oil and gas production company. Dr. Scoggins has a Ph.D. in Petroleum Engineering from the University of Tulsa.

        Dr. Scoggins has more than 49 years of experience in the oil and gas exploration and production industry. Dr. Scoggins' breadth of knowledge and experience, ranging from his engineering background to his extensive career as a member of senior management with large publicly traded companies (both domestically and internationally, off-shore and on-shore), provides him with unique and invaluable expertise in the upstream oil and gas business. Dr. Scoggins' experiences enable him to provide our Board with an abundance of observations applicable to our business, both from an operational and managerial perspective. For these reasons, we believe Dr. Scoggins is qualified to serve as a director.

EDMUND P. SEGNER, III

Independent Director, since 2011
EOG Resources, Inc.
Former President, Chief of Staff & Director

        Edmund P. Segner has served as one of our directors since 2011. Mr. Segner is currently a professor in the practice of engineering management in the Department of Civil and Environmental

Engineering at Rice University in Houston, Texas, a position he has held since July 2006. In 2008, Mr. Segner retired from EOG Resources, Inc. ("EOG"), a publicly traded independent oil and gas exploration and production company. Among the positions he held at EOG were President, Chief of Staff and director from 1999 to 2007. From March 2003 through June 2007, he also served as the Principal Financial Officer of EOG. He has been a member of the board of directors of HighPoint Resources Corporation (previously Bill Barrett Corporation), a publicly traded oil and gas company primarily active in the Rocky Mountain region of the United States, since August 2009 (where he serves on the audit, compensation and reserves & EHS committees). He has also served on the board of directors of Archrock, Inc., a publicly traded pure-play U.S. natural gas contract compression services business, since July 2018 (where he serves on the audit committee). From May 2009 until its merger with Archrock in April 2018, Mr. Segner was a member of the board of directors of Archrock Partners, L.P. (formerly Exterran Partners, L.P.), a publicly traded master limited partnership that provides natural gas contract operations services. From February 2014 until it was taken private by Enbridge, Inc., in 2017, Mr. Segner was a member of the board of directors of Midcoast Holdings, L.L.C., the general partner of Midcoast Energy Partners, L.P., a publicly traded master limited partnership. From August 2009 until October 2011, Mr. Segner was a member of the board of directors of Seahawk Drilling, Inc., an offshore oil and natural gas drilling company. He also currently serves as a member of the board or as a trustee for several non-profit organizations. Mr. Segner graduated from Rice University with a Bachelor of Science degree in Civil Engineering and received an M.A. degree in economics from the University of Houston. He is a certified public accountant.

        Mr. Segner's service as President, Principal Financial Officer and director of publicly traded oil and gas exploration and development companies demonstrates a strong operational, financial, accounting and strategic background and enables him to provide our Board with valuable business, leadership and management experience and insights into many aspects of the operations of exploration and production companies. Mr. Segner also brings financial and accounting expertise to the Board, including through his experience in financing transactions for oil and gas companies, his background as a certified public accountant, his service as a Principal Financial Officer, his supervision of other principal financial officers and principal accounting officers and his service on the audit committees of other companies. For these reasons, we believe Mr. Segner is qualified to serve as a director.

DONALD D. WOLF

Independent Director, since 2010
Retiring as of the Annual Meeting
Quantum Resources Management, LLC
Former Chairman

        Donald D. Wolf has served as one of our directors since February 2010. Mr. Wolf served as the Chief Executive Officer of Quantum Resources Management, LLC from 2006 to 2009 and served as the Chairman and Chief Executive Officer of the general partner of the fund until year-end 2014 when it merged with Breitburn Energy Partners, LP, an independent oil and gas master limited partnership, where he served as a director until 2018. He is currently chairman of the board of Enduring Resources, LLC and a director of Aspect Energy, LLC ("Aspect"). He served as President and Chief Executive Officer of Aspect from 2004 to 2006. Prior to joining Aspect, Mr. Wolf served as Chairman and Chief Executive Officer of Westport Resources Corporation from 1996 to 2004. Mr. Wolf graduated from Greenville College, Greenville, Illinois, with a Bachelor of Science in Business Administration.

        Mr. Wolf has had a diverse career in the oil and natural gas industry, beginning in operations and land management, and continuing through his service in a variety of executive positions for several exploration and productions companies with varied geographic operations. His extensive and varied experience in the energy industry brings substantial understanding to a wide range of operational, management and transactional situations, as well as unique leadership skills to our Board. For these reasons, we believe Mr. Wolf has been qualified to serve as a director.

MEETINGS AND COMMITTEES OF DIRECTORS

        Our Corporate Governance Guidelines require that the Board of Directors hold at least four meetings each year, and that our independent directors meet in executive session regularly. Our Board of Directors held seven meetings in 2018, and our independent directors met in executive session five times in 2018. Our Board of Directors held four regularly scheduled quarterly meetings and three special meetings in 2018. All members of the Board of Directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which the Board member served in 2018. For more information regarding the role and structure of our Board of Directors, refer to the "Corporate Governance" section included herein.

        The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

        Audit Committee.    Information regarding the functions performed by the Audit Committee and its membership is set forth in the "Audit Committee Report" included herein and also in the "Audit Committee Charter" that is posted on the Company's website at www.laredopetro.com. The members of the Audit Committee during 2018 were Mr. Segner (Chair), Mr. Parker, Mr. Wolf, Ms. Powell Hawes, Ms. Pierce and Dr. Scoggins. The Audit Committee Charter requires that the Audit Committee meet as often as it determines necessary but at least four times each year. The Audit Committee held ten meetings and ten executive sessions during 2018, either in person or by teleconference. The Audit Committee regularly meets in executive session with each of our external auditors and our internal audit manager.

        After the Annual Meeting, assuming the stockholders elect the two nominees of the Board of Directors as set forth in "Item One—Election of Directors" above, the members of the Audit Committee will be Mr. Segner (Chair), Ms. Powell Hawes, Ms. Pierce and Dr. Scoggins.

        Compensation Committee.    Responsibilities of the Compensation Committee, which are discussed in detail in the "Compensation Committee Charter" that is posted on the Company's website at www.laredopetro.com, include, among other duties, the responsibility to:

  •
  in consultation with senior management, establish the Company's general compensation philosophy and objectives;

  •
  review and approve the Company's goals and objectives relevant to the compensation of the Chief Executive Officer, annually evaluate the Chief Executive Officer's performance in light of those goals and objectives and, based on this evaluation, determine the Chief Executive Officer's compensation level, including salary, bonus, incentive and equity compensation;

  •
  make recommendations to the Board of Directors with respect to compensation for non-Chief Executive Officer executive officers;

  •
  make recommendations to the Board of Directors with respect to all employment compensation matters, severance arrangements, change in control provisions and agreements and any special supplemental benefits applicable to the Company's executive officers;

  •
  review and make recommendations to the Board of Directors with respect to incentive compensation and equity-based plans;

  •
  administer the Company's equity-based compensation plans, including the grant of performance units awards and other equity awards under such plans; and

  •
  review and make recommendations to the Board of Directors with respect to director compensation.

        The Compensation Committee has the authority, to the extent it deems appropriate, to retain one or more compensation consultants to assist in the evaluation of director, Chief Executive Officer or other executive compensation. The Compensation Committee has the sole authority to retain and terminate any such consulting firm and to approve the firm's fees and other retention terms. The Compensation Committee also has the authority, to the extent it deems necessary or appropriate, to retain other advisers. The Company will provide for appropriate funding as determined by the Compensation Committee, for payment of compensation to any consulting firm or other advisers employed by the Compensation Committee.

        During 2018, the members of the Compensation Committee were Ms. Pierce (Chair), Mr. Levy, Mr. Wolf and Dr. Scoggins.

        The Compensation Committee Charter requires that the Compensation Committee meet as often as it determines necessary but at least once each year. The Compensation Committee held five meetings and four executive sessions in 2018, either in person or by teleconference.

        After the Annual Meeting, assuming the stockholders elect the two nominees of the Board of Directors as set forth in "Item One—Election of Directors" above, the members of the Compensation Committee will be Ms. Pierce (Chair), Mr. Levy and Dr. Scoggins.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee identifies, evaluates and recommends qualified nominees to serve on the Company's Board of Directors, develops and oversees the Company's internal corporate governance processes and maintains a management succession plan. Additional information regarding the functions performed by the Nominating and Corporate Governance Committee is set forth in the "Corporate Governance" section included herein and also in the "Nominating and Corporate Governance Committee Charter" that is posted on the Company's website at www.laredopetro.com.

        During 2018, the members of the Nominating and Corporate Governance Committee were Mr. Parker (Chair), Messrs. Kagan, Segner and Wolf, Dr. Scoggins and Ms. Powell Hawes and Ms. Pierce. The Nominating and Corporate Governance Committee Charter requires that the Nominating and Corporate Governance Committee meet as often as it determines necessary but at least once each year. The Nominating and Corporate Governance Committee held four meetings in 2018, and two executive sessions.

        After the Annual Meeting, assuming the stockholders elect the two nominees of the Board of Directors as set forth in "Item One—Election of Directors" above, the members of the Nominating and Corporate Governance Committee will be Messrs. Kagan and Segner, Dr. Scoggins, Ms. Powell Hawes and Ms. Pierce, with the new chair of the Committee to be determined at the meeting of the Board of Directors to be held concurrently with the Annual Meeting.

 EXECUTIVE OFFICERS

        Set forth below is biographical information about each of our executive officers as of March 15, 2019, unless otherwise noted.

        Randy A. Foutch is the Chairman of the Board of Directors of the Company and Laredo's Chief Executive Officer. Please see the "Directors" section above for Mr. Foutch's biographical information.

        Richard C. Buterbaugh, age 64, joined the Company in June 2012 and has served as Executive Vice President & Chief Financial Officer of the Company since December 2012. He served as Senior Vice President—Investor Relations from June 2012 to December 2012. From March 2007 to June 2011, he was Vice President—Investor Relations and Corporate Planning at Quicksilver Resources Inc. From November 1989 to August 2006, he was with Kerr-McGee Corporation, most recently as Vice President of Corporate Planning and previously as Vice President of Investor Relations and Communications. After leaving Quicksilver Resources Inc. and prior to joining Laredo, as well as after leaving Kerr-McGee Corporation and prior to joining Quicksilver Resources Inc., he was a consultant for oil and gas finance and management projects. Mr. Buterbaugh has more than 41 years of corporate finance, planning and investor relations experience in the oil and gas industry. He holds a Bachelor of Science degree in Accounting from the University of Colorado.

        T. Karen Chandler, age 48, joined Laredo in December 2012 as Director—Operations, Technology & Planning and was promoted to Vice President—Operations in October 2016 before assuming the role of Senior Vice President and Chief Operating Officer in October 2018. Prior to joining Laredo, Dr. Chandler spent 15 years at ExxonMobil working in a variety of management and technical roles in the areas of drilling, completions and technology development. These roles included operations experience in the Colorado Piceance Basin, Australia Bass Strait and Papua New Guinea. Dr. Chandler holds a Bachelor of Science in Chemical Engineering from the University of Kentucky and a Master of Science and Ph.D. in Chemical Engineering from Georgia Institute of Technology.

        Daniel C. Schooley, age 63, joined Laredo in 2007 and served as Senior Vice President—Operations of the Company from May 2016 until April 2018, at which time he became Senior Vice President—Midstream, Marketing and Subsurface. He served as Senior Vice President—Midstream and Marketing from February 2014 to May 2016 and Vice President of Marketing from 2007 to February 2014. Mr. Schooley has been in the midstream and marketing business since 1983, serving in senior level management positions at Oxley Petroleum Co., Stalwart Energy Corporation and Lumen Energy Corp. Mr. Schooley holds a Bachelors degree in Forestry and a Masters degree in Resource Economics, both from Oklahoma State University.

        Kenneth E. Dornblaser, age 64, joined Laredo in June 2011 and served as the Senior Vice President and General Counsel of the Company until August 2018, at which time he became Senior Vice President—Legal and Administration. In 2012, Mr. Dornblaser was also appointed Corporate Secretary, which office was delegated to Mark Denny, our Vice President and General Counsel in February 2019. Immediately prior to joining Laredo, Mr. Dornblaser was a shareholder in the Johnson & Jones law firm, which he co-founded in March 1994. Prior to co-founding Johnson & Jones, Mr. Dornblaser had been engaged in the private practice of law in Tulsa, Oklahoma, with the law firm of Gable & Gotwals since 1980. Mr. Dornblaser graduated from Oklahoma State University with a Bachelor of Science degree in Accounting and the University of Oklahoma where he received his Juris Doctorate degree.

        Michael T. Beyer, age 43, joined Laredo in September 2007 and has served as Vice President—Controller and Chief Accounting Officer of the Company since April 2014. He served as Laredo's Controller from February 2012 to April 2014 and in various accounting roles from September 2007 to February 2012. Mr. Beyer has more than 18 years of experience in accounting, with the majority in the energy industry. Prior to joining Laredo, he worked in the tax field and spent five years at a private energy company, from 2002 to 2007. He received his Bachelor of Business Administration in Accounting from the University of Oklahoma and has been a Certified Public Accountant since 2002.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        The following discussion and analysis contains statements regarding our named executive officers' past and future performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management's expectations or estimates of results or other guidance.

Introduction

        The following compensation discussion and analysis describes the material elements of compensation for each of the individuals identified in the "Named Executive Officers" table, who we refer to in this "Compensation Discussion and Analysis" or "CD&A" as our "named executive officers" or "NEOs."

Named Executive Officers

        For the 2018 fiscal year, our named executive officers were:

• Randy A. Foutch	Chairman and Chief Executive Officer
• Richard C. Buterbaugh	Executive Vice President and Chief Financial Officer
• T. Karen Chandler	Senior Vice President and Chief Operating Officer
• Daniel C. Schooley	Senior Vice President—Midstream, Marketing and Subsurface
• Kenneth E. Dornblaser	Senior Vice President—Legal and Administration

        Messrs. Foutch and Buterbaugh are named executive officers by reason of their positions as the principal executive officer ("PEO") and principal financial officer ("PFO"), respectively, of the Company during the year. Dr. Chandler, Mr. Schooley and Mr. Dornblaser are named executive officers as they are our three most highly compensated executive officers (other than our PEO and PFO) who were serving in such capacity at the end of 2018.

Stockholder Say-on-Pay Results, Stockholder Engagement and Management Responsiveness

        Our executive compensation program received the support of 99.14% of shares voted at our 2018 annual meeting, which the Compensation Committee views as evidence of stockholder support of the Company's executive compensation decisions and policies. Despite this significant level of approval, the Compensation Committee, with the advice of FW Cook, its independent compensation advisor, continues to review the compensation program annually and modify it in ways that it believes will further align the interests of our executive officers with those of our stockholders.

        Furthermore, in addition to the Company's regular engagement with stockholders, in 2018, the Board specifically sought stockholder engagement regarding our compensation program. Georgeson, our proxy solicitor, actively reached out to the Company's top 25 stockholders to provide details regarding the Company's compensation program and to invite them to participate in in-depth discussions with the Company Board of Directors and management team. During 2018, the chair of the Compensation Committee, the general counsel and the vice president of investor relations participated on calls with stockholders representing more than 50% of our outstanding equity in aggregate to discuss the compensation structure.

        Based in part on the feedback received from stockholders and the advice given by FW Cook, the Compensation Committee recommended and the Board approved additional changes to the short and long-term compensation programs for 2019, including increasing the importance of return-based metrics in compensation criteria and reducing the LTIP target for our CEO for an overall reduction of 56% from the 2018 LTIP target and certain other of our senior officers an average of 8% from the 2018 LTIP target. See "Compensation Program for 2019".

        The below table highlights recent stockholder-driven changes to the Company's compensation practices.

What We Heard		What We Did
Increase the importance of return-based metrics in compensation criteria.	➜	In 2018 and 2019, changed the performance criteria for both STIP and LTIP awards to further emphasize return-based metrics.
Decrease the Board's discretion to determine STIP	➜
Beginning in 2018, objective bonus metric results established 70% of the total STIP payout, while the remaining 30% was subjectively determined by the Compensation Committee. Previously, the STIP payout determination weighting was 60% based on objective performance metrics and 40% based on subjective criteria.
Decrease the use of stock options	➜
Effective in 2018, no stock options were granted to our named executive officers. Instead, their long-term incentive awards consist of approximately 50% restricted shares and 50% performance unit awards.

        The Compensation Committee will continue to review stockholder votes on our executive compensation and engage regularly with stockholders to determine whether to make changes to the program accordingly.

Fiscal Year 2018 Performance Highlights and Impact on Incentive Compensation

        In 2018, the prices for oil, natural gas and NGL remained volatile while associated service costs increased. Despite this uncertain environment, we successfully grew our oil, natural gas and NGL reserves and production, while generating significant and repeatable efficiencies in our drilling program and cost controls in all areas of our operations.

        The following illustrates our 2018 performance highlights, how they were supported by our incentive programs and the resulting payouts showing the alignment between our incentive programs and execution of our strategy.

        Our 2018 STIP payout percentage was 90% of the STIP target percentage, which is reflective of the Company's performance against the 2018 bonus performance metrics (weighted 70%), as well as the Compensation Committee's subjective assessment of the Company's overall strategic performance in other areas (weighted 30%). For 2018, the Company exceeded the stretch targets on two of the four objective performance metrics (cash flow return on average capital employed and production), while failing to achieve the minimum targets on the other two objective performance metrics (drilling ROR and proved developed reserves/debt-adjusted share). As a result, the Company's 2018 performance qualified for a potential STIP payout percentage of 110% of the STIP target percentage based on the 2018 objective performance metrics. The Compensation Committee exercised its discretion to set the subjective component to approximately 44% payout of the STIP target percentage based on the overall performance of the Company, including its stock price performance. This resulted in a total STIP payout of approximately 90% of the STIP target percentage. Historically, individual adjustments were made after considering Company performance in other areas as well as individual performance factors such as leadership, commitment, motivational effect, level of responsibility and overall contribution to the Company's success. For our named executive officers, no individual adjustments were made for 2018. For a more complete description of these targets, see "2018 Bonus Performance Metric Targets and Results."

        The Company did not achieve the minimum shareholder return required for the 2016 performance unit awards resulting in a 0% payout for our 2016 LTIP performance unit awards that matured at the end of 2018 and were not converted into common stock but lapsed at vesting in the first quarter of 2019.

Summary of our Compensation Program

        The key components of our compensation program and how each supports our compensation objectives are presented in the following table:

Element	Description	Objectives

Salary rate	Annual cash compensation	Salary rates are designed to provide a fixed level of cash compensation for services rendered during the year.

STIP awards	Cash bonus award, based primarily on overall Company performance, with consideration also given to relative individual performance	Annual cash bonus awards are a key part of each named executive officer's annual compensation package. The Compensation Committee believes that cash bonuses are an appropriate way to further the Company's goal of attracting, retaining and rewarding highly-qualified and experienced officers. Cash bonuses are generally awarded annually following completion of the service year for which bonuses are payable and based primarily on Laredo's performance relative to predetermined targets for such service year, with consideration also given to individual performance and specific contributions to Laredo's success and performance.

LTIP awards	For corporate officers, consists of approximately 50% performance units and 50% restricted stock	Our long-term plan-based incentive program is designed to provide our employees, including our named executive officers, with an incentive to focus on our long-term success and to act as a long-term retention tool by aligning the interests of our employees with those of our stockholders. In previous years, stock options were also included in the LTIP pay mix.

Compensation Best Practices

        The Company maintains compensation arrangements intended to optimize returns to stockholders and include best practice features.

What We Do	What We Don't Do
Maintain robust equity ownership guidelines for directors and executives	Provide excise tax gross-ups for executives
Tie a significant portion of annual incentive compensation to Company performance and stock performance	Provide for "single trigger" change in control severance
Utilize an independent compensation consultant	Provide long-term employment agreements to executives
Perform an annual compensation risk assessment, including to ensure our compensation structure does not encourage unnecessary risk taking	Allow for option repricing without stockholder approval
Provide at least 50% of long-term incentives in the form of performance-based compensation	Allow directors or officers to pledge and/or hedge Company stock
Use a representative and relevant peer group	Provide excessive perquisites
Fully disclose incentive plan targets and results	Provide for maximum performance unit payout in the event of negative total shareholder return ("TSR")

Compensation Structure Supports Alignment Between Executives and Stockholders

        Our executive compensation program is designed to be strongly aligned with Company performance, and the majority of our named executive officers' compensation is considered variable and at-risk. We balance the various components of our compensation program by tying significant portions of total compensation to short-and long-term financial and strategic goals, currently in the form of annual cash bonus awards and long-term plan-based incentive awards. We also attempt to set each officer's salary rate in line with comparable positions with our peers and to award an annual cash bonus based on the achievement of overall Company strategic goals and each individual's relative contribution to those goals. Our compensation philosophy is designed to align the interests of our employees with those of our stockholders.

        The following pie charts depict the allocation of target salary rate, target STIP awards and target LTIP awards of our CEO and average for the other NEOs for 2018 (assuming each such person receives his or her target percentage for STIP and LTIP awards).

CEO Pay Mix	Average NEO Pay Mix

        In light of Dr. Chandler's new position as Senior Vice President and Chief Operating Officer effective October 17, 2018, we are using her 2019 salary rate, 2019 STIP target percentage and 2019 LTIP target percentage for the above pie chart. For further discussion regarding the salary rates, STIP in the form of annual cash bonus awards and long-term plan-based incentive awards see "—Elements of Compensation."

        The following table sets forth the approximate percentages of our named executive officers' total compensation as defined by the SEC in the form of salary, STIP award and LTIP equity awards during the fiscal year 2018 as set forth in the "Summary compensation table" that appears in "—Summary Compensation."

2018 Actual Pay Mix(1)

Name	Principal position	Salary as a percentage of total compensation(2)	STIP bonus as a percentage of total compensation(2)	Equity awards as a percentage of total compensation(3)
Randy A. Foutch	Chairman and Chief Executive Officer	10%	11%	79%
Richard C. Buterbaugh	Executive Vice President and Chief Financial Officer	12%	10%	77%
T. Karen Chandler(4)	Senior Vice President and Chief Operating Officer	25%	19%	54%
Daniel C. Schooley	Senior Vice President—Midstream, Marketing and Subsurface	13%	10%	77%
Kenneth E. Dornblaser	Senior Vice President—Legal and Administration	18%	14%	67%

(1)
The remaining portions of the named executive officers' total compensation were attributable to all other compensation during the fiscal year 2018. For further discussion of the named executive officers' all other compensation see "—Summary Compensation."

(2)
The amounts used in these calculations were the actual amounts earned in 2018, even if paid in another year.

(3)
The equity awards amounts used in these calculations were the sum of the grant-date fair values of the restricted stock awards and share-settled performance unit awards computed in accordance with FASB ASC Topic 718. Please refer to Note 8 to our audited consolidated financial statements in our 2018 Annual Report for disclosures regarding fair value estimates of restricted stock awards and share-settled performance unit awards.

(4)
Effective October 17, 2018, our Board of Directors appointed Dr. Chandler as Senior Vice President and Chief Operating Officer, a newly created position. Dr. Chandler joined the Company in 2012 and has served as Vice President—Operations since 2016. Dr. Chandler's 2018 rate was $295,000 until her appointment, at which time it was increased to $450,000, commensurate with her new position. Dr. Chandler's LTIP awards and one-time restricted stock award granted in 2018 were based on her 2018 salary rate of $295,000 that was effective prior to the February 16, 2018 grant date.

CEO Target Compensation vs. Realized Compensation

        In 2018, our CEO LTIP target percentage was increased to better match the market median of the Company's peer group. Subsequent to the grant of the 2018 LTIP awards, the Company's stock price declined significantly and the Compensation Committee approved a new peer group to better align with changing markets, which included removing peers with a larger market cap and adding peers with a similar size to Laredo. The 2019 LTIP target percentage for the CEO (reduced 19%) and certain other senior officers (reduced 8%) was reduced compared to 2018 to account for a decrease in the market median of the Company's new peer group. Additionally, the CEO voluntarily agreed to make a 45% reduction from the revised LTIP target for 2019 as a result of the Company's performance and declining stock price for an overall reduction of 56% from the 2018 LTIP target.

CEO 3-Year Target vs. Realized Compensation

Target Compensation:    Target salary rate, target STIP bonus and target LTIP grant

Realized Compensation:    For items included see "Realized Compensation," page 53.

Stock Price:    Valued using the average closing price for each fiscal year

        The following table shows a comparison of (i) the portion of CEO target compensation realized, indexed to a value of $100, and (ii) the value earned by a stockholder with a $100 investment in Laredo common stock made at the beginning of each respective period. For the cumulative three-year period, Mr. Foutch realized 49% of his target compensation, and the stockholder realized 45% of the original investment demonstrating a close alignment between our compensation program and stockholder interests.

Year	CEO target compensation(1)	CEO realized compensation(2)	Period	CEO(3)	Stockholder(4)
2016	$6,000,000	$2,739,655	12/31/2015 to 12/31/2016	$46	$177
2017	6,360,000	4,261,781	12/31/2016 to 12/31/2017	$67	$75
2018	7,674,400	2,843,255	12/31/2017 to 12/31/2018	$37	$34

	$20,034,400	$9,844,691	12/31/2015 to 12/31/2018	$49	$45

(1)
CEO target compensation is based on the target salary rate, the STIP target percentage and the LTIP target percentage for each respective period. For further details, please see the "Salary Rates", the "STIP Awards" and the "Long-term Plan-based Incentive Awards" sections below.

(2)
CEO realized compensation includes earned salary, earned STIP cash bonus, value realized on vesting of stock awards, value realized on exercise of stock options, value realized on vesting of share-settled performance awards and all other compensation. Please see "Summary Compensation" below for additional details of all other compensation for Mr. Foutch.

(3)
Represents the portion of CEO target compensation realized, indexed to a value of $100 at the beginning of each respective period.

(4)
Represents the value earned by a stockholder with a $100 investment in Laredo common stock made at the beginning of each respective period and utilizing the closing price of Laredo's common stock on the beginning and ending dates of each respective period.

Process for Determining Executive Compensation

Compensation philosophy and competitive market positioning

        Our executive compensation program is designed to attract, retain and motivate highly-qualified and committed personnel by compensating them with both potential long-term incentive compensation in the form of equity, options and performance incentives, and short-term cash compensation comprised of salary and the possibility of annual bonuses. We intend for our mix of compensation incentives to enhance our ability to recruit, retain and motivate our executives and other employees and to accelerate the value recognition of our assets for the benefit of our stockholders. We believe that our pay mix enables us to provide a competitive pay package in order to recruit and retain executives, while placing a larger emphasis on at-risk, variable and return-based compensation.

Implementing our objectives

        Executive compensation decisions are made on an annual basis by the Compensation Committee with input primarily from Messrs. Foutch and Buterbaugh. Although the Compensation Committee considers the input received from these executive officers, compensation decisions affecting our executive officers (including our named executive officers) and other officers are ultimately recommended by the Compensation Committee and approved by the Board of Directors.

        With the approval of the Compensation Committee, Messrs. Foutch and Buterbaugh have routinely obtained and reviewed external market information (including that received from the Compensation Committee's independent compensation adviser, as more fully described below) to assess the

Company's ability to provide competitive compensation packages to our executive officers and recommend an adjustment to the compensation levels when necessary. In making executive compensation recommendations, Messrs. Foutch and Buterbaugh consider both the Company's and the executive officers' performance during the year. Moreover, an executive officer's expanded role at the Company could also serve as a basis for adjustment. Specifically, Messrs. Foutch and Buterbaugh provide recommendations to the Compensation Committee regarding the compensation levels for our existing officers (provided that Mr. Foutch's compensation is solely determined by the Compensation Committee, and Mr. Buterbaugh's compensation is determined by the Compensation Committee based in part on the recommendations of Mr. Foutch) and our compensation program as a whole.

        While the Compensation Committee gives considerable weight to Messrs. Foutch's and Buterbaugh's input on compensation matters, the Board of Directors, after considering the recommendations of the Compensation Committee, has the final decision-making authority on all executive (including on named executive) and other officer compensation matters. No other executive officers have a role in the evaluation, design or administration of our executive officer compensation program.

Competitive Benchmarking

        In light of the ever-changing energy industry, we closely monitor the appropriateness of our peer groups. With the assistance of FW Cook, we review our peers annually to decide on their continued inclusion and consider possible additions or removals based on multiple factors, including revenue, operating cash flow, market capitalization and enterprise value. Beginning in 2018, FW Cook recommended that we consolidate our compensation group and performance group into a single group. FW Cook also suggested possible companies to add to the group. Our Compensation Committee reviewed and discussed these recommendations and ultimately adopted the recommended changes, which positioned the Company at the 49th percentile for revenue, 47th percentile for operating cash flow, 46th percentile for market capitalization and 47th percentile for enterprise value.

Elements of Compensation

Salary Rates

        Process for Setting Salary Rates:    Salary rates are typically reviewed annually and adjusted, if deemed warranted, in the first quarter of each year. In considering adjustments to salary rates, our Compensation Committee considers both our internal performance and external market factors.

        In addition to providing a salary rate that we believe is competitive with peers, we also consider internal pay equity among each of our named executive officers' salary levels relative to the salary levels of our other officers so that it accurately reflects the officer's relative skills, responsibilities, experience and contributions to the Company. Annual salary adjustments are based on a subjective analysis of many individual factors, including:

  •
  the responsibilities of the officer;

  •
  the scope, level of expertise and experience required for the officer's position;

  •
  the strategic impact of the officer's position;

  •
  the potential future contribution of the officer; and

  •
  the actual performance of the officer during the year.

        In addition to the individual factors listed above, we also take into consideration our overall business performance and implementation of Company objectives, as well as industry trends. While these factors generally provide context for making salary decisions, salary rate decisions do not depend directly on attainment of specific goals or performance levels and no specific weighting is given to one factor over another.

        The following table presents the salary rates of our named executive officers in 2017 and 2018:

Name	2017 salary rate	2018 salary rate	Percent change
Randy A. Foutch	$848,000	$848,000	—%
Richard C. Buterbaugh	$490,000	$500,000	2%
T. Karen Chandler(1)	$295,000	$450,000	53%
Daniel C. Schooley	$400,000	$420,000	5%
Kenneth E. Dornblaser	$365,000	$375,000	3%

(1)
Effective October 17, 2018, our Board of Directors appointed Dr. Chandler as Senior Vice President and Chief Operating Officer, a newly created position. Dr. Chandler joined the Company in 2012 and has served as Vice President—Operations since 2016. Dr. Chandler's 2018 rate was $295,000 until her appointment, at which time it was increased to $450,000, commensurate with her new position.

STIP Awards

        Target Award Levels:    The 2018 STIP target percentages for each named executive officer are listed below. The STIP target percentage varies by named executive officer and is based on differing job classifications and responsibilities. Each position is compared to similar positions in the market as well as our peer companies. The STIP award amount is determined by taking the salary earned during the performance year multiplied by the STIP target percentage multiplied by the STIP payout percentage, if any, approved by the Compensation Committee and the Board. The approved STIP payout percentage could range from 0% to 200% of the STIP target percentage.

Name	2017 STIP target percentage	2018 STIP target percentage
Randy A. Foutch	125%	125%
Richard C. Buterbaugh	90%	90%
T. Karen Chandler	70%	85%
Daniel C. Schooley	85%	85%
Kenneth E. Dornblaser	85%	85%

        Plan Mechanics:    For the 2018 calendar year performance, the STIP award payout percentage was determined in two parts at the sole discretion of the Compensation Committee for ultimate approval by the Board of Directors. The objective 2018 STIP Performance Metric Results (discussed below) established 70% of the total STIP awards, while the remaining 30% was subjectively determined by the Compensation Committee considering the Company's overall strategic performance in other areas. The Compensation Committee also considered individual adjustments for our named executive officers after receiving input provided by Messrs. Foutch and Buterbaugh regarding both Company performance in other areas, as well as individual performance factors such as leadership, commitment, motivational effect, level of responsibility and overall contribution to Laredo's success (provided that Mr. Foutch's performance was solely determined by the Compensation Committee, and Mr. Buterbaugh's performance was determined by the Compensation Committee based in part on the recommendations of Mr. Foutch). Although our short-term incentive program includes the Company 2018 STIP performance metrics, our Compensation Committee has the ultimate discretion to recommend to the Board of Directors whether to award any, and the amount of, STIP cash bonus awards.

        Objective 2018 STIP Performance Metrics Targets and Results:    Our 2018 performance metrics capture several critical performance criteria that we believe provide a quantitative measure of overall Company performance. The targets were set based on the Company's 2018 business strategy, place a focus on capital efficiency and provide the type of incentives sought by our Board of Directors and investors. Each metric is relatively weighted, and for each metric, a minimum threshold, a target and a stretch target are established.

        No credit is earned for a metric that fails to meet a minimum threshold. A 50% credit is earned for a metric that meets the minimum threshold, a 100% credit is earned for a metric that meets the target and a maximum of 200% credit is earned for a metric that meets or exceeds its stretch target (with intervals between directly interpolated).

        For 2018, the Company exceeded the stretch targets on two of the four objective performance metrics, while failing to achieve the minimum targets on the other two objective performance metrics. As a result, based on the 2018 objective performance metrics, the Company's 2018 performance qualified for a potential STIP payout percentage of 110% of the STIP target percentage.

        Each objective 2018 STIP Performance Metric and its minimum threshold, target, stretch target and relative weighting, together with its actual result from the Company's 2018 performance, is indicated in the table below.

2018 STIP performance metric	Minimum threshold	Target	Stretch target	Actual result	Actual result credit	Relative weighting	Potential payout
Cash Flow Return on Average Capital Employed(1)	18.0%	24.0%	30.0%	30.1%	200.0%	40.0%	80.0%
Proved Developed Reserves (BOE)/Debt-Adjusted Share(2)	0.64	0.70	0.76	0.48	—%	25.0%	—%
Drilling Rate of Return(3)	27.5%	32.5%	40.0%	8.5%	—%	20.0%	—%
Production (MBOE)	23,375	24,100	24,825	24,881	200.0%	15.0%	30.0%

Performance metric result (70% of STIP payout)							110.0%

(1)
Compares 2018 cash flows from operations before changes in assets and liabilities, excluding the adjustment for accretion of asset retirement obligations, to total capital employed (the average of beginning and ending total net debt and total stockholders' equity, then adjusted for 2018 impairment expense and mark-to-market on commodity derivatives, each adjusted for income tax expense, if any).

(2)
Proved developed reserves are as of December 31, 2018. Debt-adjusted share is calculated as net debt at December 31, 2018 divided by the closing price of our common stock on the NYSE at December 31, 2018, plus common shares outstanding as of December 31, 2018.

(3)
Calculated using the total future cumulative net cash flows of our wells with first oil production in 2018, measured as a percentage of total 2018 drilling and completion capital invested for our wells with first oil production in 2018, utilizing and holding constant budget prices for oil, NGL and natural gas.

        Subjective 2018 STIP Strategic Performance Accomplishments:    As noted above, the remaining 30% of the STIP payout percentage was determined subjectively by the Compensation Committee, considering the Company's strategic performance in other areas. The Compensation Committee exercised its discretion to set the subjective component to approximately 44% payout of the STIP target percentage based on the overall Company's performance and declining stock price as set forth in the below table.

Performance metric result	110%
Objective weight of STIP payout	70%

Objective result	77%
Subjective strategic performance	44%
Subjective weight of STIP payout	30%

Subjective result	13%

2018 STIP Payout %	90%

        Historically, individual adjustments were made after considering Company performance in other areas as well as individual performance factors such as leadership, commitment, motivational effect, level of responsibility and overall contribution to the Company's success. No individual adjustments to the CEO or NEO payouts were made for the 2018 calendar year performance.

STIP award payouts for 2018 performance

        Following the Compensation Committee's review of the objective 2018 STIP Performance Metric results and the Compensation Committee's subjective assessment of the Company's overall strategic performance in other areas as described above, the Compensation Committee determined, in its discretion, that the Company's overall performance resulted in an STIP payout percentage of approximately 90% of the STIP target percentage. The STIP awards approved by the Compensation Committee for our named executive officers were approximately 90% of their STIP target. The Compensation Committee submitted its recommendations to our Board of Directors, which approved such recommendations. The individual awards to the named executive officers are identified in the following table and were paid out in cash. The amounts shown under the "Award payout" column were paid to the named executive officers on December 24, 2018.

Name	2018 salary earned	2018 STIP target percentage	2018 STIP target value	Award payout	Approved percent payout to target
Randy A. Foutch	$848,000	125%	$1,060,000	$953,000	90%
Richard C. Buterbaugh	$499,615	90%	$449,654	$405,000	90%
T. Karen Chandler(1)	$340,192	85%	$289,163	$260,000	90%
Daniel C. Schooley	$419,231	85%	$356,346	$321,000	90%
Kenneth E. Dornblaser	$374,615	85%	$318,423	$287,000	90%

(1)
Effective October 17, 2018, our Board of Directors appointed Dr. Chandler as Senior Vice President and Chief Operating Officer, a newly created position. Dr. Chandler joined the Company in 2012 and has served as Vice President—Operations since 2016. Dr. Chandler's 2018 rate was $295,000 until her appointment, at which time it was increased to $450,000, commensurate with her new position.

Long-term Plan-based Incentive Awards

        In connection with our initial public offering in late 2011, we adopted the Equity Incentive Plan, which was amended in 2016.

        Target Award Levels:    Following consultation with FW Cook and a review of data associated with our peer group and the industry in general, our Compensation Committee determined that our named executive officers were positioned below the market median and an adjustment was required to the LTIP target percentages of certain of our named executive officers in order to continue to meet our objective of targeting the market median. Prior to 2018, LTIP target percentages for our named executive officers remained flat for the prior four years. The LTIP target percentage varies by named executive officer and is based on differing job classifications and responsibilities. Each position is compared to similar positions in the market as well as our peer companies. The value of the LTIP awards to be granted is determined by taking the LTIP target percentage multiplied by the most recent salary rate prior to the grant date. LTIP target percentages for each named executive officer for 2017 and 2018 are listed below.

Name	2015 long-term incentive target percentage	2016 long-term incentive target percentage	2017 long-term incentive target percentage	2018 long-term incentive target percentage
Randy A. Foutch	525%	525%	525%	680%
Richard C. Buterbaugh	400%	400%	400%	520%
T. Karen Chandler(1)	120%	90%	200%	200%
Daniel C. Schooley	300%	300%	300%	515%
Kenneth E. Dornblaser	300%	300%	300%	300%

(1)
Effective October 17, 2018, our Board of Directors appointed Dr. Chandler as Senior Vice President and Chief Operating Officer, a newly created position. Dr. Chandler joined the Company in 2012 and has served as Vice President—Operations since 2016. Dr. Chandler's 2017 and 2018 long-term incentive target percentages were based on her previous position as Vice President—Operations.

        Long-Term Incentive Vehicles:    For our named executive officers, the Company's LTIP awards granted in 2018 targeted a long-term incentive vehicle mix of approximately 50% restricted stock and 50% performance units. This mix of incentive vehicles, as well as the applicable vesting periods described below, were adopted by the Board of Directors following the recommendation of FW Cook and a review of comparable awards granted by our peer group and the industry in general. As more fully discussed above under "Compensation Structure Supports Alignment Between Executives and Stockholders," we believe that by tying significant portions of our officers' total compensation to awards that are directly impacted by the performance of our common stock, we align the interests of our officers with those of our stockholders. Long-term equity incentives are generally awarded in February following our Board meeting and the filing of our Annual Report on Form 10-K.

  •
  Restricted Stock: The restricted shares of our common stock are subject to forfeiture until vested. So long as the recipient of such shares is an employee of the Company, generally the shares granted to each recipient will vest, and the transfer restrictions thereon will lapse ratably, over three years. Each recipient will forfeit his or her unvested shares if the recipient's employment is terminated by us for any reason or if the recipient resigns (in either case, other than for death or disability). We believe that this vesting schedule is comparable to those utilized by the peer group and will assist us in attracting new talent and retaining existing personnel. Restricted shares of common stock may be granted to new employees upon hire to attract talent to the Company. All new hire employee grants must be approved by the Chairman and Chief

    Executive Officer, and all executive officer grants must be approved by the Compensation Committee.

  •
  Stock Options: For 2018 and 2019, no stock options were granted to our named executive officers. Stock options provide the opportunity to purchase our stock at a price that is fixed on the grant date regardless of the future market price. We consider stock options a form of performance-based compensation. If our stock price does not increase, then these stock options will have no economic value. Pursuant to the terms of the Equity Incentive Plan, the exercise price for each stock option is the closing price of a share of common stock on the NYSE on the grant date. In prior periods we have issued stock options to our named executive officers only on an annual basis, following the filing of our Annual Report on Form 10-K. Therefore, generally such stock options were issued at an exercise price equal to the market close on the second trading day following the filing of our Annual Report on Form 10-K.

    Stock option awards typically vest ratably over four years. As with the restricted shares of our common stock, we believe that this vesting schedule is comparable to those utilized by our peer group. The unvested portion of a stock option award will expire upon termination of employment of the optionee, and the vested portion of a stock option award will remain exercisable for (i) one year following termination of employment by reason of the optionee's death or disability or (ii) 90 days for any other reason, other than for cause. Both the unvested and vested (but unexercised) portion of a stock option award will expire upon the termination of the optionee's employment by us for cause. Unless sooner terminated, the stock option award will expire if and to the extent it is not exercised within 10 years from the date of the grant.

  •
  Performance Units: The performance unit awards granted to each recipient in 2016, 2017 and 2018 are payable in common stock of the Company. The performance unit awards have a three-year cliff vest, if the Company meets performance thresholds established by the Compensation Committee over a three-year performance period. Each performance unit represents one share of common stock of the Company.

    With respect to performance unit awards granted in 2016 and 2017, the amount of stock payable at the end of the performance period was and will be determined by multiplying the number of performance units by the applicable total shareholder return modifier ("TSR Modifier"). Each performance unit represent one share of common stock of the Company. The TSR Modifier is determined as follows:

Level of Performance	Relative TSR Performance	TSR Modifier(1)(2)
Below Threshold	<40th Percentile	0%
Threshold	40th Percentile	50%
Target	60th Percentile	100%
Maximum	≥80th Percentile	200%

(1)
Amounts between percentages are interpolated on a straight-line basis.

(2)
The recipient's maximum payout will be limited to 150% of TSR in the event our stock price has declined during the relevant performance period, even if our TSR among our performance peer group would otherwise call for a payout in excess of 150%.

        With respect to performance unit awards granted in 2018, the amount of stock potentially payable at the end of the performance period will be determined based on three criteria:

    (i)
    25% weighting on relative three-year total shareholder return comparing the Company's shareholder return to the shareholder return of the selected peer group ("RTSR Performance Percentage"),

    (ii)
    25% weighting on absolute three-year total shareholder return ("ATSR Appreciation") and

    (iii)
    50% weighting on three-year return on average capital employed ("ROACE Percentage").

        The RTSR Performance Percentage, ATSR Appreciation and ROACE Percentage will be used to identify the RTSR factor, the ATSR factor and ROACE factor, respectively, which are used to compute the "Performance Multiple" and ultimately to determine the final number of shares associated with each performance share unit granted at the maturity date (with all partial shares rounded, as appropriate). We refer you to our Form 8-K filed with the SEC on February 23, 2018 for a complete copy of the 2018 performance unit agreement, including Exhibit A thereto, which contains a more complete explanation of the performance goals and thresholds.

        The following table shows the peer group used to measure the TSR for performance unit awards granted in 2016 and 2017 and the Performance Multiple for performance unit awards granted in 2018 (the "Performance Group"):

Company	2016	2017	2018
Callon Petroleum Company		X	X
Carrizo Oil & Gas, Inc.			X
Centennial Resource Development Inc.			X
Cimarex Energy Co.	X	X
Clayton Williams Energy, Inc.	X
Concho Resources, Inc.	X	X
Diamondback Energy, Inc.	X	X	X
Eclipse Resources Corp.			X
Energen Corporation	X	X	X
EP Energy Corp.	X	X	X
Extraction Oil & Gas Inc.			X
Jagged Peak Energy Inc.			X
Matador Resources Company			X
Newfield Exploration Co.			X
Oasis Petroleum			X
Parsley Energy, Inc.	X	X	X
PDC Energy, Inc.			X
Pioneer Natural Resources Co.		X
QEP Resources, Inc.	X	X	X
Range Resources Corp.			X
Resolute Energy Corporate			X
RSP Permian, Inc.	X	X	X
Sanchez Energy Corporation			X
SM Energy Company	X	X	X
SRC Energy, Inc.			X
Whiting Petroleum Corp.	X	X	X
Wildhorse Resource Development Corp.			X
WPX Energy, Inc.		X	X

        The share-settled performance unit awards granted on May 25, 2016 had a performance period of January 1, 2016 to December 31, 2018 and, as their market criteria were not satisfied, resulted in a TSR modifier of 0% based on the Company finishing in the ninth percentile of its peer group for relative TSR. As such, the granted units lapsed and were not converted into the Company's common stock during the first quarter of 2019.

        Each recipient will forfeit his or her performance unit awards if the recipient's employment with us is terminated by the Company for any reason or if the recipient resigns (in either case, other than for death or disability). If the employment is terminated due to death or disability, the recipient is entitled to receive a pro-rated performance unit. Generally, grants of performance unit awards will be made in the first quarter of each year, when our results of operations for the previous year have generally been determined and when our Compensation Committee is normally meeting to discuss short-term incentive payouts based on the prior-year results.

Long-term Plan-based Incentive Awards Granted in 2018

        The value of the long-term incentive awards to be granted was determined by taking the LTIP target percentage multiplied by the most recent salary rate prior to the grant date ("Grant Value"). The total number of both the shares of stock and units of long-term incentive awards granted were calculated by dividing the Grant Value by the average closing price of our stock for the 10 trading days ended February 15, 2018 (the filing date of our 2017 Annual Report). This 10-day average closing price was $8.28. The grant date and number of shares of restricted stock and units of share-settled performance units are presented in the following table. The grant-date fair values presented in the following table were computed in accordance with FASB ASC Topic 718 as described in Note 8 to our audited consolidated financial statements in our 2018 Annual Report, and not the Grant Value.

		Restricted stock(1)		Share-settled performance units(2)
Name	Grant date	Number of shares of stock	Grant-date fair value ($)	Number of units	Grant-date fair value ($)
Randy A. Foutch	2/16/2018	348,213	2,911,061	348,213	3,210,524
Richard C. Buterbaugh	2/16/2018	157,005	1,312,562	157,005	1,447,586
T. Karen Chandler(3)	2/16/2018	38,043	318,039	38,043	350,756
Daniel C. Schooley	2/16/2018	130,616	1,091,950	130,616	1,204,280
Kenneth E. Dornblaser	2/16/2018	67,935	567,937	67,935	626,361

(1)
The restricted stock's grant-date fair value was computed in accordance with FASB ASC Topic 718 and was determined based on the closing price of our common stock on the NYSE on February 16, 2018, which was $8.36 per share. These shares vest 33%, 33% and 34% on a time basis per year beginning on the first anniversary date of the grant.

(2)
The $9.22 per unit grant-date fair value was computed in accordance with FASB ASC Topic 718 and consists of a (i) $10.08 per unit grant-date fair value, determined utilizing a Monte Carlo simulation, for the combined (.25) RTSR Factor and (.25) ATSR Factor and (ii) $8.36 per unit grant-date fair value for the (.50) ROACE Factor determined based on the closing price of our common stock on the NYSE on February 16, 2018. These share-settled performance units are payable in stock upon a three-year cliff vest for achievement of a "Threshold," "Target" or "Maximum" level of performance, and interpolated between levels, for each the RTSR performance, ASTR appreciation and ROACE percentage for the performance period of January 1, 2018 to December 31, 2020. For further discussion see—"Grants of Plan-Based Awards for the Year Ended December 31, 2018."

(3)
Effective October 17, 2018, our Board of Directors appointed Dr. Chandler as Senior Vice President and Chief Operating Officer, a newly created position. Dr. Chandler joined the Company in 2012 and has served as Vice President—Operations since 2016. Dr. Chandler's LTIP awards granted in 2018 were based on her $295,000 2018 salary rate that was effective prior to the February 16, 2018 grant date.

        In addition to the above recurring annual grants, we made the following one-time restricted stock awards. The one-time restricted stock awards were granted to recognize the successful sale of LMS' 49% interest in Medallion Gathering & Processing, LLC ("Medallion") reflecting the investment made previously in building and operating the Medallion system and an approximate return of three times our invested capital for the project. Named executive officer awards were paid in restricted stock with a one-year cliff vest instead of cash to further align management pay with our shareholders. The restricted stock's grant-date fair value was computed in accordance with FASB ASC Topic 718 and was determined based on the closing price of our common stock on the NYSE on February 16, 2018, which was $8.36 per share. Our Compensation Committee provided this one-time award due to the extraordinary circumstances and does not anticipate making frequent awards of this type in the future.

Name	Grant date	Number of shares of stock	Grant-date fair value ($)
Randy A. Foutch	2/16/2018	104,469	873,361
Richard C. Buterbaugh	2/16/2018	44,082	368,526
T. Karen Chandler(1)	2/16/2018	7,850	65,626
Daniel C. Schooley	2/16/2018	25,966	217,076
Kenneth E. Dornblaser	2/16/2018	25,966	217,076

(1)
Effective October 17, 2018, our Board of Directors appointed Dr. Chandler as Senior Vice President and Chief Operating Officer, a newly created position. Dr. Chandler joined the Company in 2012 and has served as Vice President—Operations since 2016. Dr. Chandler's one-time restricted stock award was based on her $295,000 2018 salary rate that was effective prior to the February 16, 2018 grant date.

Compensation Program for 2019

2019 Peer Group Changes

        As part of its annual compensation review, beginning in the fall of 2018 and continuing as part of ongoing discussions with our Compensation Committee, FW Cook again reviewed our peer group to consider its relevance for both general compensation elements and for our share-settled performance unit awards.

        Due to the fact that Energen Corp., Newfield Exploration Co., Resolute Energy Corporate, RSP Permian, Inc., Sanchez Energy Corporation and Wildhorse Resource Development Corporation have been acquired, merged or have ceased to be traded, and based upon prior policies adopted by the Compensation Committee, FW Cook recommended that they should be removed from the peer group. FW Cook also recommended the following peers be removed from the peer group: (i) Diamondback Energy, Inc. due to its expanded size following the acquisition of Energen Corporation and (ii) EP Energy Corp. due to it having a significantly lower market capitalization in addition to a unique compensation design.

        Our Compensation Committee reviewed and discussed these recommendations and ultimately adopted the recommended changes. As a result, with respect to compensation matters in 2019, our peer group consists of the 16 companies listed below:

2019 Peer Group

Callon Petroleum Company	Parsley Energy, Inc.
Carrizo Oil & Gas, Inc.	PDC Energy, Inc.
Centennial Resource Development Inc.	QEP Resources, Inc.
Eclipse Resources Corp.(1)	Range Resources Corp.
Extraction Oil & Gas Inc.	SM Energy Company
Jagged Peak Energy Inc.	SRC Energy, Inc.
Matador Resources Company	Whiting Petroleum Corp.
Oasis Petroleum	WPX Energy, Inc.

(1)
Due to this peer combining with Blue Ridge Mountain Resources resulting in the formation of Montage Resources Corp. on February 28, 2019, the Compensation Committee approved to keep it in the Peer Group for performance unit awards granted in 2019 and its TSR be based on the 15-to-1 reverse stock split of Eclipse Resources Corp.'s common stock.

2019 Salary Rates

        In February 2019, following an extended review of data provided by FW Cook with respect to target pay elements of our peer group, and in accordance with our compensation philosophy of targeting our officer salary rate at the market median, our Compensation Committee and our Board of Directors elected not to change the salary rates for 2019 for our named executive officers, as indicated in the table below. We believe the salary rates reflect the approximate median of our peer group.

        The following table presents the salary rates of our named executive officers in 2018 and 2019:

Name	2018 salary rate	2019 salary rate	Salary rates' percent change
Randy A. Foutch	$848,000	$848,000	—%
Richard C. Buterbaugh	$500,000	$500,000	—%
T. Karen Chandler	$450,000	$450,000	—%
Daniel C. Schooley	$420,000	$420,000	—%
Kenneth E. Dornblaser	$375,000	$375,000	—%

2019 STIP Target Award Levels

        Following consultation with FW Cook, our Compensation Committee determined not to change the STIP target percentages for the 2019 calendar year performance. Therefore, the STIP target award levels remain as indicated in the following table.

Name	2018 STIP target percentage	2019 STIP target percentage
Randy A. Foutch	125%	125%
Richard C. Buterbaugh	90%	90%
T. Karen Chandler	85%	85%
Daniel C. Schooley	85%	85%
Kenneth E. Dornblaser	85%	85%

2019 STIP Performance Metrics

        Effective for 2019, following consultation with certain of our investors and FW Cook, our Compensation Committee recommended, which recommendation was approved by the Board of Directors, the objective STIP performance metrics and relative weightings for our STIP for the 2019 calendar year performance as reflected below. We believe that these updated metrics and relative weightings are aligned with our 2019 business strategy, place a focus on capital efficiency and provide the type of incentives sought by our Board of Directors and investors.

2019 STIP performance metric	Relative weighting
Cash Flow Return on Average Capital Employed(1)	30.0%
Drilling Rate of Return(2)	30.0%
Oil Production (MBbl)(3)	25.0%
Proved Developed Oil Reserves (Bbl)/Debt-Adjusted Share(4)	15.0%

(1)
Compares 2019 cash flows from operations before changes in assets and liabilities, excluding the adjustment for accretion of asset retirement obligations, to total capital employed (the average of beginning and ending total net debt and total stockholders' equity, then adjusted for 2019 impairment expense and mark-to-market on commodity derivatives, each adjusted for income tax expense, if any).

(2)
Calculated using the total future cumulative net cash flows of our wells with first oil production in 2019, measured as a percentage of total 2019 drilling and completion capital invested for our wells with first oil production in 2019, utilizing and holding constant budget prices for oil, NGL and natural gas.

(3)
We have updated this metric from our 2018 STIP performance metric for (i) oil production for the year ended December 31, 2019 from oil, NGL and natural gas production for the year ended December 31, 2018 and (ii) a relative weighting of 25.0% from 15.0%.

(4)
We have updated this metric from our 2018 STIP performance metric for (i) the metric's numerator to proved developed oil reserves as of December 31, 2019 from proved developed oil, NGL and natural gas reserves as of December 31, 2018, (ii) a relative weighting of 15.0% from 25.0% and (iii) the metric's denominator using the average closing price of our common stock for the last 30 trading days ending December 31, 2019 from the closing price of our common stock as of December 31, 2018. Debt-adjusted share is calculated as net debt at December 31, 2019 divided by the average closing price of our common stock on the NYSE for the last 30 trading days ending December 31, 2019, plus common shares outstanding as of December 31, 2019.

        The objective 2019 STIP performance metric results establish 70% of the total STIP awards, while the remaining 30% is subjectively determined by the Compensation Committee considering the Company's overall strategic performance in other areas.

2019 Long-term Plan-based Incentive Target Award Levels

        Following consultation with FW Cook and a review of data associated with our peer group and the industry in general, our Compensation Committee determined that an adjustment was required to the LTIP target percentages of certain of our named executive officers in order to continue to meet our objective of targeting the market median. The 2019 LTIP target percentage for the CEO was reduced by 19%, and the 2019 LTIP target percentage for certain other senior officers was reduced by 8%. Our CEO voluntarily agreed to decrease his LTIP target by 45% from the revised LTIP target due to the decline of our stock price for an overall reduction of 56% from his 2018 LTIP target. The 2019 LTIP targets for our named executive officers are set out below.

Name	2018 long-term incentive target percentage	2019 long-term incentive target percentage
Randy A. Foutch	680%	300%
Richard C. Buterbaugh	520%	475%
T. Karen Chandler(1)	200%	450%
Daniel C. Schooley	515%	475%
Kenneth E. Dornblaser	300%	275%

(1)
Effective October 17, 2018, our Board of Directors appointed Dr. Chandler as Senior Vice President and Chief Operating Officer, a newly created position. Dr. Chandler joined the Company in 2012 and has served as Vice President—Operations since 2016. Dr. Chandler's 2018 long-term incentive target percentage was based on her previous position as Vice President—Operations.

Long-term Plan-based Incentive Awards Granted in 2019

        Following discussion with and input from FW Cook, the Compensation Committee changed the form of payment of our LTIP awards program with respect to performance unit awards granted in 2019 to make them payable, if at all, in cash, in common stock or a combination of cash and common stock. The Board or its designee has sole discretion to determine the type of payment for the performance unit awards.

        The number of shares of restricted stock and performance units granted on February 28, 2019 to our named executive officers pursuant to the reduced LTIP targets, are outlined below. These grants were calculated based on the average closing price of our stock for the 10 trading days ended February 28, 2019. This 10-day average closing price was $3.65.

        The grant date, number of shares of restricted stock, number of units of performance units and the grant-date fair values, made in accordance with the applicable accounting principles footnoted below, are presented in the following table:

		Restricted stock(1)		Performance units(2)
Name	Grant date	Number of shares of stock	Grant-date fair value ($)	Number of units	Grant-date fair value ($)
Randy A. Foutch	2/28/2019	348,493	1,195,331	348,493	1,299,879
Richard C. Buterbaugh	2/28/2019	325,342	1,115,923	325,342	1,213,526
T. Karen Chandler	2/28/2019	277,397	951,472	277,397	1,034,691
Daniel C. Schooley	2/28/2019	273,288	937,378	273,288	1,019,364
Kenneth E. Dornblaser	2/28/2019	141,267	484,546	141,267	526,926

(1)
The restricted stocks' grant-date fair value is computed in accordance with FASB ASC Topic 718 and is determined based on the closing price of our common stock on the NYSE on February 28, 2019, which was $3.43 per share. These shares vest 33%, 33% and 34% on a time basis per year beginning on the first anniversary date of the grant.

(2)
The $3.73 per unit grant-date fair value was computed in accordance with FASB ASC Topic 718 and consists of a (i) $4.03 per unit grant-date fair value, determined utilizing a Monte Carlo simulation, for the combined (.25) RTSR Factor and (.25) ATSR Factor and (ii) $3.43 per unit grant-date fair value for the (.50) ROACE Factor determined based on the closing price of our common stock on the NYSE on February 28, 2019. These performance units, which can be settled in cash or stock, or a combination of cash and stock, at the election of the Compensation Committee, have a three-year cliff vest and a performance period of January 1, 2019 to December 31, 2021.

Other Benefits

  •
  Health and welfare benefits.

  •
  Our named executive officers are eligible to participate in all of our employee health and welfare benefit plans on the same basis as other employees (subject to applicable law). These plans include medical, vision and dental insurance, dependent care flexible spending account, medical flexible spending account or health savings account, as well as short and long-term disability benefits. These benefits are provided in order to ensure that we are able to competitively attract and retain officers and other employees. This is a fixed component of compensation, and these benefits are provided on a non-discriminatory basis to all employees.

  •
  Retirement benefits.

  •
  Our named executive officers also participate in our defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code") on the same basis as our other employees. The plan allows eligible employees to make contributions up to 100% of their annual compensation, not to exceed annual limits established by the federal government. We make matching contributions in cash of up to 6% of an employee's eligible compensation and may make additional discretionary contributions in the form of cash.

  •
  Perquisites.

  •
  We believe that the total mix of compensation and benefits provided to our executive officers is currently competitive and, therefore, perquisites do not play a significant role in our executive officers' total compensation. Nevertheless, Laredo provides limited perquisites and benefits to its officers, including reimbursement for cell phone charges, information technology assistance and monthly dues at a downtown lunch/dinner club.

  •
  A charitable matching gift program is offered to all Laredo employees and members of our Board of Directors. This program is a way the Company can support employees and board members in their efforts to give back to the communities in which they work and live. The Company will match dollar-for-dollar contributions made by employees or members of our board of directors, up to $1,000 per calendar year. Gifts will only be matched if they are requested for organizations eligible under Section 501(c)(3) of the Code. The minimum contribution that will be matched is $100 per calendar year. In order for the Company to provide the matching gift, there can be no direct benefit, reward or consideration to the employee or board member when making the donation.

  •
  Other benefits.

  •
  Effective January 1, 2013, we entered into an aircraft lease with Lariat Ranch LLC ("Lariat Ranch"), the aircraft owner and an entity controlled by Mr. Foutch, and our Board of Directors adopted a revised aircraft use policy. Under this arrangement, as amended in 2014, 2015 and 2018, we pay an hourly rate for the use of the aircraft and also pay for all operating costs associated with our use of the aircraft, as well as expenses related to the flight crew and other expenses during such use. For further details, see the "Summary compensation table" in "—Summary Compensation" and "TRANSACTIONS WITH RELATED PERSONS—Other Related-Party Transactions."

Employment, Severance or Change in Control Agreements

        We do not currently maintain any long-term employment agreements. On November 9, 2011, the Company adopted the Laredo Petroleum, Inc. Change in Control Executive Severance Plan (as amended, the "Change in Control and Executive Severance Plan"), which provides severance payments and benefits to our named executive officers and eligible persons with the title of vice president and above, as determined by our Compensation Committee. The policy provides an eligible participant with a lump-sum cash severance payment and continued health benefits in the event that the participant experiences a qualifying termination event within the 18-month period following the occurrence of a qualifying change in control event ("double trigger"). In the event that an eligible executive's employment is terminated without cause by the employer or for good reason by the executive within the 18-month period following the occurrence of a change in control, the executive would become entitled to receive 100% (in the case of our Chief Executive Officer, 300%, and in the case of our other named executive officers, 200%) of the executive's salary rate and 200% (in the case of our Chief Executive Officer, 300%, and in the case of our other named executive officers, 200%) of the executive's target STIP cash bonus and prorated amount of such target STIP cash bonus for the fiscal year in which the change of control payment is triggered. In addition, the executive would receive Company-paid COBRA continuation coverage for up to 18 months following the date of termination. The policy contains a modified cutback provision whereby payments payable to an executive may be reduced if doing so would put the executive in a more advantageous after-tax provision than if payments were not reduced and the executive became subject to excise taxes under Section 4999 of the Code and loss of deduction under Section 280G of the Code. We believe these severance levels are comparable to those utilized by our peer group.

        We believe that our Change in Control Executive Severance Plan, including its requirement of a "double trigger," provides suitable incentive for our officers to remain with the Company in the event of a potential change in control through the consummation of any such transaction. We further believe such an incentive is to the benefit of our stockholders as well as any potential purchaser in connection with a change in control transaction, as it helps to ensure the continued operation and seamless transition of the Company prior to and through the conclusion of any such transaction. The compensation "multipliers" among the different categories of our officers were established based upon information provided by FW Cook regarding both our peer group and the industry in general.

Other Matters

Risk assessment

        The Compensation Committee and management have reviewed our compensation policies as generally applicable to our employees and believe that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.

        Our compensation philosophy and culture support the use of salary rate, short-term incentive cash bonuses and long-term incentive equity compensation that are generally uniform in design and operation throughout our organization and with all levels of employees. In addition, the following specific factors, in particular, reduce the likelihood of excessive risk-taking:

  •
  Our overall compensation levels are competitive with the market; and

  •
  Our compensation mix is balanced among (i) fixed components such as salary rate and benefits, (ii) short-term incentive cash bonuses and (iii) long-term incentive equity awards that reward our employees based on long-term overall financial performance and operational measures.

        Furthermore, prior to our initial public offering in 2011, we provided our officers the opportunity to invest in our equity, which all of our named executive officers who were with the Company at the time did, and now we provide our officers with the opportunity to be awarded long-term incentive equity that continues to align their interests with those of our stockholders.

        In summary, because the Compensation Committee focuses on the Company's performance, with only some consideration given to the specific individual performance of the employee when making compensation decisions, we believe our historical compensation programs did not, and our current compensation programs do not, encourage excessive and unnecessary risk taking by executive officers (or other employees). These programs were and are designed to encourage employees to remain focused on both our short- and long-term operational and financial goals. We set performance goals that we believe are appropriate in light of our past performance and market conditions. The Compensation Committee will continue to monitor all levels of compensation to attempt to ensure that no element of compensation encourages excessive and unnecessary risk-taking.

Equity ownership guidelines

        The Compensation Committee recommended, and the Board of Directors approved, stock ownership guidelines for directors and the executive management team in order to further align the interest of our directors and officers with those of our stockholders. Individuals have three years from their hire, promotion or appointment date to reach the following stock ownership guidelines (as a multiple of salary rate): (i) Chief Executive Officer: 5x; (ii) President and Chief Operating Officer: 3x; (iii) Executive and Senior Vice Presidents: 2x; (iv) Vice Presidents: 1x; and (v) directors: $400,000 worth of Company stock. Stock actually owned, as well as stock awarded under restricted stock awards, is included for purposes of satisfying these guidelines. No stock potentially exercisable under stock option awards is included. Based on the highest closing price of our common stock since January 1, 2019 ($4.19), all of our officers and directors have satisfied the stock ownership guidelines.

Compensation Consultant and Conflict of Interest Analysis

        Since July 2012, the Compensation Committee has engaged FW Cook to serve as its independent compensation adviser. FW Cook did not provide any services to the Company outside of the scope of its engagement by the Compensation Committee. In accordance with the requirements of Item 407(e)(3)(iv) of Regulation S-K, the Compensation Committee considered the relationships that FW Cook has had with the Company, the members of the Compensation Committee and our executive officers, as well as the policies that FW Cook has in place to maintain its independence and objectivity, and determined that no conflicts of interest arose from the work performed by FW Cook. It is anticipated that the relationship will continue during 2019. The Compensation Committee's objective when engaging FW Cook was to assess our level of competitiveness for executive-level talent and provide recommendations for attracting, motivating and retaining key employees, including identifying industry best practices.

        At the request of the Compensation Committee, FW Cook has undertaken comprehensive market reviews annually, which have been utilized by the Compensation Committee when making its recommendations to the Company's board of directors for the compensation programs, including adjustments to the current programs that were made in 2017 and later, as described above.

Tax and accounting implications

        In prior years, the Compensation Committee generally structured the Company's compensation program with the intent to preserve any deductions under Code Section 162(m), which generally limits the deductibility of annual compensation paid to a "covered employee" in excess of $1 million, unless certain exceptions are met, such as the exception for qualified performance-based compensation. Pursuant to the Tax Cuts and Jobs Act of 2017 (the "Tax Act") as of January 1, 2018, the exception under Code Section 162(m) for qualified performance-based compensation was eliminated and the definition of "covered employee" was expanded to include the chief financial officer and certain former named executive officers of a Company. The Tax Act includes a transition rule under which the changes to Code Section 162(m) will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017, and is not materially modified after that date. However, given the loss of the qualified performance-based compensation exception, non-grandfathered awards may result in non-deductible compensation amounts.

Policies against hedging and pledging stock

        Under the terms of our Insider Trading Policy that is applicable to our directors and named executive officers, such persons are prohibited from engaging in hedging transactions that are designed to hedge or offset a decrease in market value of such person's common stock in the Company. We prohibit such conduct because to allow such activity, the director or officer could then no longer be exposed to the full risks of ownership and may no longer have the same objectives as the Company's other stockholders.

        In addition, our directors and named executive officers may not hold their Company securities in a margin account and may not, without prior approval and in very limited circumstances, pledge Company securities as collateral for any other loan. The only exception to the prohibition on pledging securities may exist in the case of a non-margin loan where the director or officer was clearly able to demonstrate the financial ability to repay the loan without resort to the pledged securities, and only if such pledge was pre-approved by our General Counsel. No shares owned by our directors or named executive officers are currently pledged.

COMPENSATION COMMITTEE REPORT

        Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee of the Board of Directors
Pamela S. Pierce, Chair James R. Levy, Member Dr. Myles W. Scoggins, Member Donald D. Wolf, Member

        The information contained in this Compensation Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

Summary Compensation

        The following table summarizes, with respect to our named executive officers, information relating to the compensation (as defined by the SEC) for services rendered in all capacities during the fiscal years ended December 31, 2018, 2017 and 2016.

Summary compensation table

Name and principal position	Year	Salary ($)(1)	STIP cash bonus ($)(1)	Restricted stock awards ($)(2)	Stock option awards ($)(2)	Share-settled performance units ($)(2)	All other compensation ($)(3)	Total ($)
Randy A. Foutch,	2018	848,000	953,000	3,784,422	—	3,210,524	44,788	8,840,734
Chairman and Chief	2017	840,615	1,107,000	1,118,544	985,395	3,004,622	47,426	7,103,602
Executive Officer	2016	758,462	1,650,000	2,402,883	3,023,806	6,942,950	46,200	14,824,301
Richard C. Buterbaugh,	2018	499,615	405,000	1,681,088	—	1,447,586	20,364	4,053,653
Executive Vice President and	2017	486,154	460,000	492,435	433,825	1,322,793	21,214	3,216,421
Chief Financial Officer	2016	440,856	680,000	1,064,134	1,339,115	3,074,728	19,914	6,618,747
T. Karen Chandler,(4)	2018	340,192	260,000	383,665	—	350,756	17,910	1,352,523
Senior Vice President and	2017	293,462	216,000	148,232	130,590	398,179	18,110	1,204,573
Chief Operating Officer	2016	266,869	350,000	454,978	—	598,053	17,310	1,687,210
Daniel C. Schooley,	2018	419,231	321,000	1,309,026	—	1,204,280	20,064	3,273,601
Senior Vice President—	2017	396,923	355,000	301,490	265,604	809,879	20,264	2,149,160
Midstream, Marketing and	2016	344,865	550,000	719,938	712,758	1,636,557	19,464	3,983,582
Subsurface
Kenneth E. Dornblaser,	2018	374,615	287,000	785,013	—	626,361	20,664	2,093,653
Senior Vice President—	2017	362,692	324,000	275,114	242,364	739,009	20,864	1,964,043
Legal and Administrative	2016	331,827	485,000	600,721	755,954	1,735,733	11,579	3,920,814

(1)
The amounts presented in these columns reflect the actual amounts earned in 2018, 2017 and 2016, even if paid in another year.

(2)
For the 2016 LTIP awards, on February 9, 2016 our board of directors approved the value for grants to the named executive officers. The closing price of our stock on this date was $6.10. In accordance with prior practice, the number of shares of restricted stock awards, stock option awards and share-settled performance units to be issued pursuant to such approval were calculated based on the average closing price of our stock for the 10 trading days ended February 19, 2016 (two days after the filing of our 2015 Annual Report on Form 10-K). This 10-day average closing price was $5.40. As previously noted, these grants were contingent on the subsequent approval of the amendment to our Equity Incentive Plan by our stockholders. If the grant of these shares had not been subject to subsequent stockholder approval, the shares would have been valued using the February 19, 2016 closing price of $4.10 in compliance with applicable accounting principles. On May 25, 2016, our stockholders approved the amendment to our Equity Incentive Plan. On May 25, 2016 the closing price of our stock was $12.36. In accordance with FASB ASC Topic 718, the restricted stock awards, stock option awards and share-settled performance unit awards were valued on the date of stockholder approval. For the 2018 and 2017 LTIP awards, the amounts presented in these columns reflect the grant-date fair value of the restricted stock awards, stock option awards and share-settled performance unit awards computed in accordance with FASB ASC Topic 718. The 2018 restricted stock awards' amounts include a one-time grant to recognize the successful sale of Medallion while aligning the equity award with the interests of stockholders. Please refer to Note 8 to our audited consolidated financial statements in our 2018 Annual Report for disclosures regarding fair value estimates of restricted stock awards, stock option awards and share-settled performance unit awards.

(3)
The amounts presented in this column include the aggregate value of matching contributions to our 401(k) plan, the dollar values of life insurance coverage, charitable gifts made on behalf of named executive officers pursuant to our charitable gift matching program, wellness reimbursements and health savings contributions. Each of our named executive officers received matching contributions to our 401(k) plan of $16,500 for 2018. The amounts presented in this column for Mr. Foutch include the aggregate incremental cost of expenses that were paid by us pursuant to the terms of the Aircraft Lease (as defined below) and our aircraft use policy, which would otherwise have been paid by Lariat Ranch, an entity controlled by Mr. Foutch, for the use of Lariat Ranch's aircraft not directly related to Laredo's business. These payments during the years 2018, 2017 and 2016, were $20,930, $23,868 and $23,442 respectively, and they represent only a portion of the total costs incurred by Lariat Ranch of flying the aircraft. For further details, please see "TRANSACTIONS WITH RELATED PERSONS—Other Related-Party Transactions."

(4)
Effective October 17, 2018, our Board of Directors appointed T. Karen Chandler as Senior Vice President and Chief Operating Officer, a newly created position. Dr. Chandler joined the Company in 2012 and has served as Vice President—Operations since 2016. Dr. Chandler's 2018 rate was $295,000 until her appointment, at which time it was increased to $450,000, commensurate with her new position. Dr. Chandler's LTIP awards granted in 2018 were based on her $295,000 2018 salary rate that was effective prior to the February 16, 2018 grant date.

Realized Compensation

        The calculation of total compensation, as shown in the Summary Compensation Table on page 52, includes items driven by accounting assumptions as defined by the SEC. As a result, total compensation as defined by the SEC differs substantially from the compensation actually realized by our named executive officers in a particular year. To supplement the SEC-required disclosure, the table below shows compensation actually realized by the named executive officers. These amounts are not a substitute for the amounts reported as total compensation as defined by the SEC. Realized compensation includes each named executive officer's earned salary, earned STIP cash bonus, value realized on vesting of stock awards, value realized on exercise of stock options, value realized on vesting of share-settled performance awards and all other compensation, which includes matching contributions to our 401(k) plan, the dollar values of life insurance coverage, charitable gifts made on behalf of named executive officers pursuant to our charitable gift matching program, wellness reimbursements and health savings contributions.

        The following table summarizes, with respect to our named executive officers, information relating to the realized compensation earned for services rendered in all capacities during the fiscal years ended December 31, 2018, 2017 and 2016.

	Realized compensation
Name	2018	2017	2016
Randy A. Foutch(1)	$2,843,255	$4,261,781	$2,739,655
Richard C. Buterbaugh	$1,366,139	$1,971,210	$1,257,081
T. Karen Chandler(2)	$784,614	$801,040	$708,115
Daniel C. Schooley	$1,002,804	$1,318,351	$1,005,663
Kenneth E. Dornblaser	$1,105,162	$1,274,237	$895,537

(1)
The amounts presented for Mr. Foutch include the aggregate incremental cost of expenses that were paid by us pursuant to the terms of the Aircraft Lease (as defined below) and our aircraft use policy, which would otherwise have been paid by Lariat Ranch, an entity controlled by Mr. Foutch, for the use of Lariat Ranch's aircraft not directly related to Laredo's business. For further details, please see "TRANSACTIONS WITH RELATED PERSONS—Other Related-Party Transactions."

(2)
Effective October 17, 2018, our Board of Directors appointed Dr. Chandler as Senior Vice President and Chief Operating Officer, a newly created position. Dr. Chandler joined the Company in 2012 and has served as Vice President—Operations since 2016. Dr. Chandler's 2018 rate was $295,000 until her appointment, at which time it was increased to $450,000, commensurate with her new position.

        The lower comparative realized compensation in 2018 and 2016 is mainly due to (i) the lower price of our common stock at the time of the vesting of stock awards during 2018 and 2016 and (ii) there being no performance awards vesting in 2018 and 2016, whereas there were share-settled performance awards vesting in 2017.

Grants of Plan-Based Awards for the Year Ended December 31, 2018

        The following table provides information concerning each stock award (referred to in the table collectively as "stock awards") granted to our named executive officers under any plan during the year ended December 31, 2018. The grant-date fair values presented in the following table were computed in accordance with FASB ASC Topic 718 as described in Note 8 to our audited consolidated financial statements in our 2018 Annual Report, and not the Grant Value.

Grants of plan-based awards table for the year ended December 31, 2018

		Restricted stock(1)		Medallion Award(2)		Share-settled performance units(3)		Share-settled performance units estimated future payout in shares
Name	Grant date	Number of shares of stock	Grant-date fair value ($)	Number of shares of stock	Grant-date fair value ($)	Number of units	Grant-date fair value ($)	Threshold(4)	Target(5)	Maximum(6)
Randy A. Foutch	2/16/2018	348,213	2,911,061	104,469	873,361	348,213	3,210,524	239,396	348,213	696,426
Richard C. Buterbaugh	2/16/2018	157,005	1,312,562	44,082	368,526	157,005	1,447,586	107,941	157,005	314,010
T. Karen Chandler(7)	2/16/2018	38,043	318,039	7,850	65,626	38,043	350,756	26,155	38,043	76,086
Daniel C. Schooley	2/16/2018	130,616	1,091,950	25,966	217,076	130,616	1,204,280	89,799	130,616	261,232
Kenneth E. Dornblaser	2/16/2018	67,935	567,937	25,966	217,076	67,935	626,361	46,705	67,935	135,870

(1)
The restricted stock's grant-date fair value was computed in accordance with FASB ASC Topic 718 and was determined based on the closing price of our common stock on the NYSE on February 16, 2018, which was $8.36 per share. These shares vest 33%, 33% and 34% on a time basis per year beginning on the first anniversary date of the grant.

(2)
The one-time restricted stock awards were granted to recognize the successful sale of LMS' 49% interest in Medallion Gathering & Processing, LLC ("Medallion") reflecting the investment made previously in building and operating the Medallion system and an approximate return of three times our invested capital for the project. Named executive officer awards were paid in restricted stock with a one-year cliff vest instead of cash to further align management pay with our shareholders. The restricted stock's grant-date fair value was computed in accordance with FASB ASC Topic 718 and was determined based on the closing price of our common stock on the NYSE on February 16, 2018, which was $8.36 per share.

(3)
The $9.22 per unit grant-date fair value was computed in accordance with FASB ASC Topic 718 and consists of a (i) $10.08 per unit grant-date fair value, determined utilizing a Monte Carlo simulation, for the combined (.25) RTSR Factor and (.25) ATSR Factor and (ii) $8.36 per unit grant-date fair value for the (.50) ROACE Factor determined based on the closing price of our common stock on the NYSE on February 16, 2018. These share-settled performance units are payable in stock upon a three-year cliff vest for achievement of a "Threshold," "Target" or "Maximum" level of performance, and interpolated between levels, for each the RTSR performance, ASTR appreciation and ROACE percentage for the performance period of January 1, 2018 to December 31, 2020.

(4)
In order to determine the "Threshold" number of units, an achievement over a three-year period of (.25) RTSR performance equaling the 30th percentile (12.5% of total performance units payable in stock) and (.25) ASTR performance equaling 10% (6.25% of total performance units payable in stock) were utilized. The (.50) ROACE portion of the award does not have an explicit "Threshold" level of performance. An ROACE % less than 10% receives an ROACE Factor of 0%. An ROACE % greater than 10% up to but not equal to 20% receives an ROACE Factor directly interpolated between 0% and 100%. An ROACE % of 20% up to 30% receives an ROACE Factor directly interpolated between 100% and 200%. In order to determine the "Threshold" number of units for the ROACE portion, performance equaling 20% is utilized (50% of total performance units payable in stock). All intervening percentages are directly interpolated.

(5)
In order to determine the "Target" number of units, an achievement over a three-year period of (.25) RTSR performance equaling the 60th percentile (25% of total performance units payable in stock), (.25) ASTR performance equaling 35% (25% of total performance units payable in stock) and (.50) ROACE performance equaling 20% (50% of total performance units payable in stock) were utilized. All intervening percentages are directly interpolated.

(6)
In order to determine the "Maximum" number of units, an achievement over a three-year period of (.25) RTSR performance equaling or exceeding the 90th percentile (50% of total performance units payable in stock), (.25) ASTR performance equaling or exceeding 60% (50% of total performance units payable in stock) and (.50) ROACE performance equaling or exceeding 30% (100% of total performance units payable in stock) were utilized. All intervening percentages are directly interpolated.

(7)
Effective October 17, 2018, our Board of Directors appointed Dr. Chandler as Senior Vice President and Chief Operating Officer, a newly created position. Dr. Chandler joined the Company in 2012 and has served as Vice President—Operations since 2016. Dr. Chandler's LTIP awards and one-time restricted stock award granted in 2018 were based on her 2018 salary rate of $295,000 that was effective prior to the February 16, 2018 grant date.

Laredo Petroleum, Inc. Omnibus Equity Incentive Plan

        Under the Equity Incentive Plan, awards of stock options, including both incentive stock options and non-statutory stock options, stock appreciation rights, restricted stock and restricted stock units, stock bonus awards, performance unit awards and performance compensation awards (payable in cash or otherwise) may be granted. Subject to adjustment for certain corporate events, 24,350,000 shares is currently the maximum number of shares of our common stock authorized and reserved for issuance under the Equity Incentive Plan. However, we are seeking stockholder approval to increase this amount to 29,850,000 shares. See "Item Two—Approval of an Amendment to the Laredo Petroleum, Inc. Omnibus Equity Incentive Plan."

        Eligibility.    Our employees, consultants and directors and those of our affiliated companies, as well as those whom we reasonably expect to become our employees, consultants and directors or those of our affiliated companies are eligible for awards, provided that incentive stock options may be granted only to employees. A written agreement between us and each participant will evidence the terms of each award granted under the Equity Incentive Plan.

        Shares subject to the Equity Incentive Plan.    The shares that may be issued pursuant to awards are our common stock, $0.01 par value per share, and currently the maximum aggregate amount of common stock that may be issued upon exercise of all awards under the Equity Incentive Plan, including incentive stock options, may not exceed 24,350,000 shares, subject to adjustment to reflect certain corporate transactions or changes in our capital structure. In addition, currently (i) the maximum number of shares with respect to which stock options and/or stock appreciation rights may be granted to any participant in any one-year period is limited to 14,350,000 shares, (ii) the maximum number of shares with respect to which incentive stock options may be granted under the Equity Incentive Plan may not exceed 14,350,000 shares, (iii) no more than 14,350,000 shares may be earned in respect of performance unit awards denominated in shares granted to any single participant for a single calendar year during a performance period, or in the event that the performance unit is paid in cash, other securities, other awards or other property, no more than the fair market value of 14,350,000 shares of common stock on the last day of the performance period to which the award related, and (iv) the maximum amount that can be paid to any single participant in one calendar year pursuant to a cash bonus award is $5 million and awards in respect of no more than 1,435,000 shares may be granted to any non-employee director in a single calendar year, in each case, subject to adjustment for certain corporate events.

        If any award under the Equity Incentive Plan expires or otherwise terminates, in whole or in part, without having been exercised in full, the common stock withheld from issuance under that award will become available for future issuance under the Equity Incentive Plan. If shares issued under the Equity Incentive Plan are reacquired by us pursuant to the terms of any forfeiture provision, those shares will become available for future awards under the Equity Incentive Plan. Awards that can only be settled in cash will not be treated as shares of common stock granted for purposes of the Equity Incentive Plan.

        Administration.    Our Board of Directors, or a committee of members of our board of directors appointed by our board of directors, may administer the Equity Incentive Plan, and that administrator is referred to in this summary as the "administrator." Currently, the Compensation Committee serves as the administrator. Among other responsibilities, the administrator selects participants from among the eligible individuals, determines the number of shares of common stock that will be subject to each award and determines the terms and conditions of each award, including exercise price, methods of payment and vesting schedules. Our Board of Directors may amend or terminate the Equity Incentive Plan at any time. Amendments will not be effective without stockholder approval if stockholder approval is required by applicable law or stock exchange requirements.

        Adjustments in capitalization.    Subject to the terms of an award agreement, if there is a specified type of change in our common stock, such as extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization, appropriate equitable adjustments or substitutions will be made to the various limits under, and the share terms of, the Equity Incentive Plan and the awards granted thereunder, including the maximum number of shares reserved under the Equity Incentive Plan, the maximum number of shares with respect to which any participant may be granted awards and the number, price or kind of shares of common stock or other consideration subject to awards to the extent necessary to preserve the economic intent of the award. In addition, subject to the terms of an award agreement, in the event of certain mergers, the sale of all or substantially all of our assets, our reorganization or liquidation, or our agreement to enter into any such transaction, the administrator may cancel outstanding awards and cause participants to receive, in cash, stock or a combination thereof, the value of the awards.

        Change in control.    In the event of a change in control, all options and stock appreciation rights subject to an award will become fully vested and immediately exercisable and any restricted period imposed upon restricted awards will expire immediately (including a waiver of applicable performance goals). Accelerated exercisability and lapse of restricted periods will, to the extent practicable, occur at a time that allows participants to participate in the change in control. In the event of a change of control, all incomplete performance periods will end, the administrator will determine the extent to which performance goals have been met, and such awards will be paid based upon the degree to which performance goals were achieved.

        Clawback policy.    Awards granted under the Equity Incentive Plan are subject to any clawback policy adopted by the Company and to the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, and the rules, regulations and binding, published guidance thereunder, which legislation provides for the clawback and recovery of incentive compensation in the event of certain financial statement restatements.

        Nontransferability.    In general, each award granted under the Equity Incentive Plan may be exercisable only by a participant during the participant's lifetime or, if permissible under applicable law, by the participant's legal guardian or representative. Except in very limited circumstances, no award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against us. However, the designation of a beneficiary will not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

        Section 409A.    The provisions of the Equity Incentive Plan and the awards granted under the Equity Incentive Plan are intended to comply with or be exempt from the provisions of Section 409A of the Code and the regulations thereunder so as to avoid the imposition on any participant of an additional tax under Section 409A of the Code.

Registration Rights

        We are a party to a registration rights agreement pursuant to which we have granted certain registration rights to entities affiliated with Warburg Pincus that received shares of our common stock in the corporate reorganization consummated prior to our IPO.

Outstanding Equity Awards at 2018 Fiscal Year-End

        The following table provides information concerning restricted stock awards, share-settled performance unit awards and stock option awards that are not vested and stock option awards that are vested and exercisable for our named executive officers as of December 31, 2018.

Outstanding equity awards table as of December 31, 2018

		Restricted stock awards		Share-settled performance unit awards
						Stock option awards
			Market value of shares not vested(2)		Market value of units not vested(2)
Name	Grant date	Shares not vested(1)		Units not vested(3)		Stock options not exercisable(4)	Stock options exercisable	Exercise price	Expiration date
Randy A. Foutch	2/16/2018	452,682	$1,638,709	240,267	$869,767	—	—	$—	—
	2/17/2017	53,076	$192,135	79,217	$286,766	89,870	29,956	$14.12	2/17/2027
	5/25/2016	66,099	$239,278	—	$—	155,056	155,055	$4.10	2/19/2026
	2/27/2015	—	$—	—	$—	41,976	125,928	$11.93	2/27/2025
	2/27/2014	—	$—	—	$—	—	96,040	$25.60	2/27/2024
	2/15/2013	—	$—	—	$—	—	128,709	$17.34	2/15/2023
	2/3/2012	—	$—	—	$—	—	62,868	$24.11	2/3/2022
Richard C. Buterbaugh	2/16/2018	201,087	$727,935	108,333	$392,165	—	—	$—	—
	2/17/2017	23,367	$84,589	34,876	$126,251	39,566	13,188	$14.12	2/17/2027
	5/25/2016	29,273	$105,968	—	$—	68,668	68,667	$4.10	2/19/2026
	2/27/2015	—	$—	—	$—	18,590	55,768	$11.93	2/27/2025
	2/27/2014	—	$—	—	$—	—	42,532	$25.60	2/27/2024
	2/15/2013	—	$—	—	$—	—	42,961	$17.34	2/15/2023
T. Karen Chandler(5)	2/16/2018	45,893	$166,133	26,250	$95,025	—	—	$—	—
	2/17/2017	7,034	$25,463	10,498	$38,003	11,910	3,970	$14.12	2/17/2027
	6/1/2016	12,691	$45,941	—	$—	—	—	$—	—
	5/25/2016	8,247	$29,854	—	$—	—	—	$—	—
	2/15/2013	—	$—	—	$—	—	16,430	$17.34	2/15/2023
Daniel C. Schooley	2/16/2018	156,582	$566,827	90,125	$326,253	—	—	$—	—
	2/17/2017	14,306	$51,788	21,353	$77,298	24,224	8,074	$14.12	2/17/2027
	5/25/2016	15,581	$56,403	—	$—	36,549	36,549	$4.10	2/19/2026
	5/18/2016	13,636	$49,362	—	$—	—	—	$—	—
	2/27/2015	—	$—	—	$—	9,895	29,682	$11.93	2/27/2025
	2/27/2014	—	$—	—	$—	—	22,638	$25.60	2/27/2024
	2/15/2013	—	$—	—	$—	—	12,050	$17.34	2/15/2023
	2/3/2012	—	$—	—	$—	—	6,975	$24.11	2/3/2022
Kenneth E. Dornblaser	2/16/2018	93,901	$339,922	46,875	$169,688	—	—	$—	—
	2/17/2017	13,055	$47,259	19,484	$70,532	22,104	7,368	$14.12	2/17/2027
	5/25/2016	16,525	$59,821	—	$—	38,764	38,764	$4.10	2/19/2026
	2/27/2015	—	$—	—	$—	10,494	31,482	$11.93	2/27/2025
	2/27/2014	—	$—	—	$—	—	24,010	$25.60	2/27/2024
	2/15/2013	—	$—	—	$—	—	26,348	$17.34	2/15/2023
	2/3/2012	—	$—	—	$—	—	13,971	$24.11	2/3/2022

(1)
Restricted shares granted in 2018, 2017 and 2016 vest 33%, 33% and 34% on a time basis per year beginning on the first anniversary date of the grant, with the following exceptions: (i) 104,469 shares, 44,082 shares, 7,850 shares, 25,966 shares and 25,966 shares each of restricted stock awarded to Mr. Foutch, Mr. Buterbaugh, Dr. Chandler, Mr. Schooley and Mr. Dornblaser, respectively, on February 16, 2018 have a one-year cliff vest, (ii) 12,691 shares of restricted stock awarded to Dr. Chandler on June 1, 2016 have a three-year cliff vest and (iii) 13,636 shares of restricted stock awarded to Mr. Schooley on May 18, 2016 have a three-year cliff vest.

(2)
Market value is based on the $3.62 per share closing price of our common stock on the NYSE on December 31, 2018, the last trading day of the year.

(3)
The share-settled performance unit awards granted on May 25, 2016 had a performance period of January 1, 2016 to December 31, 2018 and, as their market criteria were not satisfied, resulted in a TSR modifier of 0% based on the Company finishing in the ninth percentile of its peer group for relative TSR. As such, the granted units lapsed and were not converted into the Company's common stock during the first quarter of 2019. For the February 17, 2017 share-settled performance unit awards, the potential TSR Modifier pursuant to the next highest performance level was at "threshold," resulting in a potential TSR Modifier of 50% based on their actual performance through December 31, 2018 attaining "below threshold" performance level. See pages 41-42 for discussion of these awards' TSR Modifier. For the February 16, 2018 share-settled performance unit awards, the potential RTSR Factor, ATSR Factor and ROACE Factor pursuant to the next highest performance level of 50%, 25% and 100%, respectively, resulting in a potential Performance Multiple of 69% based on their actual performance through December 31, 2018 attaining below 30th percentile in relative TSR, below 10% in absolute TSR and below 10% for the ROACE Percentage Threshold. See pages 41-42 for discussion of these awards' RTSR Factor, ATSR Factor and ROACE Factor. The share-settled performance unit awards granted February 17, 2017 have a performance period of January 1, 2017 to December 31, 2019 and any shares earned under such awards are expected to be issued in the first quarter of 2020 if the market and vesting criteria are met. The share-settled performance unit awards granted February 16, 2018 have a performance period of January 1, 2018 to December 31, 2020 and any shares earned under such awards are expected to be issued in the first quarter of 2021 if the market and/or performance and vesting criteria are met.

(4)
Stock option awards granted in 2017, 2016 and 2015 vest and become exercisable in four equal installments on each of the first four anniversaries of the date of the grant.

(5)
Effective October 17, 2018, our Board of Directors appointed Dr. Chandler as Senior Vice President and Chief Operating Officer, a newly created position. Dr. Chandler joined the Company in 2012 and has served as Vice President—Operations since 2016.

Stock Award Vestings, Stock Option Exercises and Performance Unit Vestings in Fiscal Year 2018

        The following table provides information concerning the vesting of stock awards, the exercise of stock options and the vesting of share-settled performance units during fiscal year 2018 on an aggregated basis with respect to each of our named executive officers.

Stock award vestings, stock option exercises and performance unit vestings for the year ended
December 31, 2018

	Stock awards		Stock options		Share-settled performance units
Name	Shares acquired on vesting	Value realized on vesting(1)	Shares acquired on exercise	Value realized on exercise(2)	Shares acquired on vesting(3)	Value realized on vesting(1)
Randy A. Foutch	117,523	$997,467	—	$—	—	$—
Richard C. Buterbaugh	51,977	$441,160	—	$—	—	$—
T. Karen Chandler(4)	19,396	$166,512	—	$—	—	$—
Daniel C. Schooley	28,586	$242,509	—	$—	—	$—
Kenneth E. Dornblaser	49,275	$422,883	—	$—	—	$—

(1)
The value realized upon vesting was calculated utilizing the closing stock price on the vesting date.

(2)
The value realized on exercise was calculated by multiplying the number of exercised stock options by the difference between the exercise price and the closing stock price on the date of exercise.

(3)
The share-settled performance unit awards granted on February 27, 2015 had a performance period of January 1, 2015 to December 31, 2017 and, as their market criteria were not satisfied, resulted in a TSR Modifier of 0% based on the Company finishing in the 36th percentile of its peer group for relative TSR. As such, the granted units lapsed and were not converted into the Company's common stock during the first quarter of 2018.

(4)
Effective October 17, 2018, our Board of Directors appointed Dr. Chandler as Senior Vice President and Chief Operating Officer, a newly created position. Dr. Chandler joined the Company in 2012 and has served as Vice President—Operations since 2016.

        The share-settled performance unit awards granted on May 25, 2016 had a performance period of January 1, 2016 to December 31, 2018 and, as their market criteria were not satisfied, resulted in a TSR modifier of 0% based on the Company finishing in the ninth percentile of its peer group for relative TSR. As such, the granted units lapsed and were not converted into the Company's common stock during the first quarter of 2019.

Pension Benefits

        We maintain a 401(k) Plan for our employees, including our named executive officers, but at this time we do not sponsor or maintain a pension plan for any of our employees.

Nonqualified Deferred Compensation

        We do not provide a deferred compensation plan for our employees at this time.

Potential Payments upon Termination or Change in Control

  Severance

        As described above, we do not maintain individual employment agreements. The Company has adopted the Change in Control Executive Severance Plan, which provides severance payments and benefits to our named executive officers and eligible persons with the title of vice president and above, as determined by our Compensation Committee. The policy provides an eligible participant with a lump sum cash severance payment and continued health benefits in the event that the participant experiences a qualifying termination within the 18-month period following the occurrence of a qualifying change in control event. In the event that an eligible executive's employment is terminated without cause by the employer or for good reason by the executive within the 18-month period following the occurrence of a change in control, the executive would become entitled to receive 100% (in the case of our Chief Executive Officer, 300%, and in the case of our other named executive officers, 200%) of the executive's salary rate and 200% (in the case of our Chief Executive Officer, 300%) of the executive's target STIP cash bonus and prorated amount of such target STIP cash bonus for the fiscal year in which the change of control payment is triggered. In addition, the executive would receive company paid COBRA continuation coverage for up to 18 months following the date of termination. The policy contains a modified cutback provision whereby payments payable to an executive may be reduced if doing so would put the executive in a more advantageous after-tax provision than if payments were not reduced and the executive became subject to excise taxes. In order to be eligible for severance benefits under the policy, our named executive officers have executed a confidentiality, non-disparagement and non-solicitation agreement.

  Restricted Stock

        The restricted stock may be affected by a named executive officer's termination of employment or the occurrence of certain corporate events. In the event of the termination of a named executive officer's employment by the Company, with or without cause, or the named executive officer's resignation for any reason, the named executive officer will generally forfeit all restricted stock to us.

        If the named executive officer's employment with the Company is terminated upon the death of the named executive officer or because the named executive officer is determined to be disabled by the board of directors, then all of his or her restricted stock will automatically vest. A named executive officer will be considered to have incurred a "disability" in the event of the officer's inability to perform, even with reasonable accommodation, on a full-time basis the employment duties and responsibilities due to accident, physical or mental illness, or other circumstance; provided, however, that such inability continues for a period exceeding 180 days during any 12-month period.

        In the event of a change of control, all restricted stock awards will become fully vested as of the date of the change of control, provided that the named executive officer remains employed by the Company through the date of such change of control. For purposes of these restricted stock awards, a "change of control" generally means: (i) any person acquires beneficial ownership of our securities representing 40% or more of the combined voting power of our outstanding securities (provided, however, that if the surviving entity becomes a subsidiary of another entity, then the outstanding securities shall be deemed to refer to the outstanding securities of the parent entity), (ii) a majority of the members of the Board of Directors who were directors as of the date of the corporate reorganization no longer serve as directors; or (iii) the consummation of a merger or consolidation of our company with any other entity, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent more than 40% of the combined voting power of our voting securities outstanding immediately after such merger or consolidation.

  Stock Options

        Stock option awards may be affected by a named executive officer's termination of employment or the occurrence of certain corporate events. The unvested portion of a stock option award shall expire upon termination of employment, and the vested portion of a stock option award shall remain exercisable for (i) one year following termination of employment by reason of the holder's death or disability, but not later than the expiration of the option period, or (ii) 90 days following termination of employment for any reason other than the holder's death or disability, and other than the holder's termination of employment for cause. Both the unvested and the vested but unexercised portion of a stock option award shall expire upon the termination of the option holder's employment or service by the Company for cause.

        In the event of a change of control (which for these purposes is the same as described for restricted stock above), provided that the named executive officer remains employed by the Company through the date of such change of control, all stock option awards will become fully vested and exercisable with respect to all shares of common stock covered thereby as of the date of the change of control.

  Performance Unit Awards

        Performance unit awards may be affected by a named executive officer's termination of employment or the occurrence of certain corporate events. If the executive's employment with the Company is terminated by the Company for any reason, with or without cause, or the executive resigns (in either case, other than by reason of death or disability) prior to the maturity date of the performance unit award, then no amount shall generally be issued in respect of the award. If, prior to the maturity date, the executive's employment with the Company terminates either by reason of death or because the executive is determined by the Board of Directors or the Compensation Committee to be subject to a disability, then the executive shall be eligible to receive a pro-rated performance unit award, taking into account the time that the executive was employed during the performance period prior to the date of such termination. The performance units granted to each recipient in 2017 and 2018 are payable in common stock of the Company, and the performance units granted to each recipient in 2019 are payable in cash, common stock or a combination of cash and common stock. The market criteria for the performance units awarded to each recipient in 2016 were not satisfied, and the awarded units lapsed and were not converted into common stock during the first quarter of 2019.

        In the event of a change of control (which for these purposes is the same as described for restricted stock above), provided that the named executive officer remains employed by the Company through the date of such change of control, the "performance periods" in effect on the date the change of control occurs shall end on such date, and either the Board of Directors or the Compensation Committee shall determine the extent to which the performance goals with respect to each such performance period have been met, based upon such audited or unaudited financial information or other information then available as it deems relevant. The Board of Directors or Compensation Committee shall then cause each holder of performance unit awards to receive partial or full issuance of such awards for each performance period (including a potential range from 0% to 200%), based on the Board of Directors' or Compensation Committee's determination of the degree of attainment of the performance goals or that the applicable "target" levels of performance have been attained or on such other basis determined by the board of directors or Compensation Committee.

Potential Payments upon Termination or Change in Control Table for Fiscal Year 2018

        The information set forth in the table below is based on the assumption that the applicable triggering event under the Change in Control Executive Severance Plan or the applicable restricted stock award, stock option award or performance unit award agreement to which each named officer was a party occurred on December 31, 2018, the last business day of fiscal year 2018. Accordingly, the information reported in the table indicates the amount of cash severance and benefits that would be payable, and the value of restricted stock awards, stock option awards and performance unit awards that would vest or become exercisable, by reason of a termination under the circumstances described above, or upon a change in control, and is our best estimation of our obligations to each named executive officer and will only be determinable with any certainty upon the occurrence of the applicable event.

Name	Termination without cause/for good reason outside of a change in control	Change in control (must be coupled with Termination without cause/for good reason)(1)	Change in control only	Termination for cause	Termination due to death or disability
Randy A. Foutch
Salary	$—	$2,544,000	$—	$—	$—
Bonus	—	3,180,000	—	—	—
Accelerated Equity RS(2)	—	2,070,122	2,070,122	—	2,070,122
Accelerated Equity Options(2)	—	2,509,299	2,509,299	—	—
Accelerated Equity PS(2)(3)	—	—	—	—	—
Continued Medical	—	24,624	—	—	—

Total	$—	$10,328,045	$4,579,421	$—	$2,070,122

Richard C. Buterbaugh
Salary	$—	$1,000,000	$—	$—	$—
Bonus	—	900,000	—	—	—
Accelerated Equity RS(2)	—	918,492	918,492	—	918,492
Accelerated Equity Options(2)	—	1,109,347	1,109,347	—	—
Accelerated Equity PS(2)(3)	—	—	—	—	—
Continued Medical	—	24,624	—	—	—

Total	$—	$3,952,463	$2,027,839	$—	$918,492

T. Karen Chandler(4)
Salary	$—	$900,000	$—	$—	$—
Bonus	—	765,000	—	—	—
Accelerated Equity RS(2)	—	267,391	267,391	—	267,391
Accelerated Equity Options(2)	—	97,942	97,942	—	—
Accelerated Equity PS(2)(3)	—	—	—	—	—
Continued Medical	—	9,559	—	—	—

Total	$—	$2,039,892	$365,333	$—	$267,391

Daniel C. Schooley
Salary	$—	$840,000	$—	$—	$—
Bonus	—	714,000	—	—	—
Accelerated Equity RS(2)	—	724,380	724,380	—	724,380
Accelerated Equity Options(2)	—	616,485	616,485	—	—
Accelerated Equity PS(2)(3)	—	—	—	—	—
Continued Medical	—	32,515	—	—	—

Total	$—	$2,927,380	$1,340,865	$—	$724,380

Kenneth E. Dornblaser
Salary	$—	$750,000	$—	$—	$—
Bonus	—	637,500	—	—	—
Accelerated Equity RS(2)	—	447,001	447,001	—	447,001
Accelerated Equity Options(2)	—	624,336	624,336	—	—
Accelerated Equity PS(2)(3)	—	—	—	—	—
Continued Medical	—	24,624	—	—	—

Total	$—	$2,483,461	$1,071,337	$—	$447,001

(1)
Our Change in Control Executive Severance Plan, which was applicable to each of the named executive officers at December 31, 2018, provides that in the event that during the 18-month period following a change in control the employment of a named executive officer is terminated by the employer without cause or by the named executive officer for good reason, then the named executive officer is entitled to 200% (300% in the case of Mr. Foutch) of such named executive officer's salary rate and 200% (300% in the case of Mr. Foutch) of such named executive officer's STIP target cash bonus, plus a prorated STIP cash bonus in the year of termination, plus company paid COBRA continuation coverage for up to 18 months. In addition, the Equity Incentive Plan provides that in the event of a change in control, (i) with respect to restricted stock awards, the restricted period shall expire and restrictions applicable to outstanding restricted stock awards shall lapse and such awards shall become fully vested; (ii) with respect to stock option awards, all options will become fully vested and exercisable with respect to all shares of common stock covered thereby as of the date of the change of control; and (iii) with respect to performance units, the "performance periods" in effect on the date the change of control occurs shall end on such date, and either the board of directors or the Compensation Committee shall determine the extent to which the performance goals with respect to each such performance period have been met and shall then cause each holder of performance unit awards to receive partial, full issuance of such awards for each performance period. The STIP cash bonus amounts for each named executive officer do not include STIP cash bonus earned and paid in 2018. For purposes of determining the value of the restricted stock awards, the fair market value per share of our common stock was $3.62 on December 31, 2018. For purposes of determining the value of the stock options, we utilized the Black-Scholes option pricing model at grant date.

(2)
At December 31, 2018, the only forms of equity awards held by the named executive officers consisted of restricted stock awards, stock option awards and performance unit awards. Each such award may be impacted by the termination of the holder's employment by the Company, depending on the reason for such termination, as follows: (i) the named executive officers' restricted stock awards provide that if the named executive officer's employment is terminated for any reason other than death or a determination of disability, but not later than the expiration of the option period, then the named executive officer forfeits his or her unvested shares. In the event of termination by death or disability, all unvested shares automatically vest; (ii) the stock option awards provide that the unvested portion of a stock option award shall expire upon termination of employment, and the vested portion of a stock option award shall remain exercisable for (a) one year following termination of employment by reason of the holder's death or disability, but not later than the expiration of the option period, or (b) 90 days following termination of employment for any reason other than the holder's death or disability, and other than the holder's termination of employment for cause; provided both the unvested and the vested but unexercised portion of a stock option award shall expire upon the termination of the option holder's employment or service by the Company for cause; and (iii) the performance unit awards provide that if the executive's employment with the Company is terminated by the Company for any reason, with or without cause, or the executive resigns (in either case, other than by reason of death or disability) prior to the maturity date of the performance unit award, then no amount shall be paid in respect of the award. If, prior to the maturity date the executive's employment with the Company either by reason of death or because the executive is determined by the Board of Directors or the Compensation Committee to be subject to a disability, then the executive shall be eligible to receive a pro-rated performance unit award, taking into account the time that the executive was employed during the performance period prior to the date of such termination.

(3)
For the purposes of this table, the performance period was assumed to have ended on December 31, 2018 for the February 16, 2018 and February 17, 2017 share-settled performance unit awards, and actually did end on December 31, 2018 for the May 25, 2016 share-settled performance unit awards. At December 31, 2018 (without consideration of any potential impact such change of control event may have), (i) the February 16, 2018 share-settled performance unit awards' RTSR Factor, ATSR Factor and ROACE Factor were all 0.00%, resulting in a Performance Multiple of 0.00% and (ii) the February 17, 2017 and May 25, 2016 share-settled performance unit awards' relative rankings of total shareholder return both resulted in TSR Modifiers of 0.00%. See pages 41-42 for further discussion of these performance unit awards.

(4)
Effective October 17, 2018, our Board of Directors appointed Dr. Chandler as Senior Vice President and Chief Operating Officer, a newly created position. Dr. Chandler joined the Company in 2012 and has served as Vice President—Operations since 2016. Dr. Chandler's 2018 rate was $295,000 until her appointment, at which time it was increased to $450,000, commensurate with her new position.

CEO Pay Ratio

        Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 requires most companies with publicly traded stock in the United States to identify the median total compensation of their worldwide employee population (other than the chief executive officer) and to compare that amount with the total compensation of their chief executive officer. Total compensation amounts are required to be calculated using the SEC's compensation disclosure rules applicable to reporting compensation in the summary compensation table of the proxy statement. Median employee compensation used to calculate the pay ratio is required to be the total compensation paid to an actual employee of the company. We identified our median employee using our total employee population, excluding our Chief Executive Officer, (339 people) as of December 31, 2018 by applying a consistently applied compensation measure across our employee population (all of whom are located in the United States), using the following factors:

  •
  Salary rate and wages paid during 2018;

  •
  Overtime paid during 2018;

  •
  STIP paid for 2018 performance; and

  •
  Grant-date fair value of all restricted stock awards and share-settled performance unit awards made during 2018.

        We believe our consistently applied compensation measure represents the primary compensation components paid to all of our employees and therefore provides an accurate depiction of total earnings for the purpose of identifying our median employee. We then calculated the median employee's total annual compensation in accordance with the requirements of the summary compensation table. We did not use any material estimates, assumptions, adjustments or statistical sampling to determine the median employee.

        Based on the criteria used to calculate our Summary Compensation Table, our median employee's 2018 compensation was $158,562. Our Chief Executive Officer's total 2018 compensation was $8,840,734 as reported in the summary compensation table on page 52. Accordingly, our 2018 CEO to median employee pay ratio was 56:1.

        Please keep in mind that under the SEC's rules and guidance, there are numerous ways to determine the compensation of a company's median employee, including the employee population sampled, the elements of pay and benefits used, any assumptions made and the use of statistical sampling. In addition, no two companies have identical employee populations or compensation programs, and pay, benefits and retirement plans differ by country even within the same company. As such, our pay ratio may not be comparable to the pay ratio reported by other companies.

Compensation of Directors

        Based on a competitive review by FW Cook of outside director compensation paid by our peers, which also included consideration of the significant time commitment our board of directors provides to the Company, in 2018 the non-employee members of our Board of Directors were paid based on the compensation arrangements described below.

  •
  Retainer—$90,000/year paid in stock awards or cash based on the election of the director; this award is payable ratably following each quarterly meeting of the board of directors.

  •
  Committee Chairman Fees—

  •
  Chairman of Audit Committee: $20,000/year paid in stock awards or cash based on the election of the director; this fee is payable ratably following each quarterly meeting of the board of directors.

  •
  Chairman of Compensation Committee: $20,000/year paid in stock awards or cash based on the election of the director; this fee is payable ratably following each quarterly meeting of the board of directors.

  •
  Chairman of Other Committees: $15,000/year paid in stock awards or cash based on the election of the director; this fee is payable ratably following each quarterly meeting of the board of directors.

  •
  Director Fees—$160,000/year paid in stock awards or in cash based on the election of the director; this fee is payable annually following the board meeting that accompanies our annual meeting of stockholders for all periods prior to May 17, 2018 and pro rata on a quarterly basis for all periods thereafter.

  •
  Lead Independent Director Fee—$30,000/year paid in stock awards or cash based on the election of the director; this fee is payable ratably following each quarterly meeting of the board of directors.

  •
  Entitled to receive up to 50% of their annual compensation in the form of cash (in part to provide the cash needed to pay taxes on stock awards that vest), assuming their individual stock ownership guidelines had been satisfied at the time of such election; this allows directors to potentially take a portion of their Director Fees in the form of cash.

  •
  A limitation on the number of shares of common stock that may be issued in respect of awards granted in a single calendar year of 1,435,000 shares.

  •
  Participation in Charitable Matching Gift Program—Directors are permitted to participate in our charitable matching gift program. For more information, see "EXECUTIVE COMPENSATION—Compensation Discussion and Analysis—Other Benefits."

        Directors who are also employees of the Company will not receive any additional compensation for serving on our board of directors. Accordingly, see "—Summary Compensation" for the total compensation received by Randy A. Foutch.

        Stock awards to our directors vest immediately. Our non-employee directors are reimbursed for their expenses to attend board meetings.

        The following table summarizes, with respect to our non-employee directors, information relating to the compensation earned for services rendered as directors for the fiscal year ended December 31, 2018.

Director compensation table for the year ended December 31, 2018

Name	Stock awards(1)(2)	Fees earned paid in cash(2)(3)	Charitable matching gift	Total
Frances Powell Hawes	$46,874	$1	$—	$46,875
Peter R. Kagan	$249,986	$14	$—	$250,000
James R. Levy	$249,986	$14	$—	$250,000
B.Z. (Bill) Parker	$264,990	$10	$—	$265,000
Pamela S. Pierce	$269,991	$9	$1,000	$271,000
Dr. Myles W. Scoggins	$249,986	$14	$—	$250,000
Edmund P. Segner, III	$159,993	$140,007	$—	$300,000
Donald D. Wolf	$249,986	$14	$—	$250,000

(1)
The amounts reported represent the aggregate grant-date fair value of stock awards granted to Laredo's non-employee independent directors for services rendered for 2018, based on the closing price of our common stock on the NYSE on the grant date, in accordance with FASB ASC Topic 718.

(2)
Fees earned during the fourth quarter of each year are paid during the first quarter of the next year.

(3)
The amounts shown represent either the value of fractional shares paid in cash to those directors electing to take stock awards in lieu of cash, or in the case of Mr. Segner, his elections to receive the following applicable cash payments with respect to each quarterly meeting: (i) Retainer, (ii) Chairman of Audit Committee Fee and (iii) Lead Independent Director Fee.

Securities Authorized for Issuance under the Equity Incentive Plan

        At December 31, 2018, a total of 24,350,000 shares of common stock were authorized for issuance under the Equity Incentive Plan. In the table below, we describe certain information about these shares and the Equity Incentive Plan that provides for their authorization and issuance. You can find a description of the Equity Incentive Plan under "—Laredo Petroleum, Inc. Omnibus Equity Incentive Plan." However, we are seeking stockholder approval to increase the amount of common stock authorized for issuance under the Equity Incentive Plan to 29,850,000 shares. See "Item Two—Approval of an Amendment to the Laredo Petroleum, Inc. Omnibus Equity Incentive Plan."

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding outstanding options)(1)(2)
Equity compensation plan approved by security holders(1)	2,533,492	$12.69	9,114,237
Equity compensation plan not approved by security holders	—	—	—

Total	2,533,492		9,114,237

(1)
See "—Laredo Petroleum, Inc. Omnibus Equity Incentive Plan" for more information.

(2)
The share-settled performance unit awards granted on May 25, 2016 had a performance period of January 1, 2016 to December 31, 2018 and, as their market criteria were not satisfied, resulted in a TSR modifier of 0% based on the Company finishing in the ninth percentile of its peer group for relative TSR. As such, the granted units lapsed and were not converted into the Company's common stock during the first quarter of 2019. The formula for calculating the number of securities remaining available for future issuance excludes these May 25, 2016 share-settled performance unit awards and also assumes the February 17, 2017 and February 16, 2018 share-settled performance unit awards outstanding result in a maximum performance period level (200%) even though the actual performance period through December 31, 2019 for the February 17, 2017 share-settled performance unit awards, and through December 31, 2020 for the February 16, 2018 share-settled performance unit awards, are not complete. If the February 17, 2017 and February 16, 2018 share-settled performance unit awards were included at a TSR Modifier of 100% and at a Performance Multiple of 100%, respectively, the number of securities remaining available for issuance under the Equity Incentive Plan (excluding outstanding options), as of December 31, 2018 would be 11,047,283. See pages 41-42 for discussion of the May 25, 2016 and February 17, 2017 share-settled performance unit awards' TSR Modifier and the February 16, 2018 share-settled performance unit awards' Performance Multiple.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No member of the Compensation Committee has been at any time an employee of Laredo. None of the Company's executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on the Company's board of directors or Compensation Committee. No member of the Company's Board of Directors is an executive officer of a company in which one of the Company's executive officers serves as a member of the board of directors or compensation committee of that company.

 AUDIT COMMITTEE REPORT

        The Company has determined that: (i) Messrs. Segner, Parker and Wolf, Dr. Scoggins and Ms. Powell Hawes and Ms. Pierce are independent, as defined in Section 10A of the Exchange Act and under the standards set forth by the NYSE; and (ii) all current Audit Committee members are financially literate. In addition, Messrs. Segner and Wolf, Dr. Scoggins and Ms. Pierce qualify as an audit committee financial expert under the applicable rules promulgated pursuant to the Exchange Act.

        During the last fiscal year, and earlier this year in preparation for the filing with the SEC of the Company's Annual Report on Form 10-K for the year ended December 31, 2018, the Audit Committee:

  •
  reviewed and discussed the Company's audited consolidated financial statements as of and for the year ended December 31, 2018 with management and with the independent registered public accountants;

  •
  considered the adequacy of the Company's internal controls and the quality of its financial reporting, and discussed these matters with management and with the independent registered public accountants;

  •
  reviewed and discussed with the independent registered public accountants (i) their judgments as to the quality of the Company's accounting policies, (ii) the written disclosures and letter from the independent registered public accountants required by Public Company Accounting Oversight Board Independence Rules, and the independent registered public accountants' independence, and (iii) the matters required to be discussed by the Public Company Accounting Oversight Board's Auditing Standard No. 1301, Communications with Audit Committees;

  •
  evaluated the process by which the Company's Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer make the certifications required by the SEC in connection with the filing with the SEC of the Company's periodic reports, including reports on Forms 10-K and 10-Q;

  •
  pre-approved all auditing services and non-audit services to be performed for the Company by the independent registered public accountants as required by the applicable rules promulgated pursuant to the Exchange Act, considered whether the rendering of non-audit services was compatible with maintaining Grant Thornton LLP's independence, and concluded that Grant Thornton LLP's independence was not compromised by the provision of such services (details regarding the fees paid to Grant Thornton LLP in fiscal year 2018 for audit services, tax services and all other services, are set forth in "Audit and Other Fees" below); and

  •
  based on the reviews and discussions referred to above, recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2018.

        As recommended by the NYSE's corporate governance rules, the Audit Committee also considered whether, to assure continuing auditor independence, it would be advisable to regularly rotate the audit firm itself. The Audit Committee has concluded that the current benefits to the Company from continued retention of Grant Thornton LLP warrant retaining the firm at this time. The Audit Committee will, however, continue to review this issue on an annual basis.

        Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's consolidated financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for the Company's financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accountants are responsible for expressing an opinion on those financial statements. Audit Committee members are not employees of the Company or accountants or auditors by profession. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accountants included in their report on the Company's consolidated financial statements.

        The Audit Committee meets regularly with management and the independent auditors, including private discussions with the independent registered public accountants, and receives the communications described above. The Audit Committee has also established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accountants do not assure that the Company's consolidated financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company's consolidated financial statements has been carried out in accordance with generally accepted auditing standards.

Audit Committee of the Board of Directors
Edmund P. Segner, III, Chair B.Z. (Bill) Parker, Member Donald D. Wolf, Member Dr. Myles W. Scoggins, Member Pamela S. Pierce, Member Frances Powell Hawes, Member

        The information contained in this Audit Committee Report and references in this Proxy Statement to the independence of the Audit Committee members shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

        The Board of Directors believes that its fundamental responsibility is to promote the best interests of the Company and its stockholders by overseeing the management of the Company's business and affairs. Directors must exercise their business judgment and act in what they reasonably believe to be the best interests of the Company and its stockholders. The Board of Directors is elected by the stockholders to oversee management and to ensure that the long-term interests of the stockholders are being served. Directors must fulfill their responsibilities consistent with their fiduciary duties to the stockholders and in compliance with applicable laws and regulations.

        The Board of Directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to the Company's stockholders. The Company's Corporate Governance Guidelines cover the following principal subjects:

  •
  Board of Directors Composition and Selection; Director Qualifications

  •
  Board of Directors size

  •
  Selection of members of the Board of Directors

  •
  Determination of independence of directors

  •
  Selection of the Chairman and Chief Executive Officer

  •
  Term limits

  •
  Retirement

  •
  Other directorships

  •
  Change in status of directors

  •
  Committees of the Board of Directors

  •
  Board of Directors Meetings; Director Responsibilities

  •
  Board of Directors meetings and agenda

  •
  Access to management and advisers

  •
  Executive sessions

  •
  Director orientation and education

  •
  Annual performance evaluations

  •
  Succession planning

  •
  Director compensation

  •
  Stock ownership guidelines

  •
  Stockholder communications with the Board of Directors

  •
  Board of Directors communications with third parties

        In recent years, the subjects of board composition and selection criteria have been given greater scrutiny by investors in general. We believe that in attempting to fill any available board position the guiding principle must be to find a fully qualified candidate that will act as a positive influence in overseeing the interests of the Company and its stockholders. The concept of "fully qualified" must also consider a complete array of criteria, including, but not limited to, diversity. Diversity itself can take many forms, including in the form of gender, race, age, ethnicity, geographic exposure and otherwise. Our Board is committed to the belief that a diverse board will help ensure that its decision-making capabilities as an entirety will lead to more thoughtful processing. Our current independent board members range in age from 43 to 75, with two female members. Our Board also provides relative broad geographic diversity, with members residing in New York, Denver and Houston and points in between. Our current Board lacks diversity in terms of race and ethnicity, but has made improvements regarding gender diversity with the addition of our second female director in December 2018.

        Our Board recognizes these current traits, as well as the age of certain directors. As the opportunity arises, our Nominating and Corporate Governance Committee will be tasked with seeking new board members, and is committed to search for those fully qualified individuals who may also bring with them additional elements of diversity to strengthen the overall acumen and decision-making capabilities of the Board as a whole.

        The "Corporate Governance Guidelines" are posted on our website at www.laredopetro.com. The Corporate Governance Guidelines are being reviewed annually by the Nominating and Corporate Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines will be presented to the board of directors for its approval.

        The NYSE has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes that the Corporate Governance Guidelines comply with the NYSE rules.

Code of Conduct and Business Ethics

        The Board of Directors has adopted a Code of Conduct and Business Ethics applicable to our employees, directors and officers and a Code of Ethics for Senior Financial Officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of the NYSE. Any waiver of these codes may be made only by our Board of Directors and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of the NYSE. A copy of the Code of Conduct and Business Ethics and Code of Ethics for Senior Financial Officers is available on our website at www.laredopetro.com.

Board of Directors Leadership

        Mr. Foutch is Laredo's founder and has served as Laredo's Chairman and Chief Executive Officer since its inception. He also served as Laredo's President from October 2006 to July 2008.

        The board of directors believes the combined role of Chairman and Chief Executive Officer promotes unified leadership and direction for the Company, which allows for a single, clear focus for management to execute the Company's strategy and business plans. As Chief Executive Officer, the Chairman is best suited to ensure that critical business issues are brought before the Board of Directors, which enhances the Board of Director's ability to develop and implement business strategies.

        To ensure a strong and independent Board of Directors, as discussed herein, the board of directors has affirmatively determined that all directors of the Company, other than Mr. Foutch, are independent within the meaning of the NYSE listing standards currently in effect. Our Corporate Governance Guidelines provide that non-management directors shall meet in regular executive session without management present, and that the Chairman of the Audit Committee, Mr. Segner who serves as our lead independent director, shall act as the Chairman of such meetings. Additionally, Mr. Segner actively participates in establishing and setting board meeting agendas.

Communications with the Board of Directors

        Stockholders or other interested parties can contact any director, any committee of the Board of Directors, or the Company's non-management directors as a group, by writing to them at Laredo Petroleum, Inc., c/o Corporate Secretary, 15 W. Sixth Street, Suite 900, Tulsa, Oklahoma 74119. Comments or complaints relating to the Company's accounting, internal accounting controls or auditing matters will also be referred to members of the Audit Committee. All such communications will be forwarded to the appropriate member(s) of the Board of Directors.

Director Independence

        The Board of Directors annually reviews and determines the independence of each director. In making its determination, the Board of Directors carefully considers all facts and circumstances it deems relevant to the determination. Members of the board of directors have an affirmative obligation to promptly inform the Company's General Counsel of changes in their circumstances or any transactions or relationships that may impact their designation by the Board of Directors as "independent."

        The Board of Directors has assessed the independence of each non-employee director under the Company's guidelines and the independence standards of the NYSE. The board of directors affirmatively determined that all of the non-employee directors serving in 2018 (Messrs. Kagan, Levy, Parker, Segner and Wolf, Dr. Scoggins and Ms. Powell Hawes and Ms. Pierce) are independent under the Company's guidelines and independence standards of the NYSE. This determination included specifically consideration of Warburg Pincus' stock ownership in the Company and Messrs. Kagan's and Levy's relationship with Warburg Pincus. Under the standards of the NYSE, the concern is "independence from management" and, therefore, the ownership of even a significant amount of stock is not, by itself, a bar to an independence finding.

        In connection with its assessment of the independence of each non-employee director, the Board of Directors also determined that for 2018 Messrs. Segner, Parker and Wolf, Dr. Scoggins, Ms. Powell Hawes and Ms. Pierce, and for 2019, Mr. Segner, Dr. Scoggins, Ms. Powell Hawes and Ms. Pierce meet the additional independence standards of the NYSE and SEC applicable to members of the Audit Committee. Those standards require that the director not be an affiliate of the Company and that the director not receive from the Company, directly or indirectly, any consulting, advisory or other compensatory fees except for fees for services as a director.

Executive Sessions of the Board of Directors

        Our independent directors meet regularly in executive session without management to review the performance of management and our Company and any related matters. The Chairman of our Audit Committee, Mr. Segner, serves as the Chair and lead independent director of such meetings. Generally, executive sessions are held in conjunction with regularly scheduled meetings of our Board of Directors. We expect our Board of Directors to have at least four executive sessions each year.

Financial Literacy of Audit Committee and Designation of Financial Experts

        As a part of its annual self-assessment process, the board of directors evaluated each of the members of the Audit Committee for financial literacy and the attributes of a financial expert in March 2019. The Board of Directors determined that each of the Audit Committee members is financially literate and each of Messrs. Segner and Wolf, Dr. Scoggins and Ms. Pierce qualifies as a financial expert as defined by the SEC.

Oversight of Risk Management

        The Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of the Company's objectives and to maintain stockholder value. The Audit Committee is primarily responsible for overseeing the Company's exposure to financial risk and reviewing the steps the Company's management has taken to monitor and control such exposure. The Audit Committee meets at least four times per year, in addition to periodic meetings with management and internal and independent auditors to accomplish its purpose. Additionally, each of the committees of the Board of Directors considers the risks within its area of responsibilities. We believe that the leadership structure of our Board of Directors supports its effective oversight of the Company's risk management.

Attendance at Annual Meetings

        The Board of Directors encourages all directors to attend the annual meetings of stockholders, if practicable. All of our incumbent directors attended our last annual meeting. We anticipate that all of our directors will attend the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of common stock as of March 20, 2019 by (i) beneficial owners of five percent or more of the Company's common stock, (ii) each director of the Company, (iii) each named executive officer of the Company and (iv) all of the Company's directors and executive officers as a group. Unless otherwise noted, the mailing address of each person or entity named below is c/o Laredo Petroleum, Inc., 15 W. Sixth Street, Suite 900, Tulsa, Oklahoma 74119. Beneficial ownership is determined in accordance with SEC rules. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire shares within 60 days of March 20, 2019, are included as outstanding and beneficially owned for that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as noted in the footnotes below, the holders have sole voting and dispositive powers over the shares.

Name of person or identity of group	Number of shares	Percentage of class(1)
Warburg Pincus Private Equity IX, L.P.(2)	9,715,078	4.1%
Warburg Pincus Private Equity X O&G, L.P.(2)	40,163,657	16.8%
Warburg Pincus X Partners, L.P.(2)	1,291,411	*
SailingStone Capital Partners LLC(3)	37,661,962	15.7%
BlackRock, Inc.(4)	23,586,126	9.9%
The Vanguard Group(5)	18,059,600	7.5%
State Street Corporation(6)	16,488,570	6.9%
Randy A. Foutch(7)(8)(9)	3,122,675	1.3%
Frances Powell Hawes	13,666	*
Peter R. Kagan(2)(10)	51,315,333	21.5%
James R. Levy(2)(10)	51,340,589	21.5%
B.Z. (Bill) Parker	214,214	*
Pamela S. Pierce	223,891	*
Dr. Myles W. Scoggins(11)	146,225	*
Edmund P. Segner, III	115,764	*
Donald D. Wolf(12)	157,092	*
Richard C. Buterbaugh(7)	1,011,885	*
T. Karen Chandler(7)	378,241	*
Daniel C. Schooley(7)	696,989	*
Kenneth E. Dornblaser(7)	529,358	*
Directors and executive officers as a group (14 persons)(13)	7,170,774	3.0%

*
Denotes less than 1% beneficially owned.

(1)
Based upon an aggregate of 239,204,959 shares outstanding as of March 20, 2019.

(2)
This share ownership information was provided in a Schedule 13D Amendment No. 4 filed on October 1, 2018 by Warburg Pincus Private Equity IX, L.P. The stockholders are (i) Warburg Pincus Private Equity IX, L.P., a Delaware limited partnership ("WP IX"), including an affiliated partnership, (ii) Warburg Pincus Private Equity X O&G, L.P., a Delaware limited partnership ("WP X O&G"), and (iii) Warburg Pincus X Partners, L.P., a Delaware limited partnership ("WP X Partners"). Warburg Pincus IX GP L.P., a Delaware limited partnership ("WP IX GP"), is the general partner of WP IX. Warburg Pincus X, L.P., a Delaware limited partnership ("WP X GP"), is the general partner of each of WP X O&G and WP X Partners. Warburg Pincus X GP L.P., a Delaware limited partnership ("WP X LP"), is the general partner of WP X GP. WPP GP LLC, a Delaware limited liability company ("WPP GP"), is the general partner of WP IX GP and WP X LP. Warburg Pincus Partners, L.P., a Delaware limited partnership ("WP Partners"), is the managing member of WPP GP. Warburg Pincus Partners GP LLC, a Delaware limited liability company ("WP Partners GP"), is the general partner of WP Partners. Warburg Pincus & Co., a New York general partnership ("WP"), is the managing member of WP Partners GP. Warburg Pincus LLC, a New York limited liability company ("WP LLC"), manages each of WP IX, WP X O&G and WP X Partners. Charles R. Kaye and Joseph P. Landy are each Managing General Partners of WP and Managing Members and Co-Chief Executive Officers of WP LLC and may be deemed to control the Warburg Pincus entities. Messrs. Kaye and Landy disclaim beneficial ownership of all shares held by the Warburg Pincus entities. The address of the Warburg Pincus entities is 450 Lexington Avenue, New York, New York 10017.

(3)
This share ownership information was provided in a Schedule 13D filed on February 14, 2019 by SailingStone Capital Partners LLC, which disclosed that such entity possesses sole voting and dispositive power of the reported shares. The address of SailingStone Capital Partners LLC is One California Street, 30th Floor, San Francisco, California 94111.

(4)
This share ownership information was provided in a Schedule 13G Amendment No. 1 filed on March 15, 2019 by BlackRock, Inc., which disclosed that of the reported shares, such entity possesses sole voting and dispositive power of 23,051,063 shares and 23,586,126 shares, respectively. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(5)
This share ownership information was provided in a Schedule 13G Amendment No. 2 filed on February 12, 2019 by The Vanguard Group, which disclosed that of the reported shares, such entity possesses shared voting and dispositive power of 17,743 shares and 204,521 shares, respectively, and sole voting and dispositive power of 212,910 shares and 17,855,079 shares, respectively. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(6)
This share ownership information was provided in a Schedule 13G filed on February 13, 2019 by State Street Corporation, which disclosed that of the reported shares, such entity possesses shared voting and dispositive power of 15,953,826 shares and 16,488,570 shares, respectively. The address of State Street Corporation is One Lincoln Street, Boston, Massachusetts 02111.

(7)
Includes aggregated vested and exercisable stock options of 748,017, 289,229, 24,370, 152,212 and 179,187 for Mr. Foutch, Mr. Buterbaugh, Dr. Chandler, Mr. Schooley and Mr. Dornblaser, respectively, within 60 days of March 20, 2019.

(8)
Randy A. Foutch, the Company's Chief Executive Officer and Chairman of the board of directors, is a limited partner of certain affiliates of Warburg Pincus.

(9)
Includes (i) 451,340 shares held by Lariat Ranch, an entity of which Mr. Foutch owns approximately 80% and has shared voting power, (ii) 406,986 shares held among five family trusts and (iii) 500 shares held by Mr. Foutch's daughter.

(10)
Peter R. Kagan and James R. Levy, directors of the Company, are Partners of WP and Members and Managing Directors of WP LLC. 51,170,146 of the shares indicated as owned by Messrs. Kagan and Levy are included because of their affiliation with the Warburg Pincus entities. Messrs. Kagan and Levy disclaim beneficial ownership of all shares held by the Warburg Pincus entities.

(11)
Includes 5,000 shares held in a joint account for which Dr. Scoggins shares voting and dispositive powers with his spouse.

(12)
Includes 3,000 shares held by the Donald D. Wolf 2007 Irrevocable Trust.

(13)
Does not include shares of common stock held by WP IX, WP X O&G and WP X Partners (as defined in footnote 2) in which Messrs. Kagan and Levy may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act).

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The executive officers and directors of the Company and persons who own more than 10% of the Company's common stock are required to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in common stock, as well as changes in that ownership. Based solely on our review of reports and written representations that the Company has received, the Company believes that all required reports were timely filed during 2018.

TRANSACTIONS WITH RELATED PERSONS

Procedures for Review, Approval and Ratification of Related-Person Transactions

        A "Related-Party Transaction" is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A "Related Person" means:

  •
  any person who is, or at any time during the applicable period was, one of the Company's executive officers or one of its directors;

  •
  any person who is known by the Company to be the beneficial owner of more than 5.0% of the Company's common stock;

  •
  any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5.0% of the Company's common stock; and

  •
  any entity in which any of the foregoing persons (i) has direct or indirect control, (ii) is a partner or principal or in a similar position, (iii) has a 10.0% or greater beneficial ownership interest or (iv) is employed if (a) the person is directly involved in the negotiation of the Related-Party Transaction or will share or have primary responsibility for such transaction or (b) the person's compensation from the entity is directly tied to such transaction.

        The Board of Directors has determined that the Audit Committee is best suited to review and approve Related-Party Transactions, although the Board of Directors may instead determine that a particular Related-Party Transaction should be reviewed and approved by a majority of disinterested directors. No member of the Audit Committee shall participate in the review or approval of any Related-Party Transaction with respect to which such member is a Related Person. In reviewing and approving any Related-Party Transaction, the Audit Committee shall:

  •
  Satisfy itself that it has been fully informed as to the material facts of the Related Person's relationship and interest and as to the material facts of the proposed Related-Party Transaction;

  •
  Take into account the extent of the Related Person's interest in the Related-Party Transaction; and

  •
  Determine that the Related-Party Transaction is fair to the Company and that the Related-Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances.

        At each Audit Committee meeting, management shall recommend any Related-Party Transactions, if applicable, to be entered into by the Company. After review, the Audit Committee shall approve or disapprove such transactions and at each subsequently scheduled meeting, management shall update the Audit Committee as to any material change to those proposed transactions. The Audit Committee shall establish such guidelines as it determines are necessary or appropriate for management to follow in its dealings with Related Persons in Related-Party Transactions.

        Each director is required to affirmatively disclose any changes in his or her related party status in accordance with a standing agenda item at each committee meeting and each meeting of the Board of Directors. If management becomes aware of a proposed Related-Party Transaction or an existing Related-Party Transaction that has not been pre-approved by the Audit Committee, management shall promptly notify the Chairman of the Audit Committee and such transactions shall be submitted to the Audit Committee for their review, consideration and determination of whether to approve or ratify, as applicable, such transaction if the Audit Committee determines it is fair to the Company. If management, in consultation with the Company's Chief Executive Officer or Chief Financial Officer, determines that it is not practicable to wait until the next Audit Committee meeting, the Chairman of the Audit Committee has the delegated authority during the period between Audit Committee meetings, to review, consider and determine whether any such transaction is fair to the Company and whether the transaction should be approved, or ratified, as the case may be. The Chairman of the Audit Committee shall report to the Audit Committee any transactions reviewed by him pursuant to this delegated authority at the next Audit Committee meeting.

        Additional information relating to the Company's policies regarding Related-Party Transactions is set forth in the "Policy Statement Regarding Related-Party Transactions" that is posted on the Company's website at www.laredopetro.com.

Registration Rights

        On December 20, 2011, in connection with the closing of its initial public offering, the Company entered into a registration rights agreement (the "Registration Rights Agreement") with affiliates of Warburg Pincus and the other former unitholders of Laredo LLC. Under the terms of the Registration Rights Agreement, Warburg Pincus is the only remaining holder of registration rights under the Registration Rights Agreement. The Registration Rights Agreement requires the Company to file, within 30 days of receipt of a demand notice issued by Warburg Pincus, a registration statement with the SEC permitting the public offering of registrable securities. In addition, the Registration Rights Agreement grants Warburg Pincus the right to join the Company, or "piggyback", in certain circumstances, if the Company is selling its common stock in an offering at any time after its initial public offering. The Registration Rights Agreement also includes customary provisions dealing with indemnification, contribution and allocation of expenses.

Other Related-Party Transactions

        On January 1, 2013, pursuant to a revised aircraft use policy adopted by our board of directors, we entered into a Non-Exclusive Aircraft Lease Agreement (as amended, the "Aircraft Lease") with Lariat Ranch, the aircraft owner and an entity controlled by Mr. Foutch, for a term of one year, automatically renewable for subsequent one-year terms subject to the parties' termination rights. The Aircraft Lease was amended effective January 1, 2014, effective January 1, 2015 and again effective July 1, 2018. Pursuant to the Aircraft Lease, we lease an airplane owned by Lariat Ranch at a rate of $3,361.02 per flight hour, subject to quarterly redetermination by the parties, and are also responsible for all operating costs associated with our use of the aircraft, including flight crew costs and airport charges. The amendment to the Aircraft Lease in 2018 increased the hourly rate to properly capture fuel surcharges. Laredo incurred approximately $1,383,482 in expenses for the year ended December 31, 2018 for business trips pursuant to this policy. The 2018 expense includes a one-time payment of $901,673, for underpayment of fuel surcharges going back to the inception of the Aircraft Lease, as approved by the Audit Committee following consultation with outside independent experts in the field. In connection with the Aircraft Lease, our board of directors adopted a revised aircraft use policy, which also covers our reimbursement of expenses related to flight training and certification of Mr. Foutch and other related expenses, that would otherwise have been paid by Lariat Ranch for use of Lariat Ranch's aircraft not directly related to Laredo's business, which are included under "All other compensation," in our "Summary compensation table" in the "—Summary Compensation" section above.

        Mr. Foutch and Company employees travel extensively for Company business, often on short notice and to areas that have limited access to direct commercial flights. Therefore, our Board of Directors has determined that the ability to have access when necessary to Lariat's dedicated aircraft is an efficient, safer and cost-effective option that is beneficial to us. Although Mr. Foutch is a fully qualified pilot with a single-pilot rating and has flown his aircraft solo for business while working for other companies in the past, we believe it is in our best interest to require the presence of a fully-licensed and qualified co-pilot with him, or two pilots, and certain specified safety and mechanical inspections to assure the airworthiness of the aircraft.

ITEM TWO

APPROVAL OF AN AMENDMENT TO THE LAREDO PETROLEUM, INC.
OMNIBUS EQUITY INCENTIVE PLAN

        We adopted the Laredo Petroleum, Inc. Omnibus Equity Incentive Plan in connection with our initial public offering in 2011. Our Board of Directors, Compensation Committee and management all believe that the effective use of share-based long-term incentive compensation is vital to our continued ability to recruit, hire and retain the individuals required to successfully execute our business plans by providing a direct link between compensation and long-term stockholder value creation. Since our initial public offering in 2011, we amended and restated the plan in 2016 to increase the maximum number of shares of our common stock issuable under the plan from 10,000,000 shares to 24,350,000 shares, and to approve the performance-based compensation terms thereunder for purposes of complying with Section 162(m) of the Code, as amended (collectively "Equity Incentive Plan").

        On March 20, 2019, our Compensation Committee recommended, and our Board of Directors adopted, an amendment (the "Second Amendment") to the Equity Incentive Plan, subject to approval of our stockholders. Pursuant to the Second Amendment, we are asking for approval to increase the number of shares of common stock authorized for issuance under the Equity Incentive Plan by 5,500,000 and extending the term of the Equity Incentive Plan until 2029 enabling the continued use of the Equity Incentive Plan for share-based awards.

        By increasing the number of shares of common stock authorized for issuance under the Equity Incentive Plan and extending its term, we believe we will have the flexibility to continue to provide equity incentives in amounts determined to be appropriate by our Compensation Committee. Historically we have made grants under the Equity Incentive Plan to all of our employees, generally initially upon hire and then annually based on performance during the prior year. Beginning in 2015, we modified this policy so that grants are not made to all new employees upon their hire. Instead, grants awarded initially upon hire are made only to new employees specifically approved by the Chairman and Chief Executive Officer. Lack of available shares under the Equity Incentive Plan will severely limit our ability to attract, retain and motivate individuals integral to achieving our business objectives. Further, the current term of the Equity Incentive Plan expires in 2021. To continue to use the Equity Incentive Plan without interruption, we propose to extend the term of the Equity Incentive Plan until the tenth anniversary of the date it is approved by our stockholders.

        In addition to the increase in the number of shares of common stock that may be issued under the Equity Incentive Plan and extending the term of the Equity Incentive Plan, we are proposing to make certain administrative changes to the Equity Incentive Plan.

Highlights of the Proposed Amendment

        The Equity Incentive Plan authorizes the Board of Directors or the Compensation Committee to award stock options, stock appreciation rights, restricted stock, restricted stock units, stock bonus awards, performance compensation awards (which may include performance units, performance based shares and other equity and non-equity performance based awards) and other incentives payable in cash or in shares of our common stock for the purpose of attracting, retaining and motivating the caliber of employees and directors essential for achievement of our success.

        We propose to increase the maximum aggregate number of shares of our common stock authorized for issuance under the Equity Incentive Plan by an additional 5,500,000 shares, increasing the maximum number of shares of our common stock issuable under the Equity Incentive plan from 24,350,000 shares to 29,850,000 shares, subject to stockholder approval of the proposed Second Amendment to the Equity Incentive Plan.

        As of March 20, 2019, approximately 678,800 shares of common stock remained available for future grants excluding the requested share increase, calculated as follows:

Shares currently authorized for issuance under the Equity Incentive Plan, minus	24,350,000
Shares subject to restricted stock awards granted, net of forfeitures, under the Equity Incentive Plan between inception and March 20, 2019, minus	(16,879,032)
Shares subject to stock option awards granted, net of forfeitures, cancellations and exercises, under the Equity Incentive Plan between inception and March 20, 2019, minus	(2,466,022)
Shares subject to February 17, 2017 and February 16, 2018 share-settled performance unit awards granted, net of forfeitures, under the Equity Incentive Plan, minus(1)	(3,866,092)
Shares issued from stock option exercises under the Equity Incentive Plan between inception and March 20, 2019, minus	(309,666)
Shares issued from share-settled performance unit awards as the market and vesting criteria were satisfied under the Equity Incentive Plan between inception and March 20, 2019	(150,388)

Shares remaining available for future grants under the Equity Incentive Plan, as of March 20, 2019	678,800

(1)
The February 17, 2017 and February 16, 2018 share-settled performance unit awards granted, net of forfeitures, are included at 200%. If these share-settled performance unit awards, net of forfeitures, were included at 100%, the shares remaining available for future grants under the Equity Incentive Plan, as of March 20, 2019 would be 2,611,846.

        As of March 20, 2019, approximately 239,204,959 shares of our common stock were outstanding. If stockholders approve the proposed Second Amendment to our Equity Incentive Plan, as of March 20, 2019, approximately 8,111,846 shares of common stock would be available for future grants under the Equity Incentive Plan assuming all outstanding options will be exercised and assuming the share-settled performance unit awards granted are at 100%. Utilizing the previous statement scenario except assuming the share-settled performance unit awards granted are at 200%, as of March 20, 2019, the total number of shares of common stock available for future grants under the Equity Incentive Plan would be approximately 6,178,800 shares of common stock.

        In recommending approval of the Second Amendment in order to increase the share reserve under the Equity Incentive Plan to 29,850,000 shares, the Compensation Committee considered the potential dilutive impact on our stockholders using the metrics of average burn rate (i.e., total shares used for equity awards in a year divided by the weighted-average outstanding shares for such year) and equity overhang (i.e., shares subject to outstanding awards or available for use in future awards, divided by fully diluted shares outstanding).

        The principal features of the Equity Incentive Plan as it exists today and as it is proposed to be amended, subject to stockholder approval, are summarized below. This summary does not contain all information about the Equity Incentive Plan. A copy of the complete text of the Equity Incentive Plan, as amended to reflect the Second Amendment, is included in Appendix A to this Proxy Statement. The following description is qualified in its entirety by reference to the full text of the Equity Incentive Plan, as amended to reflect the Second Amendment, which is incorporated herein by reference.

Rationale for the Amendment and Why Our Board Recommends that You Vote for Its Approval

        Equity Incentive Awards Are Critical to Long-Term Stockholder Value Creation.    As discussed in the "Compensation Discussion & Analysis" section of this Proxy Statement, long-term equity-based incentive awards are central to our compensation program and constitute a significant portion of our named executive officers' total compensation. Our Board of Directors and our Compensation Committee believe that our ability to grant equity incentive awards to new and existing executive officers, directors, employees and eligible consultants who provide services to us has helped us to attract, retain and motivate professionals with superior ability, experience and leadership capability. Historically, we have issued equity incentive awards to these persons under the Equity Incentive Plan as our Board of Directors and Compensation Committee believe it aligns their interests with that of our stockholders, encourages retention and promotes actions that result in long-term stockholder value creation. We believe we must continue to offer a competitive equity compensation plan in order to attract, retain and motivate the industry-leading talent imperative to our continued growth and success.

        Equity Incentive Awards Help Us Maintain Maximum Financial Flexibility.    Our Board of Directors and Compensation Committee believe that compensation in the form of equity incentive awards under the Equity Incentive Plan in lieu of cash awards allows the Company to preserve cash and maintain financial flexibility, which is particularly important in the current low commodity price environment, while still allowing us to provide a competitive compensation package.

        Director Compensation.    Because our Board of Directors has the authority to set compensation for its own members, we believe including a specific annual limit on the number of shares of common stock that may be awarded to any non-employee director under the Equity Incentive Plan is in the best interests of both our Board of Directors and our stockholders.

Summary of the Equity Incentive Plan as Proposed to Be Amended

        The following is a brief summary of the Equity Incentive Plan.

        Purpose.    The purpose of the Equity Incentive Plan is to provide a means for us to attract and retain key personnel and for our directors, officers, employees, consultants and advisors to acquire and maintain an equity interest in Laredo, thereby strengthening their commitment to the welfare of the Company and aligning their interests with those of our stockholders. Under the Equity Incentive Plan, awards of stock options, including both incentive stock options and nonstatutory stock options, stock appreciation rights, restricted stock and restricted stock units, stock bonus awards and performance compensation awards may be granted. Subject to adjustment for certain corporate events and assuming the proposed Second Amendment to the Equity Incentive Plan is approved by stockholders, 29,850,000 shares is the maximum number of shares of our common stock authorized and reserved for issuance under the Equity Incentive Plan.

        Duration.    The expiration date of the Equity Incentive Plan shall be the tenth anniversary of the date the Second Amendment is approved by the Company's stockholders unless sooner terminated by the Board.

        Eligibility.    Our employees, consultants and directors and those of our affiliated companies, as well as those whom we reasonably expect to become our employees, consultants and directors or those of our affiliated companies are eligible for awards, provided that incentive stock options may be granted only to employees. A written agreement between us and each participant will evidence the terms of each award granted under the Equity Incentive Plan. As of December 31, 2018, we had 340 full-time employees.

        Shares subject to the Equity Incentive Plan.    The shares that may be issued pursuant to awards will be our common stock, $0.01 par value per share, and assuming the amendment to the Equity Incentive Plan proposed by this Item Two is approved by stockholders, the maximum aggregate amount of common stock which may be issued upon exercise of all awards under the Equity Incentive Plan, including incentive stock options, may not exceed 29,850,000 shares, subject to adjustment to reflect certain corporate transactions or changes in our capital structure. In addition, the maximum number of shares with respect to which options and/or stock appreciation rights may be granted to any participant in any one year period is limited to 14,350,000 shares, the maximum number of shares with respect to which incentive stock options may be granted under the Equity Incentive Plan may not exceed 14,350,000 shares, no more than 14,350,000 shares may be earned in respect of performance compensation awards denominated in shares granted to any single participant for a single calendar year during a performance period, or in the event that the performance compensation award is paid in cash, other securities, other awards or other property, no more than the fair market value of 14,350,000 shares of common stock on the last day of the performance period to which the award related, and the maximum amount that can be paid to any single participant in one calendar year pursuant to a cash bonus award is $5 million, in each case, subject to adjustment for certain corporate events. In addition, no more than 1,435,000 shares of common stock may be issued in respect of awards granted to any single participant who is a non-employee director for a single calendar year.

        If any award under the Equity Incentive Plan expires or otherwise terminates, in whole or in part, without having been exercised in full, the common stock withheld from issuance under that award will become available for future issuance under the Equity Incentive Plan. If shares issued under the Equity Incentive Plan are reacquired by us pursuant to the terms of any forfeiture provision, those shares will become available for future awards under the Equity Incentive Plan. Awards that can only be settled in cash will not be treated as shares of common stock granted for purposes of the Equity Incentive Plan.

        Administration.    Our Board of Directors, or a committee of members of our Board of Directors appointed by our Board of Directors, may administer the Equity Incentive Plan, and that administrator is referred to in this summary as the "administrator." Among other responsibilities, the administrator selects participants from among the eligible individuals, determines the number of shares of common stock that will be subject to each award and determines the terms and conditions of each award, including exercise price, methods of payment and vesting schedules. Our Board of Directors may amend or terminate the Equity Incentive Plan at any time. Amendments will not be effective without stockholder approval if stockholder approval is required by applicable law or stock exchange requirements.

        Stock options.    Incentive and nonstatutory stock options may be granted under the Equity Incentive Plan pursuant to incentive and nonstatutory stock option agreements. Employees, directors, consultants and those whom the administrator reasonably expects to become employees, directors and consultants may be granted nonstatutory stock options, but only employees may be granted incentive stock options. The administrator determines the exercise price of stock options granted under the Equity Incentive Plan. The exercise price of an incentive or nonstatutory stock option shall be at least 100% (and in the case of an incentive stock option granted to a more than 10% stockholder, 110%) of the fair market value of the common stock subject to that option on the date that option is granted. The administrator determines the rate at which options vest and any other conditions with respect to exercise of the option. Options may not be exercisable for more than ten years from the date they are granted (five years in the case of an incentive stock option granted to a more than 10% stockholder).

        Acceptable consideration for the purchase of our common stock issued upon the exercise of a stock option includes cash or certified or bank check and, as determined by the administrator, may include a broker-assisted cashless exercise, reduction of the number of shares deliverable upon exercise, and other legal consideration approved by the administrator.

        Stock appreciation rights.    The administrator may, in its discretion, grant stock appreciation rights to participants. Generally, stock appreciation rights permit a participant to exercise the right and receive a payment equal to the value of our common stock's appreciation over a span of time in excess of the fair market value of a share of common stock on the date of grant of the stock appreciation right. Stock appreciation rights may be settled in stock, cash or a combination thereof. The strike price per share of common stock for each stock appreciation right will not be less than 100% of the fair market value per share as of the date of grant. The administrator determines the rate at which stock appreciation rights vest and any other conditions with respect to exercise of stock appreciation rights granted under the Equity Incentive Plan.

        Restricted awards.    The administrator may grant restricted awards, including both restricted stock and restricted stock units (a hypothetical account that is paid in the form of shares of common stock or cash). The administrator will determine, in its sole discretion, the terms of each award. Shares of common stock acquired under a restricted award may be subject to forfeiture. Subject to the terms of the award, the participant generally shall have the rights and privileges of a stockholder with respect to the restricted stock, including the right to vote the stock and the right to receive dividends. A restricted award may, but need not, provide that the restricted award may not be sold, assigned, pledged or transferred during the restricted period. The administrator may also require recipients of restricted stock to execute escrow agreements whereby the company would hold the restricted stock pending the release of any applicable restrictions.

        Stock bonus awards.    The administrator may issue unrestricted shares of common stock, or other awards denominated in shares of common stock, under the Equity Incentive Plan to eligible persons, either alone or in tandem with other awards, in such amounts as the administrator shall from time to time in its sole discretion determine. Each stock bonus award granted under the Equity Incentive Plan will be subject to such conditions not inconsistent with the Equity Incentive Plan as may be reflected in the applicable award agreement.

        Performance compensation awards.    The administrator has the authority, at the time of grant of any restricted award or stock bonus award, to designate such award as a performance compensation award. The administrator also has the authority to make an award of a cash bonus to any participant and designate the award as a performance compensation award.

        With regard to a particular performance period, the administrator has sole discretion to select the length of the performance period, the type(s) of performance compensation awards to be issued, the performance criteria that will be used to establish the performance goal(s), and the kind(s) and/or level(s) of the performance goal(s) to apply and the performance formula. Certain performance compensation awards that were previously granted were structured to comply with the exception under Section 162(m) with respect to qualified performance-based compensation. That exception was eliminated pursuant to the Tax Act and thus only applies to certain grandfathered awards meeting certain criteria.

        Unless otherwise provided in the applicable award agreement, a participant must be employed on the date of payment with respect to a performance period to be eligible to receive payment in respect of a performance compensation award for the applicable performance period. The participant will be eligible to receive payment in respect of a performance compensation award only to the extent that: (A) the performance goals for the period are achieved; and (B) all or some of the portion of the participant's performance compensation award has been earned for the performance period based on the application of the performance formula to the performance goals.

        Adjustments in capitalization.    Subject to the terms of an award agreement, if there is a specified type of change in our common stock, such as dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization, appropriate equitable adjustments will be made to the various limits under, and the share terms of, the Equity Incentive Plan and the awards granted thereunder, including the maximum number of shares reserved under the Equity Incentive Plan, the maximum number of shares with respect to which any participant may be granted awards and the number, price or kind of shares of common stock or other consideration subject to awards to the extent necessary to preserve the economic intent of the award. In addition, subject to the terms of an award agreement, in the event of certain mergers, the sale of all or substantially all of our assets, our reorganization or liquidation, or our agreement to enter into any such transaction, the administrator may cancel outstanding awards and cause participants to receive, in cash, stock or a combination thereof, the value of the awards or provide for a substitution or assumption of awards, accelerating the exercisability of, lapse of restrictions on or termination of, awards, or providing for a period of time for exercise prior to the occurrence of such event.

        Change in control.    In general, in the event of a change in control, all options and stock appreciation rights subject to an award will become fully vested and immediately exercisable and any restricted period imposed upon restricted awards will expire immediately (including a waiver of applicable performance goals). Accelerated exercisability and lapse of restricted periods will, to the extent practicable, occur at a time which allows participants to participate in the change in control. In the event of a change of control, all incomplete performance periods will end, the administrator will determine the extent to which performance goals have been met, and such awards will be paid based upon the degree to which performance goals were achieved (or assuming that the applicable target levels of performance have been attained or on such other basis determined by the administrator, whichever is greater.

        Nontransferability.    In general, each award granted under the Equity Incentive Plan may be exercisable only by a participant during the participant's lifetime or, if permissible under applicable law, by the participant's legal guardian or representative. Except in very limited circumstances, no award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against us. However, the designation of a beneficiary will not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

        Repricing.    Without stockholder approval, the Equity Incentive Plan prohibits the committee from (a) making any amendment or modification that may reduce the exercise price of any option or the strike price of any stock appreciation right ("SAR"), (b) canceling any outstanding option or SAR and replacing it with a new option or SAR, another award or cash, and (c) taking any other action that is considered a "repricing" for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which our common stock is listed or quoted.

        Section 409A.    The provisions of the Equity Incentive Plan and the awards granted under the Equity Incentive Plan are intended to comply with or be exempt from the provisions of Section 409A of the Code and the regulations thereunder.

U.S. Federal Income Tax Consequences

        The following is a general summary of the material U.S. federal income tax consequences to the Company and to recipients of certain awards under the Equity Incentive Plan. The summary is based on the Code and the U.S. Treasury regulations promulgated thereunder in effect as of the date of this Proxy Statement, all of which may change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to recipients of awards under the Equity Incentive Plan, but is only a general summary of the material U.S. federal income tax consequences. This summary does not discuss state, local or non-U.S. tax consequences. This summary also does not discuss the effect of gift, estate or inheritance taxes. Moreover, this summary is not intended as tax advice. Recipients should consult with their personal tax advisors regarding individual circumstances and the tax consequences associated with receiving awards under the Equity Incentive Plan.

        IRS Circular 230 Notice Requirement. This communication is not given in the form of a covered opinion, within the meaning of Circular 230 issued by the United States Secretary of the Treasury. Thus, we are required to inform you that you cannot rely upon any tax advice contained in this communication for the purpose of avoiding United States federal tax penalties. In addition, any tax advice contained in this communication may not be used to promote, market or recommend a transaction to another party.

        Incentive Stock Options.    In general, a recipient should not have any income at the time an incentive stock option is granted. If shares of common stock are issued to a recipient pursuant to the exercise of an incentive stock option, then, generally (i) the recipient should not realize ordinary income with respect to the exercise of the option, (ii) upon sale of the underlying shares acquired upon the exercise of an incentive stock option, any amount realized in excess of the exercise price paid for the shares should be taxed to the recipient as long-term or short-term capital gain depending upon the length of time such shares were held by the recipient and (iii) the Company should not be entitled to a tax deduction. The amount by which the fair market value of the stock on the exercise date of an incentive stock option exceeds the exercise price generally should, however, constitute an item which increases the recipient's income for purposes of the alternative minimum tax. However, if the recipient disposes of the shares acquired on exercise (including using them in a subsequent stock option exercise) before the later of the second anniversary of the date of grant or one year after the receipt of the shares by the recipient (a "disqualifying disposition"), the recipient generally should include in ordinary income in the year of the disqualifying disposition an amount equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares), over the exercise price paid for the shares. If ordinary income is recognized due to a disqualifying disposition, the Company should generally be entitled to a tax deduction in the same amount. Subject to certain exceptions, an incentive stock option generally should not be treated as an incentive stock option if it is exercised more than three months following termination of employment. If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, it should be treated for tax purposes as a nonqualified stock option as discussed below.

        Nonqualified Stock Options.    In general, a recipient should not have any income at the time a nonqualified stock option is granted, nor should the Company be entitled to a tax deduction at that time. When a nonqualified stock option is exercised, the recipient generally should recognize ordinary income (whether the exercise price is paid in cash or by surrender of shares of common stock) in an amount equal to the excess of the fair market value of the shares to which the option exercise pertains over the exercise price of the option. The recipient's tax basis in any common shares received upon exercise of a nonqualified stock option should be the fair market value of the common shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise should generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the recipient) depending upon the length of time such shares were held by the recipient.

        Stock Appreciation Rights.    In general, a recipient should not have any income at the time a stock appreciation right is granted, nor should the Company be entitled to a tax deduction at that time. When a stock appreciation right is exercised, the recipient generally should recognize ordinary income in an amount equal to any cash and/or the fair market value of any shares of common stock received. The recipient's tax basis in any common shares received upon exercise of a stock appreciation right generally should be the fair market value of the common shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise should generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the recipient) depending upon the length of time such shares were held by the recipient.

        Restricted Stock.    A recipient generally should not recognize any income at the time an award of restricted stock is granted. Instead, the recipient should recognize ordinary income at the time of vesting (i.e., when restricted stock becomes transferable or no longer subject to a substantial risk of forfeiture) or payout in an amount equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. A recipient's tax basis in the shares generally should equal their fair market value at the time the restrictions lapse, and the recipient's holding period for capital gains purposes should begin at that time. Any cash dividends paid on the restricted shares before the restrictions lapse generally should be taxable to the recipient as additional compensation (and not as dividend income).

        Alternatively, pursuant to Section 83(b) of the Code, the recipient can file an election with the Internal Revenue Service to immediately recognize income upon the grant of the restricted stock award in an amount equal to the fair market value on the grant date minus any amount paid by the recipient to acquire the restricted stock. This election must be filed within the first 30 days after the restricted stock award's grant date. Any subsequent gain or loss recognized upon disposition of shares vested pursuant to a restricted stock award by a recipient who made an effective 83(b) election should be either long-term or short-term capital gain or loss depending on the length of time such shares were held by the recipient. If such an election is made, no additional taxable income should be recognized by such recipient at the time the restrictions lapse, the recipient should have a tax basis in the shares equal to their fair market value on the date of their award, and the recipient's holding period for capital gains purposes should begin at that time.

        Restricted Stock Units.    A recipient generally should not recognize any income at the time an award of restricted stock units is granted. Instead, the recipient should recognize ordinary income when cash is paid or common stock is transferred to the recipient following the vesting and settlement of the recipient's restricted stock units. In general, a recipient should be taxed at federal ordinary income tax rates on the aggregate fair market value of all cash paid and any shares of common stock transferred to the recipient upon such vesting and settlement. When a recipient sells shares of common stock that the recipient received on vesting and settlement of a restricted stock unit, the recipient generally should recognize a capital gain (or loss). Because the recipient likely would have recognized ordinary income when the shares were transferred to the recipient, the amount of this capital gain (or loss) generally is the difference between the price at which the recipient sells the shares and their fair market value on the date they were transferred to the recipient. The capital gain or loss is considered "long term" or "short term," depending on how long the recipient held the shares before the sale, and is taxed accordingly.

        Stock Bonus Awards.    Assuming the stock bonus award is unrestricted, the recipient generally should be taxed on the stock bonus award when the common stock subject to the award is transferred to the recipient. The recipient generally should be taxed on the aggregate fair market value of all shares of common stock transferred to the recipient.

        Income Tax Consequences to the Company.    The Company generally should be entitled to a federal income tax deduction in connection with certain performance compensation awards that were previously granted and that were structured to comply with the exception under Section 162(m) with respect to qualified performance-based compensation. That exception was eliminated pursuant to the Tax Act and thus only applies to certain grandfathered awards meeting certain criteria.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENT TO OUR EQUITY INCENTIVE PLAN.

ITEM THREE

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

        The Audit Committee of the Board of Directors has selected Grant Thornton LLP as the independent registered public accounting firm of the Company for 2019. Grant Thornton LLP has audited Laredo's consolidated financial statements since its inception in 2007.

        The Board of Directors is submitting the selection of Grant Thornton LLP for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the board of directors and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board of Directors and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of Grant Thornton LLP, the Audit Committee will reconsider the selection of that firm as the Company's auditors.

        The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company's auditors. The stockholders' ratification of the appointment of Grant Thornton LLP does not limit the authority of the Audit Committee to change auditors at any time.

Audit and Other Fees

        The table below sets forth the aggregate fees billed to Laredo by Grant Thornton LLP, the Company's independent registered public accounting firm, for the last two fiscal years:

	2018	2017
Audit fees(1)	$585,000	$565,000
Tax fees(2)	17,500	17,250

Total	$602,500	$582,250

(1)
Audit fees represent fees for professional services provided in connection with: (a) the annual audit of Laredo's consolidated financial statements; (b) the review of Laredo's quarterly consolidated financial statements; and (c) the review of Laredo's other filings with the SEC, including review and preparation of registration statements, comfort letters, consents and research necessary to comply with generally accepted auditing standards for the years ended December 31, 2018 and 2017.

(2)
Tax fees represent review of Laredo's tax return and consultation on tax matters for the years ended December 31, 2018 and 2017.

        The Audit Committee Charter and its pre-approval policy require that the Audit Committee review and pre-approve the plan and scope of Grant Thornton LLP's audit and tax services. Laredo's Audit Committee pre-approved 100% of the services described above under the captions "Audit fees" and "Tax fees" for the years ended December 31, 2018 and 2017.

        The Company expects that representatives of Grant Thornton LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANT OF THE COMPANY FOR 2019.

 ITEM FOUR

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

        As required by Section 14A of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are seeking stockholder approval on an advisory, non-binding basis of the compensation of our named executive officers as disclosed in the section of this Proxy Statement titled "Executive Compensation." In this proposal, stockholders are being asked to vote on the following advisory resolution:

        "RESOLVED, that the stockholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and the other narrative executive compensation disclosure in the Proxy Statement for our 2018 Annual Meeting of Stockholders."

        Stockholders are urged to read the "Executive Compensation" section of this Proxy Statement, which discusses in detail how our compensation policies and procedures implement our compensation philosophy, and to refer to the related executive compensation tables. The compensation of our named executive officers is based on a philosophy that ties a substantial portion of an executive's compensation to our attainment of financial and other performance measures that, our Board of Directors believes, promote the creation of long-term stockholder value and position our company for long-term success. As described more fully in the "Compensation Discussion and Analysis," the mix of fixed- and performance-based compensation, as well as the terms of restricted stock awards, stock option awards and performance unit awards are designed to enable our Company to attract and retain top talent while, at the same time, creating a close relationship between our Company's performance and overall shareholder return and the named executive officers' compensation. Our Compensation Committee and Board of Directors believe that the philosophy of the program, and hence the compensation awarded to named executive officers under the current program, fulfills this objective.

        Although the vote is advisory and non-binding, our board of directors and Compensation Committee value the opinions that our stockholders express in their votes and will consider the voting results in connection with their ongoing evaluation of our compensation program.

        The affirmative "FOR" vote of a majority of the votes cast at the Annual Meeting is required to approve, on an advisory basis, the compensation of our named executive officers. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of approving the advisory, non-binding basis of the compensation of our named executive officers.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

 STOCKHOLDER PROPOSALS; IDENTIFICATION OF DIRECTOR CANDIDATES

        Stockholders who, in accordance with Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in the proxy materials to be distributed in connection with the 2020 annual meeting of stockholders must submit their proposals so that they are received at our principal executive offices no later than November 28, 2019, or, in the event the Company's 2020 annual meeting is advanced or delayed more than 30 days from the date of the Annual Meeting, within a reasonable time before the Company begins to print and mail the proxy materials for the 2020 annual meeting. As the SEC rules make clear, simply submitting a proposal does not guarantee that it will be included in the Company's proxy materials.

        In addition, stockholders who wish to introduce a proposal from the floor of the 2019 annual meeting of stockholders (outside the processes of Rule 14a-8), must submit that proposal in writing to the Company's Corporate Secretary at our principal executive offices no earlier than January 12, 2020 and no later than February 11, 2020, or, in the event the Company's 2020 annual meeting of stockholders is advanced or delayed more than 30 days from the date of the Annual Meeting, not later than the later of (i) the 90th day before the 2020 annual meeting or (ii) the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company.

        To be in proper form, a stockholder's notice must include the information required by our bylaws with respect to each proposal submitted. The Company may refuse to consider any proposal that is not timely or otherwise does not meet the requirements of our bylaws or the SEC's rules with respect to the submission of proposals. You may obtain a copy of our bylaws by submitting a request to Laredo Petroleum, Inc., c/o Corporate Secretary, 15 W. Sixth Street, Suite 900, Tulsa, Oklahoma 74119.

        Directors may be nominated by the board of directors or by stockholders in accordance with the bylaws of the Company. The Nominating and Corporate Governance Committee will review all nominees for the board of directors, including proposed nominees of stockholders, in accordance with its charter. In evaluating the suitability of candidates, the board of directors and the Nominating and Corporate Governance Committee take into account many factors, including the nominee's judgment, experience, independence, character, business acumen and such other factors as the Nominating and Corporate Governance Committee concludes are pertinent in light of the current needs of the Board of Directors. The Board of Directors believes that its membership should reflect a diversity of experience, gender, race, ethnicity and age. The Nominating and Corporate Governance Committee will select qualified nominees and review its recommendations with the Board of Directors, which will decide whether to invite the nominees to join the Board of Directors. When evaluating the suitability of an incumbent director for nomination or re-election, the Board of Directors and the Nominating and Corporate Governance Committee also consider the director's past performance, including attendance at meetings and participation in and contributions to the activities of the Board of Directors.

        The Board of Directors and the Nominating and Corporate Governance Committee believe they have achieved the sought after balance described above through the representation on the Board of Directors of members having experience in the oil and gas industry, accounting and investment analysis, among other areas. The Board of Directors and the Nominating and Corporate Governance Committee do not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.

        In identifying potential director candidates, the Board of Directors and the Nominating and Corporate Governance Committee rely on any source available for the identification and recommendation of candidates, including current directors and officers. In addition, the Board of Directors and the Nominating and Corporate Governance Committee from time to time may engage a third-party search firm to identify or evaluate, or assist in identifying or evaluating potential candidates, for which the third party search firm will be paid a fee.

        The Board of Directors and Nominating and Corporate Governance Committee will also consider any nominee recommended by stockholders for election at the annual meeting of stockholders to be held in 2020 if that nomination is submitted in writing, between January 12, 2020 and February 11, 2020, or in the event the Company's 2020 annual meeting of stockholders is advanced or delayed more than 30 days from the date of the Annual Meeting, not later than the later of (i) the 90th day before the 2020 annual meeting or (ii) the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company. In the event that the number of directors to be elected to the board of directors is increased and there has been no public announcement naming all of the nominees for director or indicating the increase made by the Company at least 10 days before the last day a stockholder may deliver a notice of nomination in accordance with the preceding sentence, a stockholder's notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Corporate Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

        As set forth in the Company's bylaws, with respect to each such nominee, the following information must be provided to the Company with the written nomination:

  a)
  the nominee's name, address and age;

  b)
  the nominee's written consent to serve as a director if elected;

  c)
  the name and address of the nominating stockholder;

  d)
  the number of shares of each class and series of stock of the Company held by the nominating stockholder; and

  e)
  all other information required to be disclosed pursuant to Regulation 14A of the Exchange Act.

        Each submission must also include a statement of the qualifications of the nominee, a notarized consent signed by the nominee evidencing a willingness to serve as a director, if elected, and a written representation and agreement that such person (i) is not and will not become a party to any voting agreement or compensation agreement that has not been disclosed to the Company or that could limit or interfere with the nominee's ability to comply with their fiduciary duties under applicable law and (ii) will comply with all of the Company's applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

        Written requests for inclusion of any stockholder proposal should be addressed to Laredo Petroleum, Inc., c/o Corporate Secretary, 15 W. Sixth Street, Suite 900, Tulsa, Oklahoma 74119. The Company suggests that any such proposal be sent by certified mail, return receipt requested.

 SOLICITATION OF PROXIES

        Solicitation of proxies may be made over the Internet, by mail, personal interview or telephone by officers, directors and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses.

STOCKHOLDER LIST

        In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Tulsa, Oklahoma, a list of the stockholders entitled to vote at the Annual Meeting.

        The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for 10 days before the Annual Meeting.

PROXY MATERIALS, ANNUAL REPORT AND OTHER INFORMATION

        The Company's 2018 Annual Report to Stockholders for the year ended December 31, 2018 is being made available to stockholders concurrently with this Proxy Statement and does not form part of the proxy solicitation material.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING TO BE HELD ON MAY 16, 2019

A COPY OF THE PROXY STATEMENT, THE PROXY CARD AND
THE 2018 ANNUAL REPORT ARE AVAILABLE FREE OF CHARGE AT
http://materials.proxyvote.com/516806

        A copy of the 2018 Annual Report, as filed with the SEC, will be sent to any stockholder without charge upon written request. One copy of the Notice of Annual Meeting, this Proxy Statement and our 2018 Annual Report (the "Proxy Materials") will be sent to stockholders who share an address, unless they have notified the Company that they want to continue receiving multiple packages. A copy of the Proxy Materials will also be sent upon written or oral request to any stockholder of a shared address to which a single copy of the Proxy Materials was delivered. If two or more stockholders with a shared address are currently receiving only one copy of the Proxy Materials, then the stockholders may request to receive multiple packages in the future, or if a stockholder is currently receiving multiple packages of the Proxy Materials, then the stockholder may request to receive a single copy in the future. Such requests may be made by writing to Laredo Petroleum, Inc., c/o Corporate Secretary, 15 W. Sixth Street, Suite 900, Tulsa, Oklahoma 74119 or by calling (918) 513-4570. The 2018 Annual Report is also available at the SEC's website in its EDGAR database at www.sec.gov.

 INTERNET AND PHONE VOTING

        Internet and phone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting by Internet should remember that the stockholder must bear costs associated with electronic access, such as usage charges from Internet access providers and telephone companies.

        For shares of stock that are registered in a street name (the stockholder owns shares in the name of a bank, broker or other holder of record on the books of the Company's transfer agent), you will receive instructions with your proxy materials that you must follow in order to have your shares voted. Please review your proxy or voting instruction card to determine whether you can vote electronically or by phone.

SUBMIT A PROXY BY INTERNET—www.proxyvote.com

        For shares of stock that are registered in your name, you may vote by Internet or phone using the following procedures. To vote by Internet, please access www.proxyvote.com, and enter your 11 digit control number located in the upper right-hand portion of your proxy material. Votes submitted by Internet or phone must be received by 11:59 p.m., Eastern Time, on May 15, 2019. The giving of such a proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

SUBMIT A PROXY BY PHONE—1-800-690-6903

        To vote by phone, please dial 1-800-690-6903 and enter your 11 digit control number located in the upper right-hand portion of your proxy material. Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 15, 2019.

VOTE BY MAIL

        Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

        If you would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE BY INTERNET, BY PHONE OR, IF YOU HAVE RECEIVED PAPER COPIES OF THE PROXY MATERIAL, BY COMPLETING, SIGNING AND RETURNING THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

Tulsa, Oklahoma

March 27, 2019

By Order of the Board of Directors,

Mark D. Denny Vice President, Secretary and General Counsel

Appendix A

LAREDO PETROLEUM, INC.
OMNIBUS EQUITY INCENTIVE PLAN
(amended and restated as of ~~March 30~~May 16, ~~2016~~2019)

        1.    Purpose.    The purpose of the Laredo Petroleum, Inc. Omnibus Equity Incentive Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company's shareholders.

        2.    Definitions.    The following definitions shall be applicable throughout the Plan:

          (a)   "Affiliate" means any parent or direct or indirect subsidiary of the Company; provided, that, with respect to Incentive Stock Options, the term shall only mean "parent corporation" and "subsidiary corporation" as defined in Sections 424(e) and 424(f) of the Code; further, provided, that, with respect to the award of any "stock right" within the meaning of Section 409A of the Code, such affiliate must qualify as a "service recipient" within the meaning of Section 409A of the Code and in applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining a controlled group of corporations under Section 414(b) of the Code and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, the language "at least 50 percent" is used instead of "at least 80 percent".

          (b)   "Award" means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus Award, and Performance Compensation Award granted under the Plan.

          (c)   "Board" means the Board of Directors of the Company.

          (d)   "Cause" means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Company or an Affiliate having "cause" or "good cause" to terminate a Participant's employment or service, as defined in any employment or consulting agreement or similar services agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment, consulting, or similar services agreement (or the absence of any definition of "Cause" or "Good Cause" contained therein), (A) the Participant's commission of, conviction for, plea of guilty or nolo contendere to a felony or a crime involving moral turpitude, or other material act or omission involving dishonesty or fraud, (B) the Participant's conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates in any material way, (C) the Participant's failure to perform duties as reasonably directed by the Company or the Participant's material violation of any rule, regulation, policy or plan for the conduct of any service provider to the Company or its Affiliates or its or their business (which, if curable, is not cured within 5 days after notice thereof is provided to the Participant) or (D) the Participant's gross negligence, willful malfeasance or material act of disloyalty with respect to the Company or its Affiliates (which, if curable, is not cured within 5 days after notice thereof is provided to the Participant). Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

          (e)   "Change in Control" shall, in the case of a particular Award, unless the applicable Award agreement states otherwise or contains a different definition of "Change in Control," be deemed to occur upon:

              (i)  Any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") (other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any affiliate thereof or (B) the Institutional Investors as of the Effective Date) acquires "beneficial ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities; provided, however, that if the Company engages in a merger or consolidation in which the Company or the surviving entity in such merger or consolidation becomes a subsidiary of another entity, then references to the Company's then outstanding securities shall be deemed to refer to the outstanding securities of such parent entity;

             (ii)  A majority of the members of the Board shall not be Continuing Directors; or

            (iii)  The consummation of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity (or if the surviving entity is or shall become a subsidiary of another entity, then such parent entity)) more than 40% of the combined voting power of the voting securities of the Company (or such surviving entity or parent entity, as the case may be) outstanding immediately after such merger or consolidation.

To the extent a Plan Award provides for "nonqualified deferred compensation" within the meaning of Section 409A of the Code and a Change in Control is intended to constitute a payment event under such Plan Award, then Change in Control shall mean a "change in control event" as defined in Treasury Regulations Section 1.409A-3(i)(5) and any interpretative guidance promulgated under Section 409A of the Code. In addition, notwithstanding anything herein to the contrary, in any circumstance in which the definition of "Change in Control" under this Plan would otherwise be operative and with respect to which the additional tax under Section 409A of the Code would apply or be imposed, but where such tax would not apply or be imposed if the meaning of the term "Change in Control" met the requirements of Section 409A(a)(2)(A)(v) of the Code, then the term "Change in Control" herein shall mean, but only for the transaction, event or circumstance so affected and the item of income with respect to which the additional tax under Section 409A of the Code would otherwise be imposed, a transaction, event or circumstance that is both (x) described in the preceding provisions of this definition, and (y) a "change in control event" within the meaning of Treasury Regulations Section 1.409A-3(i)(5).

          (f)    "Code" means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

          (g)   "Committee" means the Compensation Committee, as constituted from time to time, of the Board, or if no such committee shall be in existence at any relevant time, the term "Committee" for purposes of the Plan shall mean the Board; provided, however, that while the Common Stock is publicly traded, (i) the Committee shall be a committee of the Board consisting solely of two or more Eligible Directors as necessary in each case to satisfy the requirements of Section 162(m) of the Code and Rule 16b-3 under the Exchange Act with respect to Awards granted under the Plan and (ii) with respect to Awards to directors who are not employees of the

  Company, the Committee shall consist solely of one or more members of the Board who are "independent" within the meaning of the New York Stock Exchange corporate governance listing standards (or, if the Common Stock is not listed on the New York Stock Exchange, such similar standards of any other applicable registered stock exchange on which the Common Stock is listed or quoted at any relevant time).

          (h)   "Common Stock" means the shares of common stock, par value $0.01 per share, of the Company (and any stock or other securities into which such shares of common stock may be converted or into which they may be exchanged).

          (i)    "Company" means Laredo Petroleum, Inc., a Delaware corporation.

          (j)    "Continuing Directors" means, as of any date of determination, any member of the Board who: (i) was a member of the Board on the Effective Date; or (ii) was nominated for election or elected to the Board with the approval of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election.

          (k)   "Date of Grant" means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization; provided, however, that such date complies with the requirements of Sections 422 and 409A of the Code, as applicable.

          (l)    "Disability" means the "disability" of a person as defined in a then effective long-term disability plan maintained by the Company that covers such person, or if such a plan does not exist at any relevant time, "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. For purposes of determining the time during which an Incentive Stock Option may be exercised under the terms of an Option Agreement, "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. Section 22(e)(3) of the Code provides that an individual is totally and permanently disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

          (m)  "Effective Date" means ~~December 20~~May 16, ~~2011~~2019, the date on which ~~the Plan originally became effective in connection with~~this amendment and restatement was approved by the Company's ~~initial public offering~~shareholders.

          (n)   "Eligible Director" means a person who is (i) a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, and (ii) an "outside director" within the meaning of Section 162(m) of the Code.

          (o)   "Eligible Person" means any (i) individual employed by the Company or an Affiliate; (ii) director of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate, provided that if the Securities Act applies, such persons must be eligible to be offered securities registrable on Form S-8 under the Securities Act; or (iv) prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or begins providing services to the Company or its Affiliates).

          (p)   "Exchange Act" has the meaning given such term in the definition of "Change in Control," and any reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

          (q)   "Exercise Price" has the meaning given such term in Section 7(b) of the Plan.

          (r)   "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

              (i)  ~~The~~if the Common Stock is listed on the New York Stock Exchange or another national securities exchange, the closing sales price for a share of Common Stock ~~on the New York Stock Exchange~~reported on such national securities exchange on the day of determination (or if no such price is reported on that day, on the last market trading day prior to the day of determination for which such a price is reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

    (ii)  if the Common Stock is not listed on the New York Stock Exchange or another national securities exchange, but is quoted in the NASDAQ National Market Reporting System or another inter-dealer quotation system on a last sale basis, the closing bid price (or if no such price is reported on that day, on the last market trading day prior to the day of determination for which such a price is reported); or

         (~~ii~~iii)  ~~In~~in the absence of any listing or quotation of the Common Stock on any established national stock exchange or ~~interdealer~~inter-dealer quotation system on a last sale basis, the Fair Market Value of a share of Common Stock shall be determined in good faith by the Committee in a manner intended to satisfy the principles of Section 409A of the Code.

          (s)   "Immediate Family Members" shall have the meaning set forth in Section 14(b).

          (t)    "Incentive Stock Option" means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan and Section 422 of the Code.

          (u)   "Indemnifiable Person" shall have the meaning set forth in Section 4(e) of the Plan.

          (v)   "Institutional Investors" means Warburg Pincus Private Equity IX, L.P., WP IX Finance LP (collectively, "Warburg Pincus IX"), Warburg Pincus Private Equity X O&G, L.P. and Warburg Pincus X Partners, L.P. (collectively, "Warburg Pincus X") and any transferee of capital stock of the Company (including subsequent transferees) directly or indirectly (in a chain of title) from Warburg Pincus IX or Warburg Pincus X and who is a stockholder of the Company.

          (w)  "Negative Discretion" shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award consistent with Section 162(m) of the Code.

          (x)   "Nonqualified Stock Option" means an Option that is not designated by the Committee as an Incentive Stock Option.

          (y)   "Officer" means a person who is an "officer" of the Company or any Affiliate within the meaning of Section 16 of the Exchange Act (whether or not the Company is subject to the requirements of the Exchange Act).

          (z)   "Option" means an Award granted under Section 7 of the Plan.

          (aa) "Option Period" has the meaning given such term in Section 7(b) of the Plan.

          (bb) "Participant" means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

          (cc) "Performance Compensation Award" shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan, which, for the avoidance of doubt, could include, without limitation, performance units, performance-based shares and other equity and non-equity performance-based awards.

          (dd) "Performance Criteria" shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.

          (ee) "Performance Formula" shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

          (ff)  "Performance Goals" shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

          (gg) "Performance Period" shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance Compensation Award.

          (hh) "Permitted Transferee" shall have the meaning set forth in Section 14(b) of the Plan.

          (ii)   "Person" has the meaning given such term in the definition of "Change in Control."

          (jj)   "Plan" means this Laredo Petroleum, Inc. Omnibus Equity Incentive Plan.

          (kk) "Restricted Period" means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

          (ll)   "Restricted Stock Unit" means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

          (mm)  "Restricted Stock" means shares of Common Stock, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

          (nn) "SAR Period" has the meaning given such term in Section 8(b) of the Plan.

          (oo) "Securities Act" means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.

          (pp) "Stock Appreciation Right" or "SAR" means an Award granted under Section 8 of the Plan.

          (qq) "Stock Bonus Award" means an Award granted under Section 10 of the Plan.

          (rr)  "Strike Price" means, except as otherwise provided by the Committee in the case of Substitute Awards, (i) in the case of a SAR granted in tandem with an Option, the Exercise Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, an amount not less than the Fair Market Value on the Date of Grant.

          (ss)  "Subsidiary" means, with respect to any specified Person:

              (i)  any corporation, association or other business entity of which more than 50% of the total voting power of shares or any equivalent equity-type ownership (without regard to the occurrence of any contingency and after giving effect to any voting agreement or shareholders' agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

             (ii)  any partnership (or any comparable foreign entity) (a) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

          (tt)  "Substitute Award" has the meaning given such term in Section 5(e).

        3.    Effective Date; Duration.    The Plan originally became effective as of December 20, 2011, in connection with the Company's initial public offering and was amended and restated effective March 30, 2016. The Plan as set forth herein constitutes an amendment and restatement of the Plan as in effect immediately prior to the Effective Date~~. The~~, and the Plan, as amended and restated herein, is effective as of ~~March 30, 2016, subject to approval by the Company's shareholders~~ the Effective Date. Unless sooner terminated by the Board in accordance with Section 13 hereof, the expiration date of the Plan, as amended and restated herein, on and after which date no Awards may be granted hereunder, shall be the tenth (10th) anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

        4.    Administration.

          (a)   The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, as applicable, it is intended that each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

          (b)   Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

          (c)   The Committee may delegate to one or more Officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, and that may be so delegated as a matter of law, except for grants of Awards to persons (i) subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably expected to be, "covered employees" for purposes of Section 162(m) of the Code.

          (d)   Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder of the Company.

          (e)   No member of the Board, the Committee, delegate of the Committee or any employee or agent of the Company (each such person, an "Indemnifiable Person") shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys' fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company's approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company's choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person's bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company's constituent documents. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company's constituent documents, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

          (f)    Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

        5.    Shares Subject to the Plan; Grant of Awards; Limitations.

          (a)   Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan, the Committee is authorized to deliver under the Plan an aggregate of ~~24,350,000~~29,850,000 shares of Common Stock; (ii) subject to Section 12 of the Plan, grants of Options or SARs under the Plan in respect of no more than 14,350,000 shares of Common Stock may be made to any single Participant during any single calendar year, and, subject to Section 12 of the Plan, grants of Incentive Stock Options under the Plan in respect of no more than 14,350,000 shares of Common Stock may be made to any single Participant during any single calendar year; (iii) subject to Section 12 of the Plan, no more than 14,350,000 shares of Common Stock may be earned in respect of Performance Compensation Awards denominated in shares of Common Stock granted pursuant to Section 11 of the Plan to any single Participant for a single calendar year during a Performance Period, or in the event such Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of 14,350,000 shares of Common Stock on the last day of the Performance Period to which such Award relates; (iv) the maximum amount that can be paid to any single Participant in any one calendar year pursuant to a cash bonus Award described in Section 11(a) of the Plan shall be $5,000,000; and (v) subject to Section 12 of the Plan, no more than 1,435,000 shares of Common Stock may be issued in respect of Awards granted to any single Participant who is a non-employee director for a single calendar year.

          (b)   The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonus Awards and/or Performance Compensation Awards to one or more Eligible Persons selected in its sole discretion. An Eligible Person may be granted more than one Award under the Plan, and Awards may be granted at any time or times during the term of the Plan. The grant of an Award to an Eligible Person shall not be deemed either to entitle that individual to, or to disqualify that individual from, participation in any other grant of Awards under the Plan.

          (c)   Use of shares of Common Stock to pay the required Exercise Price or tax obligations, or shares not issued in connection with settlement of an Option or SAR shall, notwithstanding anything herein to the contrary, not be available again for other Awards under the Plan. Shares underlying Awards under this Plan that are forfeited, cancelled, expire unexercised, or are settled in cash are available again for Awards under the Plan. For the avoidance of doubt, Awards that can only be settled in cash shall not be treated as shares of Common Stock granted for purposes of this Plan.

          (d)   Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.

          (e)   Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines ("Substitute Awards"). The number of shares of Common Stock underlying any Substitute Awards shall be counted against the aggregate number of shares of Common Stock available for Awards under the Plan.

        6.    Eligibility.    Participation shall be limited to Eligible Persons who have entered into an Award agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

        7.    Options.

          (a)    Generally.    Each Option granted under the Plan shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the shareholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided, that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

          (b)    Exercise Price.    The exercise price ("Exercise Price") per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant; provided, however, that, in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate, the Exercise Price per share shall not be less than 110% of the Fair Market Value per share on the Date of Grant.

          (c)    Vesting and Expiration.    Subject to the last sentence of this Section 7(c), Options shall (i) vest and become exercisable in such manner and on such date or dates, and (ii) expire after such period, not to exceed ten years (the "Option Period"), in each case as may be determined by the Committee and as set forth in an Award agreement; provided, however, that the Option Period shall not exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate; provided, further, that notwithstanding any vesting dates set by the Committee in the Award agreement, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. Unless otherwise provided by the Committee in an Award agreement: (i) the unvested portion of an Option shall expire upon termination of employment or service of the Participant granted the Option, and the vested portion of such Option shall remain exercisable for (A) one year following termination of employment or service by reason of such Participant's death or Disability, but not later than the expiration of the Option Period or (B) ninety (90) days following termination of employment or service for any reason other than such Participant's death or Disability, and other than such Participant's termination of employment or service for Cause, but not later than the expiration of the Option Period and (ii) both the unvested and the vested portion of an Option shall expire upon the termination of the Participant's employment or service by the Company for Cause. Options that vest based on a Participant's continued service shall not become vested or exercisable prior to the first anniversary following the Date of Grant other than in connection with the Participant's death, Disability or pursuant to Section 12 of the Plan. Notwithstanding the foregoing, up to five percent (5%) of the available shares of Common Stock authorized for issuance pursuant to Section 5(a) of the Plan may be subject to Awards of Options and SARs that vest, partially or in full, prior to the first anniversary of the Date of Grant.

          (d)    Method of Exercise and Form of Payment.    No shares of Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. Options that have become exercisable may be exercised by delivery of written notice of exercise or, if provided for, electronic notice of exercise, to the Company in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or shares of Common Stock having a Fair Market Value on the date of exercise equal to the Exercise Price (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company), provided, that such shares of Common Stock are not subject to any pledge or other security interest and are held for the applicable period as determined by the Company's auditors to avoid adverse accounting charges, and (ii) by such other method as the Committee may permit in accordance with applicable law, in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price or (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted "cashless exercise" pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) by a "net exercise" method whereby the Company withholds from the delivery of the shares of Common Stock for which the Option was exercised that number of shares of Common Stock having a Fair Market Value equal to the aggregate Exercise Price for the shares of Common Stock for which the Option was exercised. Any fractional shares of Common Stock shall be settled in cash. The Committee may specify a reasonable minimum number of shares of Common Stock or a percentage of the shares subject to an Option that may be purchased on any exercise of an Option; provided, that such minimum number will not prevent Optionee from exercising the full number of shares of Common Stock as to which the Option is then exercisable.

          (e)    Notification upon Disqualifying Disposition of an Incentive Stock Option.    Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date the Participant makes a disqualifying disposition of any shares of Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such shares of Common Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.

          (f)    Compliance With Laws, etc.    Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, if applicable, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed, traded or reported.

        8.    Stock Appreciation Rights.

          (a)    Generally.    Each SAR granted under the Plan shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

          (b)    Strike Price.    The Strike Price per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant

          (c)    Vesting and Expiration.    Subject to the last sentence of this Section 8(c), a SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR shall (i) vest and become exercisable in such manner and on such date or dates, and (ii) expire after such period, not to exceed ten years (the "SAR Period"), in each case as may be determined by the Committee and as set forth in an Award agreement; provided, however, that notwithstanding any vesting dates set by the Committee in the Award agreement, the Committee may, in its sole discretion, accelerate the exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability. Unless otherwise provided by the Committee in an Award agreement: (i) the unvested portion of a SAR shall expire upon termination of employment or service of the Participant granted the SAR, and the vested portion of such SAR shall remain exercisable for (A) one year following termination of employment or service by reason of such Participant's death or Disability, but not later than the expiration of the SAR Period or (B) ninety (90) days following termination of employment or service for any reason other than such Participant's death or Disability, and other than such Participant's termination of employment or service for Cause, but not later than the expiration of the SAR Period and (ii) both the unvested and the vested portion of a SAR shall expire upon the termination of the Participant's employment or service by the Company for Cause. SARs that vest based on a Participant's continued service shall not become vested or exercisable prior to the first anniversary following the Date of Grant other than in connection with the Participant's death, Disability or pursuant to Section 12 of the Plan. Notwithstanding the foregoing, up to five percent (5%) of the available shares of Common Stock authorized for issuance pursuant to Section 5(a) of the Plan may be subject to Awards of Options and SARs that vest, partially or in full, prior to the first anniversary of the Date of Grant.

          (d)    Method of Exercise.    SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an Option, the SAR Period), the Fair Market Value of a share of Common Stock exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

          (e)    Payment.    Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the Strike Price, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock with a Fair Market Value equal to such amount, or any combination thereof, as determined by the Committee in an Award agreement. Any fractional share of Common Stock shall be settled in cash.

        9.    Restricted Stock and Restricted Stock Units.

          (a)    Generally.    Each such grant of Restricted Stock or Restricted Stock Units under the Plan shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

          (b)    Restricted Stock—Accounts, Escrow or Similar Arrangement.    Upon the grant of Restricted Stock, a book entry in a restricted account shall be established in the Participant's name at the Company's transfer agent and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than held in such restricted account pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate share power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank share power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and unless otherwise set forth in an applicable Award agreement, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock and the right to receive dividends, if applicable. To the extent shares of Restricted Stock are forfeited, any share certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect thereto shall terminate without further obligation on the part of the Company.

          (c)    Vesting; Acceleration of Lapse of Restrictions.    The Restricted Period shall lapse with respect to an Award of Restricted Stock or Restricted Stock Units at such times as provided by the Committee in an Award agreement, and the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon termination of employment or service of the Participant.

          (d)    Delivery of Restricted Stock and Settlement of Restricted Stock Units.

              (i)  Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the share certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends (except as otherwise set forth by the Committee in the applicable Award agreement).

             (ii)  Unless otherwise provided by the Committee in an Award agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one share of Common Stock for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock in respect of such Restricted Stock Units or (ii) defer the delivery of shares of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period if such delivery would result in a violation of applicable law until such time as is no longer the case. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the shares of Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld.

        10.    Stock Bonus Awards.    The Committee may issue unrestricted shares of Common Stock, or other Awards denominated in shares of Common Stock, under the Plan to Eligible Persons, either alone or in tandem with other awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Stock Bonus Award granted under the Plan shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

        11.    Performance Compensation Awards.

          (a)    Generally.    The Committee shall have the authority, at the time of grant of any Award described in Sections 9 or 10 of the Plan, to designate such Award as a Performance Compensation Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code. The Committee shall also have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code. The Committee, in its sole discretion, shall determine the payment of any Performance Compensation Award, whether payable in cash, shares of Common Stock or a combination of cash and shares of Common Stock.

          (b)    Discretion of Committee with Respect to Performance Compensation Awards.    With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code, if applicable), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

          (c)    Performance Criteria.    The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (and/or one or more Affiliates, divisions, reportable segments or operational units, or any combination of the foregoing) and shall include one or more of the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or revenue growth; (iv) gross profit or gross profit growth; (v) operating income or profit (before or after taxes); (vi) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (viii) earnings before or after taxes, interest, depreciation and/or amortization; (ix) gross or operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total shareholder return (absolute or relative)); (xii) expense targets; (xiii) margins; (xiv) operating efficiency; (xv) working capital targets; (xvi) measures of economic value added; (xvii) enterprise value; (xviii) debt levels and net debt; (xix) combined ratio; (xx) timely launch of new facilities; (xxi) employee retention; (xxii) performance relative to budget; (xxiii) safety performance targets; (xxiv) objective measures of personal targets, goals or completion of projects; (xxv) drilling capital efficiency; (xxvi) drilling rate of return; (xxvii) production; (xxviii) new reserves; (xxix) direct lifting costs; and (xxx) SEC finding costs. Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of a Participant and the Company (and/or one or more Affiliates, divisions, reportable segments or operational units, or any combination of the foregoing), as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period and thereafter promptly communicate such Performance Criteria to the Participant.

          (d)    Modification of Performance Criteria/Goal(s).    In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining shareholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining shareholder approval. The Committee shall adjust or modify the calculation of a Performance Goal for a Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; and (ix) a change in the Company's fiscal year.

          (e)    Payment of Performance Compensation Awards.

          (i)    Condition to Receipt of Payment.    Unless otherwise provided in the applicable Award agreement, a Participant must be employed by the Company or an Affiliate of the Company on the date of payment with respect to a Performance Period to be eligible to receive such payment in respect of a Performance Compensation Award for the preceding Performance Period.

          (ii)    Limitation.    A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant's Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.

          (iii)    Certification.    Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant's Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion.

          (iv)    Use of Negative Discretion.    In determining the actual amount of an individual Participant's Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion, except as is otherwise provided in the Plan, to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of the Plan.

        (f)    Timing of Award Payments.    Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11, but in no event later than two-and-one-half months following the end of the fiscal year during which the Performance Period is completed; provided, however, that such Performance Compensation Awards may be deferred and paid after such date so long deferrals are made in accordance with Section 409A of the Code and applicable guidance thereunder.

        12.    Changes in Capital Structure and Similar Events.

          (a)    Effect of Certain Events.    In the event of (A) any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the shares of Common Stock, or (B) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:

              (i)  adjusting any or all of (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals);

             (ii)  providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and

            (iii)  canceling any one or more outstanding Awards or portion thereof and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other shareholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor);

            provided, however, that in the case of any "equity restructuring" (within the meaning of the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised 2004) and FASB Accounting Standards Codification Topic 718) or any successor rule, the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a "modification" within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act or the exemption under Section 409A, to the extent applicable. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

          (b)    Effect of Change in Control.    Unless specifically provided otherwise with respect to Change in Control events in an Award or in a then-effective written employment agreement between the Participant and the Company or an Affiliate, if, during the effectiveness of the Plan, a Change in Control occurs, (i) each Option and SAR which is at the time outstanding under the Plan shall automatically become fully vested and exercisable with respect to all shares of Common Stock covered thereby, (ii) the Restricted Period shall expire and restrictions applicable to all outstanding Restricted Stock Awards and Restricted Stock Units shall lapse and such Awards shall become fully vested and (iii) Performance Periods in effect on the date the Change in Control occurs shall end on such date and the Committee shall (A) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (B) cause the Participant to receive partial or full payment of Awards for each such Performance Period based upon the Committee's determination of the degree of attainment of the Performance Goals, or assuming that the applicable "target" levels of performance have been attained or on such other basis determined by the Committee whichever is greater.

          (c)   The existence of this Plan and Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Company Shares or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

        13.    Amendments and Termination.

          (a)   Amendment and Termination of the Plan.    The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that (i) no amendment to Section 11(c) or Section 13(b) (to the extent required by the proviso in such Section 13(b)) shall be made without shareholder approval and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Common Stock may be listed or quoted or to prevent the Company from being denied a tax deduction under Section 162(m) of the Code); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

          (b)   Amendment of Award agreements.    The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without shareholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price or minimum vesting requirements of any Option or the Strike Price or minimum vesting requirements of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR, another Award or cash and (iii) the Committee may not take any other action that is considered a "repricing" for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted.

        14.    General.

          (a)   Award Agreements.    Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the death, Disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee.

          (b)   Nontransferability.

              (i)  Each Award shall be exercisable only by a Participant during the Participant's lifetime, or, if permissible under applicable law, by the Participant's legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

             (ii)  Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to: (A) any person who is a "family member" of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the "Immediate Family Members"); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award agreement (each transferee described in clauses (A), (B) (C) and (D) above is hereinafter referred to as a "Permitted Transferee"); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

            (iii)  The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee, and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant's employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

          (c)   Tax Withholding.

              (i)  A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, shares of Common Stock, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding taxes.

             (ii)  Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest and are held for the applicable period as determined by the Company's auditors to avoid adverse accounting charges) owned by the Participant having a fair market value equal to such withholding liability or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a fair market value equal to such withholding liability (but no more than the minimum required statutory withholding liability).

          (d)   No Claim to Awards; No Rights to Continued Employment; Waiver.    No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

          (e)   International Participants.    With respect to Participants who reside or work outside of the United States of America and who are not (and who are not expected to be) "covered employees" within the meaning of Section 162(m) of the Code, the Committee may in its sole discretion amend the terms of the Plan or outstanding Awards (or adopt a subplan) with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

          (f)    Designation and Change of Beneficiary.    Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate. Notwithstanding anything herein to the contrary, to the extent that a Participant's beneficiary designation would result in a duplication of, or unintended, benefits payable under this Plan or would otherwise violate applicable law, the Committee shall have the authority to disregard such designation and payments shall be made in accordance with applicable law.

          (g)   Termination of Employment/Service.    Unless determined otherwise by the Committee at any point following such event or as otherwise provided in an Award agreement, service shall not be considered terminated in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Affiliate, or any successor, in any capacity of any employee, director or consultant, or (iii) any change in status as long as the individual remains in the service of the Company or an Affiliate in any capacity of employee, director or consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option, if such leave exceeds three (3) months, and re-employment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day following the expiration of such three (3) month period.

          (h)   No Rights as a Stockholder.    Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock that are subject to Awards hereunder until such shares have been issued or delivered to that person.

          (i)    Government and Other Regulations.

              (i)  The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all certificates for shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system upon which such shares or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

             (ii)  The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company's acquisition of shares of Common Stock from the public markets, the Company's issuance of shares of Common Stock to the Participant, the Participant's acquisition of shares of Common Stock from the Company and/or the Participant's sale of shares of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

            (iii)  Notwithstanding any provision in this Plan or any Award agreement to the contrary, Awards granted hereunder shall be subject, to the extent applicable, (A) to any clawback policy adopted by the Company, and (B) to the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, and rules, regulations and binding, published guidance thereunder, which legislation provides for the clawback and recovery of incentive compensation in the event of certain financial statement restatements. If, pursuant to Section 10D of the Securities Exchange Act of 1934, as amended, the Company would not be eligible for continued listing, if applicable, under Section 10D(a) of the Exchange Act if it did not adopt policies consistent with Section 10D(b) of the Exchange Act, then, in accordance with those policies that are so required, any incentive-based compensation payable to a Participant under this Plan shall be subject to claw-back in the circumstances, to the extent, and in the manner, required by Section 10D(b)(2) of the Exchange Act, as interpreted by rules of the Securities Exchange Commission.

          (j)    Payments to Persons Other Than Participants.    If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

          (k)   Nonexclusivity of the Plan.    Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other equity-based awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

          (l)    No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

          (m)  Reliance on Reports.    Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.

          (n)   Relationship to Other Benefits.    No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

          (o)   Governing Law.    The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

          (p)   Severability.    If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

          (q)   Obligations Binding on Successors.    The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

          (r)   Shareholder Approval.    The Plan, as amended and restated herein, is effective as of ~~March 30~~May 16, ~~2016~~2019, subject to approval by the Company's shareholders.

          (s)   Expenses; Gender; Titles and Headings.    The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

          (t)    Other Agreements.    Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of shares of Common Stock under an Award, that the Participant execute lock-up, shareholder or other agreements, as it may determine in its sole and absolute discretion.

          (u)   Payments.    Participants shall be required to pay, to the extent required by applicable law, any amounts required to receive shares of Common Stock under any Award made under the Plan.

          (v)   Section 409A.    The Plan and the Awards hereunder are intended to either comply with, or be exempt from, the requirements of Section 409A of the Code. To the extent that the Plan or any Award is not exempt from the requirements of Section 409A of the Code, the Plan and any such Award intended to comply with the requirements of Section 409A of the Code shall be limited, construed and interpreted in accordance with such intent. Notwithstanding the foregoing, in no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed by Section 409A of the Code or any damages relating to any failure to comply with Section 409A of the Code. To the extent required under Section 409A of the Code, (i) the provisions of Treasury Regulations Section 1.409A-3(i)(2) will apply to an Award granted hereunder and (ii) any reference to a "termination of employment or service" (or any similar term) shall mean a "separation from service" as defined in Section 409A of the Code.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/15/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. LAREDO PETROLEUM, INC. 15 W SIXTH STREET, SUITE 900 TULSA, OK 74119 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/15/2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01) Frances Powell Hawes 02) Pamela S. Pierce The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For 0 0 0 Against 0 0 0 Abstain 0 0 0 2. Approval of an amendment to the Laredo Petroleum, Inc. Omnibus Equity Incentive Plan to, among other items, increase the number of shares of common stock issuable under the plan from 24,350,000 to 29,850,000. The ratification of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2019 Advisory vote to approve the compensation of the named executive officers. 3. 4. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 0 For address change/comments, mark here. (see reverse for instructions) Please indicate if you plan to attend this meeting Yes 0 No 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000410709_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2018 ANNUAL REPORT TO STOCKHOLDERS, NOTICE AND PROXY STATEMENT is available at www.proxyvote.com LAREDO PETROLEUM, INC. Annual Meeting of Stockholders May 16, 2019 9:00 AM CDT This proxy is solicited by the Board of Directors The undersigned hereby appoints Mark Denny and Michael Beyer as proxies, each with full power of substitution, to represent and vote, as designated on the reverse side, all the shares of Common Stock of Laredo Petroleum, Inc. held of record by the undersigned on March 20, 2019, at the Annual Meeting of Stockholders to be held at the Bank of America Building, Lower Level, 15 West Sixth Street, Tulsa, Oklahoma 74119 on May 16, 2019 or any adjournment or postponement thereof. IF YOU SPECIFY A VOTE ON A PROPOSAL, YOUR PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY SHALL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING TO BE VOTED ON, THE PROXY HOLDERS WILL VOTE, ACT AND CONSENT ON THOSE MATTERS IN THE DISCRETION OF THE PROXIES. The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders, and the 2018 Annual Report to Stockholders. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000410709_2 R1.0.1.18